AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 1996
                                          REGISTRATION STATEMENT NO. 333-08657
- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
- -----------------------------------------------------------------------------

                               AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
- -----------------------------------------------------------------------------


                            MANSUR INDUSTRIES INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               FLORIDA                              3599                      65-0226813

  (STATE OR OTHER JURISDICTION OF       (Primary Standard Industrial       (I.R.S. Employer
   INCORPORATION OR ORGANIZATION)       Classification Code Number)       Identification No.)


                                                                       PAUL I. MANSUR
                                                                  CHIEF EXECUTIVE OFFICER
          8425 S.W. 129TH TERRACE                                 MANSUR INDUSTRIES, INC.
            MIAMI, FLORIDA 33156                                  8425 S.W. 129TH TERRACE
               (305) 232-6768                                       MIAMI, FLORIDA 33156
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE                            (305) 232-6768
                  NUMBER,                                 (NAME, ADDRESS, INCLUDING ZIP CODE, AND
 INCLUDING AREA CODE, OF REGISTRANT'S PRIN-                         TELEPHONE NUMBER,
          CIPAL EXECUTIVE OFFICES)                       INCLUDING AREA CODE, OF AGENT FOR SERVICE)

- -----------------------------------------------------------------------------

                               WITH COPIES TO:
- -----------------------------------------------------------------------------

           GARY M. EPSTEIN, ESQ.                                  LAWRENCE B. FISHER, ESQ.
        GREENBERG, TRAURIG, HOFFMAN,                         ORRICK, HERRINGTON & SUTCLIFFE LLP
       LIPOFF, ROSEN & QUENTEL, P.A.                                  666 FIFTH AVENUE
            1221 BRICKELL AVENUE                                  NEW YORK, NEW YORK 10103
            MIAMI, FLORIDA 33131                                       (212) 506-5000
               (305) 579-0500

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED                PROPOSED
                                              AMOUNT                   MAXIMUM                  MAXIMUM
TITLE OF EACH CLASS                            TO BE                OFFERING PRICE             AGGREGATE              AMOUNT OF
OF SECURITIES TO BE REGISTERED              REGISTERED              PER SECURITY(1)          OFFERING PRICE(1)    REGISTRATION FEE

Common Stock, $.001 par value            977,500 shares(2)         $8.00 per share         $ 7,820,000             $     2,696.55

Common Stock, $.001 par value            150,000 Shares(3)         $8.00 per Share         $ 1,200,000             $       413.79

Representative's Warrants               85,000 Warrants(4)        $.001 per Warrant        $        85                    (5)
Common Stock, $.001 par value            85,000 Shares(6)          $9.60 per Share         $   816,000             $       281.38

Total Registration Fee                                                                                             $     3,391.72(7)

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(2) Includes 127,500 Shares subject to the Underwriters' over-allotment option.

(3) Shares of Common Stock being registered for the account of certain stockholders of the Registrant, which shares, as of the closing of this offering, will be automatically issued upon conversion of $1,012,500 in principal amount of Convertible Redeemable Notes due June 10, 1997.

(4) To be issued to the Representative, as set forth on the cover page of the Prospectus comprising a portion of this Registration Statement.

(5) No fee due pursuant to Rule 457(g).

(6) Issuable upon exercise of the Underwriter's Warrants, together with such indeterminate number of shares of Common Stock as may be issuable by reason of the anti-dilution provisions contained therein.

(7) $3,327.07 of such amount was previously paid.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------

                             MANSUR INDUSTRIES INC.
                              CROSS-REFERENCE SHEET
                    Pursuant to Item 501(b) of Regulation S-K
                  Showing Location in Prospectus of Information
                         Required by Items of Form S-1.

ITEM NUMBER AND HEADING IN
 FORM S-1 REGISTRATION STATEMENT                        Location in Prospectus
- -----------------------------------------------------------------------------------------------------

1. Forepart of the Registration Statement and Outside
 Front Cover Page of Prospectus                         Outside Front Cover Page

2. Inside Front and Outside Back Cover Pages            Inside Front Cover Page; Outside Back Cover
 of Prospectus                                          Page

3. Summary Information, Risk Factors and Ratio of
 Earnings to Fixed Charges                              Prospectus Summary; Risk Factors

4. Use of Proceeds                                      Prospectus Summary; Use of Proceeds;
                                                        Management's Discussion and Analysis
                                                        of Financial Condition and Results
                                                        of Operations

5. Determination of Offering Price                      Outside Front Cover Page; Underwriting

6. Dilution                                             Risk Factors; Dilution

7. Selling Security Holders                             Not Applicable

                                                        Outside Front Cover Page; Inside Front Cover
8. Plan of Distribution                                 Page; Underwriting

9. Description of Securities to be Registered           Prospectus Summary; Capitalization;
                                                        Dividend Policy; Description of Capital
                                                        Stock; Shares Eligible for Future Sale

10. Interests of Named Experts and Counsel              Not Applicable

11. Information with Respect to the Registrant          Outside Front and Inside
                                                        Front Cover Pages;
                                                        Prospectus Summary; Risk
                                                        Factors; Dividend
                                                        Policy; Capitalization;
                                                        Selected Financial Data;
                                                        Management's Discussion
                                                        and Analysis of
                                                        Financial Condition and
                                                        Results of Operations;
                                                        Business; Management;
                                                        Certain Transactions;
                                                        Principal Shareholders;
                                                        Description of Capital
                                                        Stock; Shares Eligible
                                                        for Future Sale; Financial Statements

12. Disclosure of Commission Position on
 Indemnification for Securities Act Liabilities         Not Applicable

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                            SUBJECT TO COMPLETION
               PRELIMINARY PROSPECTUS DATED SEPTEMBER 18, 1996
PROSPECTUS
                                850,000 SHARES


                                 [MANSUR LOGO]

                                 Common Stock

   The shares of Common Stock, $.001 par value ("Common Stock"), offered hereby are offered by Mansur Industries Inc. (the "Company"). Prior to this offering, there has been no public market for the Common Stock and there can be no assurance that any such market will develop. It is anticipated that the initial public offering price will be between $7.00 and $8.00 per share. For information regarding the factors considered in determining the initial public offering price of the Common Stock, see "Underwriting." The Company has made an application to include the Common Stock on the Nasdaq Small Cap Market under the symbol "MANS."
- -----------------------------------------------------------------------------

   SEE "RISK FACTORS" ON PAGES 7 TO 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
- -----------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    PRICE TO       Underwriting            Proceeds to
                     PUBLIC         Discounts(1)           Company(2)
Per Share        $              $                   $
Total(3)            $              $                       $

(1) Does not include compensation payable to the Representative in the form of a nonaccountable expense allowance equal to 3% of the gross proceeds of this offering. In addition, see "Underwriting" for information concerning indemnification and contribution arrangements with and other compensation payable to the Underwriters.

(2) Before deducting estimated expenses of $465,750 payable by the Company, which includes the nonaccountable expense allowance payable to the Representative.

(3) The Company has granted the Underwriters a 45-day option to purchase up to 127,500 additional shares of Common Stock upon the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such over-allotment option is exercised in full, the total Price to
    Public, Underwriting Discount and Proceeds to Company will be $        ,
    $          and $         , respectively. See "Underwriting."
    -------------------------------------------------------------------------


   The shares of Common Stock are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by their counsel and to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this offering and to reject any order in whole or in part.
It is expected that delivery of the shares of Common Stock offered hereby will be made against payment on or about , 1996 at the offices of First Allied Securities Inc., New York, New York.
- -----------------------------------------------------------------------------
                      [FIRST ALLIED SECURITIES INC. LOGO]
     , 1996

                                   [PHOTOS/ART]

   The following text appears as a caption: MANSUR. The Company's line of self-contained, recycling industrial parts washers incorporate innovative, proprietary and patented waste minimization technologies and represent a significant advance over currently available machinery and processes.

   Artistic depictions of the following appear here: The Company's Series 500 SystemOne Washers, the Company's Multiprocess Jet and Immersion Washers and the Company's Series 300 SystemOne Mini Washers.

       THE FOLLOWING TEXT APPEARS AS A CAPTION: MANSUR VERSUS INDUSTRY

   An artistic depiction of the Company's Series 500 SystemOne Washer appears here.

   An artistic depiction of a large recycling plant and the recycling process employed by the Company's competitors appears here.

   The following text appears in a caption: The Company's products allow the use and re-use of the cleaning solvent by removing all the contaminants from the solvent within the cleaning unit itself, minimizing the volume of waste by-product and providing pure solvent to the customer on demand, without the costly and dangerous storage and transportation of hazardous waste.

   The following text appears as a caption: Under the most common current practice, the cleaning solvent becomes contaminated (and less effective) with repeated use and it must be stored until pick-up, when pure solvent is delivered and the contaminated solvent is generally shipped to regional refining facilities (typically on four to sixteen week cycles).

   IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR
EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMPANY'S COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
- -----------------------------------------------------------------------------

   THE COMPANY WILL FURNISH ITS SHAREHOLDERS WITH ANNUAL REPORTS CONTAINING AUDITED FINANCIAL STATEMENTS CERTIFIED BY AN INDEPENDENT AUDITING FIRM.

                              PROSPECTUS SUMMARY

   THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE NOTED, THE INFORMATION IN THIS PROSPECTUS ASSUMES (I) THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION (THE "OVER-ALLOTMENT OPTION") TO PURCHASE UP TO 127,500 SHARES OF COMMON STOCK HAS NOT BEEN EXERCISED, (II) THAT THE REPRESENTATIVE'S WARRANTS TO PURCHASE 85,000 SHARES OF COMMON STOCK HAVE NOT BEEN EXERCISED, AND (III) THAT $1,012,500 IN PRINCIPAL AMOUNT OF CONVERTIBLE NOTES (THE "CONVERTIBLE NOTES") ISSUED IN A PRIVATE FINANCING COMPLETED BY THE COMPANY IN JUNE 1996 HAS BEEN CONVERTED INTO 150,000 SHARES OF COMMON STOCK SIMULTANEOUSLY WITH THE CLOSING OF THIS OFFERING. SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "UNDERWRITING."

                                 THE COMPANY

   Mansur Industries Inc. (the "Company") has developed and obtained patent protection with respect to a full line of self-contained, recycling industrial parts washers that incorporate innovative, proprietary waste minimization technologies and represent a significant advance over currently available machinery and processes. Focusing on waste minimization rather than its removal and recovery, the Company believes that its equipment will have a major impact on the industrial parts cleaning industry and will have a broad appeal to customers, because its equipment, unlike the machines now in use, facilitates efficient and economical compliance with environmental regulations, minimizes waste disposal requirements, enhances cleaning solution utilization, and increases worker safety and productivity.


   Most machinery and equipment require oil lubrication to function properly. Removal of lubrication oils from tools and parts during automotive, aviation, marine and general industrial maintenance, service and repair operations is typically effected through the use of mineral spirit solvents which become contaminated in the cleaning process. Under the most common current practice, the solvent becomes more contaminated (and less effective) with repeated use, and, when it is saturated with oil, sludge and other contaminants as a result of the cleaning process (and frequently classified as a hazardous waste under federal and state regulations), it must be stored on site until pick-up, when pure solvent is delivered and the contaminated solvent is, generally, shipped to regional refining facilities. This off-site recycling program is typically scheduled on four to sixteen week cycles and involves both the utilization of progressively more contaminated solvent for cleaning operations until the solvent is too contaminated for use, and thereafter, the on-site storage of the hazardous solution until the periodic waste recovery service. By contrast, the Company's products allow the use and re-use of the solvent by removing all the contaminants from the solvent within the cleaning unit itself, minimizing the volume of waste by-product and providing pure solvent to the customer on demand, without the costly and dangerous storage and transportation of hazardous waste. Moreover, the small amount of waste by-product yielded in the distillation process utilized by the Company's products can typically be recycled and/or disposed of together with the customer's used motor oil, which is generally not classified as a hazardous waste. The Company's products produce by-products that have been extensively tested by the independent testing laboratory of a division of Valvoline Oil Company and the independent engineering concern of Law Engineering and Environmental Services, Inc. The Company's products have proven effective in accomplishing the distillation of contaminated solvent to yield pure solvent and a by-product comparable to used oil. The Company believes that substantially all of the Company's target customers have established systems for the handling, transportation, recycling and disposal of used motor oil.


   While the Company intends to exploit its current full line of industrial washers, and to continue its research and development of new products, it has initially focused its attention on its General Parts Washer, marketed as SystemOne(Trademark) (the "SystemOne(Trademark) Washer"). The SystemOne(Trademark) Washer consists of a washing sink mounted on top of a metal cabinet in which the distillation and recovery apparatus is contained. The equipment allows the solvent to be used, treated and re-used, on demand, without requiring off-site processing. The Company has concluded extensive testing by independent laboratories and at various commercial sites and is currently conducting test marketing in a local area within close proximity to its facilities. Demonstrator models were placed in 38 selected automotive repair facilities of national, fleet, industrial and commercial accounts. Notwithstanding the absence of a formal marketing program during the test period, the Company has, as of the date of this Prospectus, received firm purchase orders from a number of facilities in which the machines were placed, including Florida Detroit Diesel MTU (46 Units); Kelly Tractor Company and Pantropic Power Products, South Florida Caterpillar dealers (48 Units); United States Postal Service (2 Units); Southern Sanitation, a subsidiary of Waste Management, Inc. (5 Units); Broward County Mass Transit (25 Units); Greenwich Air Services Inc. (10 Units); and a number of South Florida automobile dealerships (an aggregate of 60 Units). The Company finances its SystemOne/trademark/ Washers through a third party leasing program with Oakmont Financial Services. The Company commenced commercial sales and delivery of units in July 1996 at an approximate price per unit of $2,700, and expects to deliver substantially all units ordered to date prior to December 31, 1996. As of the date of this Prospectus, the Company had delivered and recognized the sale of 44 units.

   The initial market for the Company's industrial cleaning product line includes automotive, aviation, marine and general industrial maintenance, service and repair operations. The Company believes that domestic expenditures in connection with industrial parts cleaning machines exceeds $1.0 billion annually, and that the anticipated monthly cost to the customer for the Company's products typically will not exceed, and is intended to be well below, the monthly cost of the non-recycling machines now in use. Additional competitive advantages provided by the Company's products include practical and cost effective compliance with demanding regulations of the Environmental Protection Agency; elimination of routine waste disposal costs; significant improvements in cleaning productivity; minimized cleaning solution purchases; and reduction of equipment down time for routine machine maintenance.

   The Company has retained experienced executives to head and develop its sales and marketing organization. In addition to its regional office in Miami, the Company expects to open four additional service centers in Orlando, Tampa, Jacksonville and West Palm Beach, Florida during 1996. The Company expects to pursue a national expansion program, through internal growth utilizing a network of regional distribution and service centers, as in Florida, through a strategic alliance with a national distributor, if one is available on favorable terms, or through a combination of the two. In August, the Company commenced a pilot program with First Recovery and Valvoline Oil Company, two affiliates of Ashland Inc., a multinational oil refiner and distributor of automotive related products, including Valvoline Oil and Ashland 140 Solvent, one of the brands of mineral spirits solvent used in the Company's SystemOne/trademark/ Washer. Under the pilot program, First Recovery is the exclusive distributor of the SystemOne(Trademark) Washer in the Dallas/Ft. Worth and Houston markets. The initial term of the program is one year. If the arrangement proves successful, the Company expects to negotiate a broader agreement, possibly including a national distribution program.

   The Company has manufactured all its prototype and test models at its 10,000 square foot research and development ("R&D") facility. The Company's current manufacturing capabilities include advanced Computer Aided Design/Computer Aided Manufacturing technology and state of the art manufacturing machinery. Because the Company's R&D facility can be utilized to manufacture up to 200 units of the SystemOne(Trademark) Washer per month, all manufacturing operations, including design, metal fabrication, robotic welding, painting and assembly, can be performed in the Company's R&D facility during the Company's initial roll-out phase. At present, the Company plans to continue to use its own facility for existing and new product R&D activities and to use contract manufacturers when a product achieves commercial sales levels. In order to accommodate increased demand for the SystemOne(Trademark) Washer, the Company has entered into an agreement with a contract manufacturer with respect to the manufacture of at least 3,000 units during the first year thereof. In addition, the Company has entered into negotiations with a major contract manufacturer with a 2 million square foot facility and 75 years of experience to provide the manufacturing capacity needed to meet anticipated future customer demand.

                                 THE OFFERING

Common Stock Offered  .............................850,000 shares

Common Stock Outstanding After Offering  ..........4,351,309(1)


Use of Proceeds by the Company  ...................The Company intends to apply the net proceeds of the offering for the:
                                                   development of manufacturing capacity; development of marketing, sales and service centers and a fleet of service vehicles; development of corporate headquarters and research and development facilities; purchase of raw materials and inventory; and working capital and general corporate purposes. See "Use of
                                                   Proceeds."


Risk Factors ......................................This offering involves a high degree of risk and immediate substantial dilution.
                                                   See "Risk Factors" and "Dilution."
Proposed Nasdaq SmallCap Symbol  ..................MANS

- -----------------------------------------------------------------------------

(1) Does not include an aggregate of 375,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant and future restricted stock awards under the Company's Incentive Compensation Plan. See "Underwriting" and "Management--Incentive Compensation Plan."

   Mansur Industries Inc. was incorporated in Florida in 1990. The Company's principal executive office is located at 8425 S.W. 129th Terrace, Miami, Florida 33156, and its telephone number is (305) 232-6768.

                            SUMMARY FINANCIAL DATA

   The summary financial information set forth below should be read in conjunction with financial statements appearing elsewhere in this Prospectus.

                                                        YEAR ENDED DECEMBER 31,
                                      ---------------------------------------------------------
                                         1991(1)         1992           1993           1994
                                      ------------- ------------  ------------- -------------
STATEMENT OF OPERATIONS DATA:
Operating expenses:
 General and administrative  .......    $    8,502   $     8,971    $    81,886    $   268,414
 Research and development ..........       128,439        31,924         69,256        178,146
                                      ------------- ------------  ------------- -------------
  Total operating expenses .........       136,941        40,895        151,142        446,560
                                      ------------- ------------  ------------- -------------
Interest (expense), net ............            --      (16,299)       (16,360)       (46,312)
Exchange (expense) on redeemable
  preferred stock ..................            --           --            --            --
Loss on disposition of property and
  equipment ........................            --      (39,560)       (18,000)            --
                                      ------------- ------------  ------------- -------------
Net (loss) .........................      (136,941)      (96,754)      (185,502)      (492,872)
Dividends on redeemable preferred
  stock ............................            --           --        (8,328)       (53,929)
Net (loss) to common shares  .......    $ (136,941)   $  (96,754)    $ (193,830)    $ (546,801)
                                      =============  ============   =============  =============
Net (loss) per common share(2)  ....    $    (0.07)   $    (0.05)    $    (0.10)    $    (0.27)
                                      =============  ============   =============  =============
Weighted average shares
  outstanding(2) ...................     2,000,000     2,000,000      2,000,000      2,000,000

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                            SIX MONTHS ENDED
                                                               JUNE 30,
                                                      ------------------------------
                                            1995            1995            1996
                                      --------------- -------------  ---------------
STATEMENT OF OPERATIONS DATA:
Operating expenses:
 General and administrative  .......    $   907,393     $   418,079     $    622,641
 Research and development ..........        393,874         162,732          365,435
                                      --------------- -------------  ---------------
  Total operating expenses .........      1,301,267         580,811          988,076
                                      --------------- -------------  ---------------
Interest (expense), net ............        (17,878)        (26,462)         (13,094)
Exchange (expense) on redeemable
  preferred stock ..................             --             --        (344,631)
Loss on disposition of property and
  equipment ........................             --             --              --
                                      --------------- -------------  ---------------
Net (loss) .........................     (1,319,145)       (607,273)      (1,345,801)
Dividends on redeemable preferred
  stock ............................       (222,067)        (75,066)        (147,000)
Net (loss) to common shares  .......    $(1,541,212)     $ (682,339)     $(1,492,801)
                                      ===============  =============   ===============
Net (loss) per common share(2)  ....    $     (0.66)     $    (0.34)     $     (0.53)
                                      ===============  =============   ===============
Weighted average shares
  outstanding(2) ...................      2,335,140       2,000,000        2,799,071

                                                                      DECEMBER 31,                     JUNE  30, 1996
                                       -----------------------------------------------------------  -------------------------
                                           1991(1)     1992       1993       1994         1995       ACTUAL     AS ADJUSTED(3)
                                       ------------ ---------- ---------- -----------  ------------ ----------  --------------

BALANCE SHEET DATA:
WORKING CAPITAL .....................    $(414,148) $(407,230) $ (94,055)  $ (238,752) $   613,188) $ (216,966)  $5,921,034
TOTAL ASSETS ........................      338,225    265,932    493,751      756,942    1,452,942   1,562,712    6,628,212
CURRENT LIABILITIES..................      423,166    447,627    289,276      345,328      515,323   1,446,414      373,914
LONG-TERM LIABILITIES................            0          0          0      700,011      154,165     129,014      129,014
TOTAL LIABILITIES ...................      423,166    447,627    289,276    1,045,339      669,488   1,575,428      502,928
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)       (84,941)  (181,695)  (375,525)    (922,326)  (1,790,409)    (12,716)   6,125,284


- -----------------------------------------------------------------------------

(1) Information provided for the period from November 13, 1990 (inception) to December 31, 1991.

(2) See Note 1 to Notes to Financial Statements for information concerning the computation of net loss per share.

(3) The information provided has been adjusted to reflect (i) the issuance of 150,000 shares of Common Stock as a result of the conversion of the Convertible Notes; and (ii) the sale of 850,000 shares of Common Stock offered hereby at an assumed initial public offering price of $7.50 per share and the initial application of the estimated net proceeds therefrom. See "Capitalization" and "Use of Proceeds." The information provided has not been adjusted to reflect that the Company issued $500,000 in principal amount of Short Term Notes as of September 9, 1996.

    See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                 RISK FACTORS

   THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE MAKING AN INVESTMENT DECISION.

   LIMITED OPERATING HISTORY; SIGNIFICANT AND CONTINUING LOSSES. The Company was formed in November 1990 and was a development stage company through June 30, 1996. Since its inception in November 1990, the Company has devoted substantially all of its resources to research and development programs relating to its full line of self contained, recycling industrial parts washers. As a result of such efforts, from inception until June 30, 1996, the Company accumulated a deficit of $3,577,015. It has only recently commenced the marketing and sale of one of its product lines on a limited basis, and has a limited operating history upon which an evaluation of the Company's performance and prospects can be made. The Company's prospects must be considered in light of the numerous risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business in an industry characterized by vigorous competition and regulatory requirements. Since inception, the Company has incurred significant losses, including losses of $492,872 and $1,319,145, for the years ended December 31, 1994 and 1995, respectively, and a loss of $1,345,801 for the six months ended June 30, 1996. Losses are continuing through the date of this Prospectus. Inasmuch as the Company's operating expenses have increased and can be expected to continue to increase significantly in connection with the Company's proposed expansion, including the development of manufacturing capabilities, the development and establishment of regional sales, service and technological support centers and a service fleet, the development of a larger corporate headquarters and research and development facility, and the purchase of raw materials and inventory, the Company anticipates that losses and negative operating cash flow will continue until such time, if ever, as the Company is able to generate sufficient revenues to offset its operating costs and the costs of continuing expansion. There can be no assurance that the Company will generate significant revenues or ever achieve profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Financial Statements.

   UNCERTAINTY OF MARKET ACCEPTANCE. To date, the Company's products have been marketed in limited geographic areas and for a limited period of time and, thus, have achieved only limited market acceptance. As of the date of this Prospectus, the Company has received firm purchase orders for 196 SystemOne/trademark/ Washers and anticipates delivering substantially all of the ordered units prior to December 31, 1996. As of the date of this Prospectus, the Company had delivered and recognized the sale of 44 units. The Company is attempting to market a new product which relies on a fundamental change in the way parts and tools are cleaned and solvent utilized, an activity pattern which has been relatively consistent within the target industries in the past. As is typically the case with an emerging business concept, demand and market acceptance for newly introduced products and services are subject to a high level of uncertainty. The Company has limited marketing experience and limited financial, marketing, personnel and other resources to undertake extensive marketing activities. The Company's success will be largely dependent on the Company's ability to position its products as a preferred method for cleaning parts. The Company believes that substantially all its target customers currently utilize competitive parts cleaning equipment. Potential customers may elect to utilize devices or methods with which they are more familiar or which they believe to be more efficient or have other advantages over the Company's system. Accordingly, achieving market acceptance for the Company's products will require substantial marketing efforts and expenditure of significant funds to educate automotive dealership and repair facilities and other potential users of the products of the distinctive characteristics and benefits of the Company's products as well as their environmental and cost savings advantages. There can be no assurance that the Company's efforts will result in significant initial or continued market acceptance for the Company's products or that the Company will succeed in positioning its products as a preferred method for cleaning parts. See "Business--Marketing and Servicing Strategy."

   INDUSTRY COMPETITION. The parts cleaning industry is characterized by intense competition, and the industry is dominated by Safety-Kleen, Inc. A number of other companies provide parts cleaning equipment and services. While the Company believes that none of its competitors offer a product with the same features as the Company's products, many customers may view the products as functionally equivalent, and there can be no assurance that functionally equivalent products will not become available in the near future. In addition, there are numerous companies involved in the waste management industry, including waste hauling companies and companies engaged in waste separation, recovery and recycling, which may have the expertise and resources that would encourage them to attempt to develop and market products which would compete with the Company's products or render them obsolete or less marketable. Safety-Kleen, Inc., as well as most of the companies marketing such waste disposal services or products or with the potential to do so, are well established, have substantially greater financial and other resources than the Company, and have established reputations relating to product design, development, marketing and support. There can be no assurance that the Company's financial performance and prospects will not be negatively affected if Safety-Kleen, Inc. materially lowers the price to customers of its parts washers, or that the Company will be able to compete successfully. See "Business--Competition."

   RISKS ASSOCIATED WITH RAPID EXPANSION. The Company has achieved limited growth to date and has limited experience in effectuating rapid expansion or in managing operations which are geographically dispersed. Expansion of the Company's operations will be dependent on, among other things, the Company's ability to achieve significant market acceptance for its products, successfully locate, establish and operate Service Centers, hire and retain skilled management, marketing, technical and other personnel, secure adequate sources of supply on a timely basis and on commercially reasonable terms, successfully manage growth (including monitoring operations, controlling costs and maintaining effective quality controls), and maintain a third party leasing program capable of financing the customer's acquisition of the Company's products in a timely manner. To date, a substantial portion of the Company's products have been installed on a test basis in automotive dealership and repair facilities concentrated in limited geographic markets near the Company's headquarters. The Company's growth prospects will be largely dependent upon its ability to achieve greater penetration in these markets as well as significant penetration in new geographic markets. The Company's prospects could be adversely affected by declines in the automotive sales, maintenance or service industries or the economy generally, which could result in reduction or deferral of capital expenditures by prospective customers. The Company's future growth will also be dependent upon the Company's ability to achieve a sufficient installed base of its products. The Company may also seek to expand its operations through the acquisition of existing companies with customer bases that would appear to have needs for the Company's product line. There can be no assurance that the Company will be able to successfully expand its operations. See "Business--Marketing and Servicing Strategy."

   DEPENDENCE ON OFFERING PROCEEDS TO IMPLEMENT PROPOSED EXPANSION; POSSIBLE NEED FOR ADDITIONAL FINANCING. The Company's capital requirements have been and will continue to be significant. The Company is dependent on and intends to use a substantial portion of the proceeds of this offering to implement its proposed expansion. The Company anticipates, based on currently proposed plans and assumptions relating to its operations (including the anticipated costs associated with, and timetable for, its proposed expansion), that the proceeds of this offering, together with cash flow from operations, will be sufficient to satisfy its contemplated cash requirements for at least 12 months following the consummation of this offering. In the event that the Company's plans change, its third party lease financing arrangement does not function as anticipated, its assumptions change or prove to be inaccurate or if the proceeds of this offering or cash flow otherwise prove to be insufficient to fund expansion (due to unanticipated expenses, delays, problems, difficulties or otherwise), the Company has plans to restructure its operations to minimize cash expenditures and/or obtain additional financing in order to support its plan of operations. The Company has no current arrangements with respect to, or sources of, additional financing and there can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. Although the Company believes that available third party lease financing may help offset the Company's cost structure for product rollout, a significant level of demand for the Company's products will, in all likelihood, initially result in significant up-front capital expenditures without corresponding cash flow. Any additional equity financing may involve dilution to the interests of the Company's then existing shareholders. If adequate funds are not available from additional sources of financing, the Company's business may be materially adversely affected. See "Use of Proceeds."

   RISKS ASSOCIATED WITH PRODUCT FINANCING. The Company has entered into a third party lease financing arrangement (the "Product Financing Agreement") with Oakmont Financial Services ("Oakmont"), pursuant to which Oakmont has agreed to provide third party leasing services. If the Company breaches certain warranties, Oakmont has the right to require the Company to repurchase the leased unit from Oakmont. Specifically, the Company has agreed to make the following warranties upon each sale to Oakmont, which warranties provide Oakmont with a basis for recourse against the Company for certain customer failures: (i) to the best of the Company's knowledge, the customer will use the SystemOne/trademark/ Washer principally for commercial purposes; (ii) to the best of the Company's knowledge, the lease and related documents have been duly executed and delivered; (iii) the lease incorporates all of the representations and warranties made by the Company to the lessee; (iv) all dealings by the Company with the lessee have been in accordance with all applicable laws and regulations; (v) the conduct of the Company in developing a lease will not subject Oakmont to suit or administrative proceeding; (vi) the lessee has no defense, offset or counterclaims as to the enforcement of the lease arising out of the conduct or failure to perform of the Company; (vii) the Company does not know of any fact which indicates the uncollectibility of the lease; (viii) to the best of the Company's knowledge the information provided by the lessee to the Company and Oakmont is accurate and complete; (ix) except for funds which Oakmont has agreed the Company is entitled to retain, the Company has not retained any funds given to it by a lessee; and (x) title to the SystemOne/trademark/ Washer has vested in Oakmont free and clear of any liens of persons claiming by, through or under the Company. In the event the Company breaches one of the foregoing warranties and fails to cure the breach, the Product Financing Agreement requires the Company to purchase from Oakmont the leased SystemOne/trademark/ Washer and Oakmont's rights under the lease agreement with the customer for an amount equal to the sum of all lease payments then due and owing under the lease, all lease payments payable from the date of default to the end of the lease term and twenty percent of the equipment cost, less any applicable deposit which may be retained by Oakmont. Where required by applicable law, the foregoing amounts are required to be calculated using the discounted present value of the subject lease payments. To the extent that the Company is required to use a portion of the proceeds of this offering to repurchase units from Oakmont, the Company will have less resources available to it for other purposes. Oakmont has the right to review the creditworthiness of proposed lessees and to withhold financing on the basis of its credit review. While the Company may terminate its agreement with Oakmont if Oakmont consistently refuses to approve the credit of the Company's proposed lessees, any such termination, in the absence of alternative financing programs, could have a material adverse effect on the Company. The Company is not likely to utilize third party financing with respect to units leased under its pilot marketing program with First Recovery and Valvoline Oil Company, but will, instead, use a portion of the proceeds of this offering. See "Use of Proceeds", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Marketing and Servicing Strategy."

   DEPENDENCE ON ENVIRONMENTAL LEGISLATION. In recent years, government authorities have adopted extensive regulations regulating the storage, handling, shipment, recycling and/or disposal of hazardous waste, including contaminated solvent used in industrial parts washers. The Company believes that continuing initiatives of federal, state and local government authorities and increasing storage and hauling costs and disposal fees will create incentives for customers to use the Company's products. Failure by government authorities to continue to implement such legislation or significant relaxation of such requirements or enforcement thereof could have a material adverse effect on the Company's business and prospects. Moreover, while the Company believes that the utilization of its products as intended does not constitute the generation, treatment or disposal of hazardous waste and that its products yield pure solvent and a residue that is not classified as hazardous waste, but may, rather, be disposed of or utilized as used motor oil, there can be no assurance that environmental agencies will reach the same conclusion. If the utilization of the Company's products constitutes the generation, treatment or disposal of hazardous waste, if the residue is classified as hazardous waste, or if used motor oil itself is classified as hazardous waste, the Company will lose a significant competitive advantage. The Company believes that certain of its competitors have attempted and are continuing their efforts to have used motor oil classified as a hazardous waste. See "Business--Industry Overview" and "Risk Factors--Potential Warranty Expense and Product Liability."

   DEPENDENCE ON THIRD-PARTY MANUFACTURING ARRANGEMENTS. The Company will be dependent on a number of third parties for its components and for the manufacture of a large portion of its finished units. Although the Company has entered into a SystemOne/trademark/ Washer supply agreement with a contract manufacturer and believes that several alternative manufacturing sources are readily available, failure by its current manufacturer to continue to supply the Company on commercially reasonable terms, or at all, in the absence of readily available alternative sources, would have a material adverse effect on the Company. The Company is substantially dependent on the ability of its 42 component and raw material suppliers and contract manufacturer, among other things, to satisfy performance and quality specifications and dedicate sufficient production capacity for components and raw materials within scheduled delivery times. See "Business--Manufacturing and Supply."

   PATENTS, TRADEMARKS AND PROPRIETARY INFORMATION. The Company holds four United States patents and has four United States patents pending with respect to the Company's products. Two of the four pending patents have been allowed by the U.S. Patent Office and are awaiting issuance. Other parts washing machines which may not be covered by the Company's patents are currently in commercial distribution by the Company's competitors. The Company has applied for international patents in Canada, Mexico, Europe and Japan and anticipates that it will apply for additional patents as deemed appropriate. The Company believes that patent protection is important to its business and that it could be required to expend significant funds in connection with enforcing or defending its patent rights. There can be no assurance as to the breadth or degree of protection which existing or future patents, if any, may afford the Company, that any unissued patent applications will result in issued patents or that patents will not be circumvented or invalidated. It is possible that the Company's existing patent rights may not be valid although the Company believes that neither its products nor processes now infringe or will infringe patents or violate proprietary rights of others. It is possible that infringement of existing or future patents or proprietary rights of others may occur. In the event that the Company's products or processes infringe patents or proprietary rights of others, the Company may be required to modify the design or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions or at all. Failure to do any of the foregoing could have a material adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement, proprietary rights violation action or alleged infringement or violation action. Moreover, if the Company's products or processes infringe patents or propriety rights of others, the Company could, under certain circumstances, become the subject of an immediate injunction and be liable for damages, which could have a material adverse effect on the Company. See "Business--Patents, Trademarks and Proprietary Technology."

   The Company also relies on trade secrets and proprietary know-how and employs various methods to protect the concepts, ideas and documentation of its proprietary information. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such know-how or obtain access to the Company's know-how, concepts, ideas and documentation. Although the Company has and expects to have confidentiality agreements with its employees, suppliers and appropriate vendors, there can be no assurance that such agreements will adequately protect the Company's trade secrets. Since the Company believes that its proprietary information is important to its business, failure to protect such information could have a material adverse effect on the Company. See "Business--Patents, Trademarks and Proprietary Information."

   POTENTIAL WARRANTY EXPENSE AND PRODUCT LIABILITY. The Company unconditionally warrants its products to be free of material defects for 60 months. In addition the Company warrants to users that if, for any reason, the residue generated by its System One/trademark/ Washer cannot be recycled and/or disposed of as used oil, the Company will pay for any required recovery and disposal services. Accordingly, the

Company could incur significant warranty expenses as a result of defects in its products or a change in federal or state regulations pertaining to the disposal of cleaning residue. Since the Company only recently commenced its planned principal operations, the reserve account it will establish for warranty expense will be derived without the benefit of historical figures and actual warranty expenses could exceed the amount which will be established as a reserve. The Company may also be exposed to potential product liability claims by its customers and users of its products. The Company maintains product liability insurance coverage of $5,000,000 in the aggregate and $5,000,000 per occurrence. The Company believes such insurance provides adequate coverage for the types of products currently marketed by the Company. There can be no assurance, however, that such insurance will be sufficient to cover potential claims or that an adequate level of coverage will be available in the future at a reasonable cost. A partially insured or completely uninsured successful claim against the Company could have a material adverse effect on the Company. See "Business--Sales Financing and Service Programs" and "--Product Liability and Insurance."

   DEPENDENCE ON KEY PERSONNEL. The success of the Company will be largely dependent on the personal efforts of Pierre Mansur, its Chairman of the Board and President and the inventor of the Company's products, Paul Mansur, its Chief Executive Officer, and other key personnel. Although the Company has entered into employment agreements with Pierre Mansur and Paul Mansur which expire in September 1997, the loss of the services of either of such individuals or certain other key employees, could have a material adverse effect on the Company's business and prospects. The Company has obtained and is the sole beneficiary of "key-man" life insurance on Pierre Mansur and Paul Mansur each in the amount of $1,000,000. The success of the Company is also dependent upon its ability to hire and retain additional qualified marketing, technical and other personnel. There can be no assurance that the Company will be able to hire or retain such personnel. See "Management."

   CONTROL BY MANAGEMENT. After consummation of this offering, Pierre Mansur will beneficially own approximately 46% of the Company's outstanding Common Stock. Accordingly, Pierre Mansur will be in a position to effectively control the Company, including the election of all of the directors of the Company. See "Management" and "Principal Shareholders."

   BROAD DISCRETION IN APPLICATION OF PROCEEDS; POSSIBLE BENEFITS TO RELATED PARTIES. Approximately $572,000 (11%) of the estimated net proceeds from this offering has been allocated to working capital and general corporate purposes. Accordingly, the Company's management will have broad discretion as to the application of such proceeds. In addition, the Company may use a portion of the net proceeds allocated to working capital to pay salaries and benefits of executive officers over the 12 months following the consummation of this offering to the extent cash flow is insufficient for such purpose.
See "Use of Proceeds."

   DIVIDENDS. The Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any cash dividends in the foreseeable future. See "Dividend Policy."

   DILUTION. The assumed initial offering price of $7.50 is substantially higher than the net tangible book value per share of Common Stock. Investors purchasing shares of Common Stock in this offering will incur immediate and substantial dilution of approximately $6.10 (81%) per share of Common Stock from the assumed initial public offering price. See "Dilution."

   INEXPERIENCE OF REPRESENTATIVE. The Representative was registered as a broker dealer on March 29, 1994. The Representative was relatively inactive for a period of time and was reactivated under its present ownership structure on December 15, 1994. The Representative does not have extensive experience as an underwriter of public offerings of securities, having acted as the managing underwriter for three public offerings. The Representative is a relatively small firm and no assurance can be given that the Representative will participate as a market maker in the Common Stock. In the event the Representative does not participate as a market maker the liquidity in the Company's Common Stock may be adversely affected. See "Underwriting."

   NO PRIOR TRADING MARKET; POTENTIAL VOLATILITY OF STOCK PRICE. Prior to this offering, there has been no public market for the Common Stock, and no assurance can be given that an active trading market will develop or be sustained after this offering. Since there has been no trading market, the initial public offering price of the Common Stock may not bear any relationship to the actual value of the Common Stock. The initial public offering price was established by negotiations between the Company and the Representative, is not necessarily related to the Company's asset value, net worth or other established criteria of value, and may not be indicative of prices that will prevail in the trading market. The stock market has experienced significant price and volume fluctuations that are often unrelated to the operating performance of particular companies. The market price of the Common Stock, similar to that of securities of other development stage companies, is likely to be highly volatile. Factors such as the results of studies and trials by the Company or its competitors, other evidence of the efficacy of products of the Company or its competitors, announcements of technological innovations or new products by the Company or its competitors, changes in governmental regulation, developments in patent or other proprietary rights of the Company or its competitors, including litigation, fluctuations in the Company's operating results and changes in general market conditions could have a significant impact on the future price of the Common Stock. See "Underwriting."

   NO PRIOR TRADING MARKET; POSSIBLE DELISTING FROM NASDAQ SMALLCAP MARKET; DISCLOSURE RELATING TO LOW PRICED STOCKS. Prior to this offering there has been no public trading market for the Common Stock. The Common Stock has been approved for quotation on Nasdaq SmallCap Market; however, there can be no assurance that a trading market will develop or, if developed, that it will be maintained. In addition, there can be no assurance that the Company will in the future meet the maintenance criteria for continued quotation of the securities on Nasdaq SmallCap Market. The continued quotation criteria for Nasdaq SmallCap Market includes, among other things, $2,000,000 in total assets, $1,000,000 in capital and surplus, a public float of 100,000 shares with a market value equal to $200,000, two market makers and a minimum bid price of $1.00 per share of common stock. If an issuer does not meet the $1.00 minimum bid price standard, it may, however, remain on the Nasdaq SmallCap Market if the market value of its public float is at least $1,000,000 and the issuer has at least $2,000,000 in equity. If the Company were removed from the Nasdaq SmallCap Market, trading, if any, in the Common Stock would thereafter have to be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, the NASD's OTC Electronic Bulletin Board. As a result, an investor would find it more difficult to dispose of, and to obtain accurate quotations as to the value of such securities.

   In addition, if the Common Stock is delisted from trading on the Nasdaq SmallCap Market and the trading price of the Common Stock is less than $5.00 per share, trading in the Common Stock would also be subject to the requirements of Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under such rule, broker/dealers who recommend such low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the Securities and Exchange Commission, any equity security not traded on an exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the Common Stock and the ability of purchasers in this offering to sell their securities in the secondary market. There can be no assurance that the Common Stock will not be delisted or treated as a penny stock.

   EFFECT OF ANTI-TAKEOVER LEGISLATION; POSSIBLE ADVERSE EFFECT OF ISSUANCE OF PREFERRED STOCK ON MARKET PRICE AND RIGHTS OF COMMON STOCK. The State of Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority vote of a corporation's disinterested shareholders. The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested directors or shareholders of certain specified transactions between a public corporation and holders of more than

10% of the outstanding voting shares of the corporation (or their affiliates). Mr. Pierre Mansur's initial acquisition of Common Stock was not subject to the provisions of the Control Share Act. Future acquisitions of the Common Stock of the Company by Mr. Mansur will not trigger the provisions of the Control Share Act provided any such acquisition has been approved by the Company's board of directors. The Company's Articles of Incorporation authorize the issuance of 1,500,000 shares of "blank check" Preferred Stock ("Preferred Stock") with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of any series of Preferred Stock having rights superior to those of the Common Stock may result in a decrease in the value or market price of the Common Stock. Holders of Preferred Stock to be issued in the future may have the right to receive dividends and certain preferences in liquidation and conversion rights. The issuance of such Preferred Stock could make the possible takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which shareholders may receive premiums for their Common Stock and adversely affect the voting and other rights of the holders of the Common Stock. The Company may in the future issue additional shares of its Preferred Stock. See "Description of Securities."

   SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS. Upon the consummation of this offering, the Company anticipates that it will have 4,351,309 shares of Common Stock outstanding. Of such shares, 850,000 shares are freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), unless held by an "affiliate" of the Company. The remaining 3,501,309 shares of Common Stock are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. Of such remaining shares: (i) 2,656,729 shares are currently eligible for sale under Rule 144; (ii) 150,000 shares are registered for resale pursuant to an effective registration statement; and (iii) the remainder will become eligible for sale under Rule 144 at various times prior to June 1998. No prediction can be made as to the effect, if any, that sales or shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Shares Eligible for Future Sale."

   FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK. This prospectus contains forward-looking statements, including statements regarding, among other items
(i) the Company's growth strategies, (ii) the impact of the Company's products and anticipated trends in the Company's business, and (iii) the Company's ability to enter into contracts with certain suppliers and strategic partners. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described herein, including, among others, regulatory or economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate.

                               USE OF PROCEEDS

   The net proceeds to be received by the Company from the sale of the shares of Common Stock offered hereby are estimated to be approximately $5,271,750 based on an assumed initial public offering price of $7.50 per share (approximately $6,103,688 if the Underwriters' over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

                                                                              APPROXIMATE
                                                            APPROXIMATE       PERCENTAGE
                APPLICATION OF PROCEEDS                    DOLLAR AMOUNT    OF NET PROCEEDS
- ------------------------------------------------------- ---------------- ----------------
Development of manufacturing capacity(1) ..............     $   750,000            14%
Development of marketing, sales and service centers
  and service fleet(2) ................................       1,000,000             19
Development of corporate headquarters and research and
  development facilities(3) ...........................         700,000             13
Purchase of raw materials and inventory(4) ............       1,750,000             33
Working capital and general corporate purposes(5)  ....       1,071,750             21
                                                         ---------------- ----------------
  Total ...............................................     $5,271,750            100%
                                                         ================  ================

- --------

(1) Represents the estimated cost of developing the Company's manufacturing capabilities, primarily for research and development, testing and initial pre-commercial manufacturing operations, including certain property, plant and equipment costs, set-up costs, hard and soft tooling costs and custom mold development costs over the next 12 months. See "Business--Manufacturing and Supply" and "--Research and Development."

(2) Represents the estimated cost of developing sales, service and technological support centers and a fleet of service vehicles throughout Florida and the eastern United States over the next 12 months. See "Business--Marketing and Servicing Strategy."

(3) Represents the estimated cost of developing a larger corporate headquarters and research and development facility, including the cost of a client server computer system, over the next 12 months. See
    "Business--Research and Development."

(4) Represents the estimated cost of raw materials and finished goods inventory that may be held by the Company, as well as the cost of units provided under its pilot marketing program with First Recovery and Valvoline Oil Company for which the Company will not use third party financing.

(5) Such figure includes the cost of retiring the Short Term Notes. As of September 9, 1996, the Company issued $500,000 in principal amount of Short Term Notes in a private financing. The Short Term Notes bear interest at a rate of 4% through September 1996 and 12% thereafter. The Short Term Notes are due and payable on September 4, 1997, or, if earlier, upon the consummation of this offering. The Company intends to utilize the proceeds of the Short Term Notes for the same purposes as the proceeds of this offering are to be applied, with the exception that none of the proceeds of the Short Term Notes will be used to develop a corporate headquarters or a research and development facility.

   The foregoing represents the Company's best estimate of its allocation of the net proceeds of this offering based upon the current status of its business operations, its current plans, and current economic and industry conditions. Future events, as well as changes in economic or competitive conditions or the Company's business and the results of the Company's sales and marketing activities may make shifts in the allocation of funds within or between each of the items referred to above necessary or desirable.

   If the Underwriters exercise the over-allotment option in full, the Company will realize additional net proceeds of approximately $832,000 which will be added to the Company's working capital.

   The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the proceeds of this offering, together with projected cash flow from operations, will be sufficient to satisfy its contemplated cash requirements for at least 12 months following the consummation of this offering. In the event that the Company's plans change or its assumptions change or prove to be inaccurate or if the proceeds of this offering or cash flow prove to be insufficient (due to unanticipated expenses or otherwise), the Company has plans to restructure its operations to minimize cash expenditures and/or obtain additional financing in order to support its plan of operations. There can be no assurance that additional financing will be available to the Company on commercially reasonable terms, or at all.

   Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

                                   DILUTION

   The difference between the initial public offering price per share of Common Stock and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.


   At June 30, 1996, the net tangible book value of the Company was $(37,170), or $(.01) per share. After giving effect to the sale of 850,000 shares of Common Stock offered hereby at an assumed initial public offering price of $7.50 per share and deducting underwriting discounts and commissions and estimated expenses of the offering, and assuming the conversion of the Convertible Notes into 150,000 shares of Common Stock, the pro forma net tangible book value of the Company as of June 30, 1996 would have been $6,100,830, or $1.40 per share. This represents an immediate increase in net tangible book value of $1.41 per share to the existing shareholders and an immediate dilution of $6.10 (81%) per share to new investors. The following table illustrates this dilution, on a per share basis:


 INITIAL PUBLIC OFFERING PRICE OF COMMON STOCK  ...              $7.50
 Net tangible book value before offering  ........    $(.01)
 Increase attributable to new investors  .........     1.41
Pro forma net tangible book value after offering                  1.40
                                                               --------
Total dilution to new investors ..................               $6.10
                                                               ========

If the Underwriters' over-allotment option is exercised in full, the pro forma net tangible book value of the Company as of June 30, 1996 will be $6,932,768, or $1.59 per share. This represents an immediate increase in net tangible book value of $1.60 per share to the existing shareholders and an immediate dilution of $5.90 (79%) per share to new investors.


   The following table summarizes, as of June 30, 1996, the total number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid (assuming an initial public offering price of $7.50 per share) by the existing shareholders and the new investors.

                                         PERCENT                           PERCENT          AVERAGE
                            SHARES       OF TOTAL       AGGREGATE          OF TOTAL          PRICE
                           PURCHASED      SHARES      CONSIDERATION     CONSIDERATION      PER SHARE
                         ------------ -----------  ---------------- ---------------- ------------
Existing Shareholders      3,501,309       80.5%       $ 4,142,500           39.4%           $1.18
New Investors .........      850,000       19.5%         6,375,000           60.6%           $7.50
                         ------------ -----------  ---------------- ----------------
Total .................    4,351,309      100.0%        10,517,500          100.0%
                         ============  ===========   ================  ================

   If the Underwriters' over-allotment option is exercised in full, the new investors will have paid $7,331,250 for 977,500 shares of Common Stock, representing 63.9% of the total consideration for 21.8% of the total number of shares outstanding.

                               DIVIDEND POLICY

   The Company intends to retain all future earnings for the operation and expansion of its business and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future determination as to the payment of cash dividends will depend on a number of factors, including future earnings, results of operations, capital requirements, the financial condition and prospects of the Company and any restrictions under credit agreements existing from time to time, as well as such other factors as the Board of Directors may deem relevant. No assurance can be given that the Company will pay any dividends in the future.

                                CAPITALIZATION


   Set forth below is the capitalization of the Company at June 30, 1996, and as adjusted to reflect the Company's issuance of 850,000 shares of Common Stock in this offering at an assumed initial public offering price of $7.50 per share and the automatic conversion of the Convertible Notes. See Note 4(B) of Notes to Financial Statements.

                                                                              JUNE 30, 1996
                                                                      -----------------------------
                                                                          ACTUAL       AS ADJUSTED
                                                                      ------------- --------------
DEBT:
Short-term debt ....................................................    $1,012,500     $        0(1)
Current installments of long-term debt .............................        48,786         48,786
Long-term debt, excluding current installments .....................       129,014        129,014
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred Stock, $1 par value; 1,500,000 shares authorized;
  no shares issued and outstanding .................................             0              0
Common Stock, $.001 par value; 25,000,000 shares authorized;
  3,351,309 and 4,351,309 shares issued and outstanding,
  respectively .....................................................         3,351          4,351
Additional paid in capital .........................................     3,560,948      9,697,948
Deficit accumulated during the development stage ...................     3,577,015      3,577,015
                                                                      ------------- --------------
 Total stockholders' equity (deficit) ..............................       (12,716)     6,125,284
                                                                      ------------- --------------
Total capitalization ...............................................    $1,177,584     $6,303,084
                                                                     =============  =============

- -----------
(1) The information provided has not been adjusted to reflect that the Company issued $500,000 in principal amount of Short Term Debt as of September 9, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations --Liquidity and Capital Resources."

                           SELECTED FINANCIAL DATA

   The selected financial data set forth below has been derived from the financial statements of the Company. The financial statements as of and for the period from November 13, 1990 (inception) through December 31, 1991 and for the years ended December 31, 1992, 1993, 1994 and 1995 have been audited by KPMG Peat Marwick LLP, independent certified public accountants. In the opinion of the Company, the financial information for each of the six month periods ended June 30, 1995 and 1996, which is unaudited, includes all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of its financial position and results of operations for these periods. The statement of operations data for the six month period ended June 30, 1996 is not necessarily indicative of the results of operations that may be expected for the full year. The selected financial data presented below should be read in conjunction with the Company's financial statements, related notes, and other financial information contained in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                  YEAR ENDED DECEMBER 31,
                                  ---------------------------------------------------------
                                     1991(1)         1992           1993           1994
                                  ------------- ------------  ------------- -------------
STATEMENT OF OPERATIONS DATA:
Operating expenses:
 General and administrative  ...    $     8,502   $     8,971    $   81,886     $  268,414
 Research and development  .....       128,439        31,924         69,256        178,146
                                  ------------- ------------  ------------- -------------
  Total operating expenses  ....       136,941        40,895        151,142        446,560
                                  ------------- ------------  ------------- -------------
Interest (expense), net ........            --      (16,299)       (16,360)       (46,312)
Exchange (expense) on
  redeemable preferred stock ...            --           --            --            --
Loss on disposition of property
  and equipment ................            --      (39,560)       (18,000)            --
                                  ------------- ------------  ------------- -------------
Net (loss) .....................      (136,941)      (96,754)      (185,502)      (492,872)
Dividends on redeemable
  preferred stock ..............            --           --        (8,328)       (53,929)
                                  ------------- ------------  ------------- -------------
Net (loss) to common shares  ...    $ (136,941)   $  (96,754)    $ (193,830)    $ (546,801)
                                  =============  ============   =============  =============
Net (loss) per common
  share(2) .....................    $    (0.07)   $    (0.05)    $    (0.10)    $    (0.27)
                                  =============  ============   =============  =============
Weighted average shares
  outstanding(2) ...............     2,000,000     2,000,000      2,000,000      2,000,000

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                         SIX MONTHS ENDED
                                                             JUNE 30,
                                  --------------- ------------------------------
                                        1995            1995            1996
                                  --------------- -------------  ---------------
STATEMENT OF OPERATIONS DATA:
Operating expenses:
 General and administrative  ...    $   907,393     $   418,079     $    622,641
 Research and development  .....        393,874         162,732          365,435
                                  --------------- -------------  ---------------
  Total operating expenses  ....      1,301,267         580,811          988,076
                                  --------------- -------------  ---------------
Interest (expense), net ........        (17,878)        (26,462)         (13,094)
Exchange (expense) on
  redeemable preferred stock ...             --             --          (344,631)
Loss on disposition of property
  and equipment ................             --             --              --
                                  --------------- -------------  ---------------
Net (loss) .....................     (1,319,145)       (607,273)      (1,345,801)
Dividends on redeemable
  preferred stock ..............       (222,067)        (75,066)        (147,000)
                                  --------------- -------------  ---------------
Net (loss) to common shares  ...    $(1,541,212)     $ (682,339)     $(1,492,801)
                                  ===============  =============   ===============
Net (loss) per common
  share(2) .....................    $     (0.66)     $    (0.34)     $     (0.53)
                                  ===============  =============   ===============
Weighted average shares
  outstanding(2) ...............      2,335,140       2,000,000        2,799,071


                                                                 DECEMBER 31,                                    JUNE 30, 1996
                                  -------------------------------------------------------------------------  ---------------------
                                     1991(1)          1992           1993          1994            1995      ACTUAL   AS ADJUSTED(3)
                                  -----------  ---------  ---------- ----------- ----------- -------------   ----------- ----------

BALANCE SHEET DATA:
Working capital ................    $(414,148)    $(407,230)     $ (94,055)    $ (238,752)    $   613,188    $ (216,966) $5,921,034
Total assets ...................      338,225       265,932        493,751        756,942       1,452,942     1,562,712   6,628,212
Current liabilities.............      423,166       447,627        289,276        345,328         515,323     1,446,414     373,914
Long-term liabilities...........            0             0              0        700,011         154,165       129,014     129,014
Total liabilities ..............      423,166       447,627        289,276      1,045,339         669,488     1,575,428     502,928
Stockholders' equity (deficit):
 Total stockholders' equity
   (deficit) ...................      (84,941)     (181,695)      (375,525)      (922,326)     (1,790,409)      (12,716)  6,125,284



- -----------

(1) Information provided for the period from November 13, 1990 (inception) to December 31, 1991.

(2) See Note 1 to Notes to Financial Statements for information concerning the computation of net loss per share.


(3) The information provided has been adjusted to reflect (i) the issuance of 150,000 shares of Common Stock as a result of the conversion of the Convertible Notes; and (ii) the sale of 850,000 shares of Common Stock offered hereby at an assumed initial public offering price of $7.50 per share and the initial application of the estimated net proceeds therefrom. See "Capitalization" and "Use of Proceeds." The information provided has not been adjusted to reflect the issuance by the Company of $500,000 in principal amount of Short Term Debt as of September 9, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion and analysis should be read in conjunction with the Financial Statements, including the notes thereto, contained elsewhere in this Prospectus.

GENERAL

   Since its inception in November 1990 the Company has devoted substantially all of its resources to research and development programs relating to its full line of self contained, recycling industrial parts washers. The Company was a development stage company through June 30, 1996, and commenced its planned principal operations in July 1996. The Company has been unprofitable since its inception and expects that it will incur significant additional losses at least through December 31, 1996. From the period from inception through June 30, 1996, the Company incurred a cumulative net loss of $3,577,015. The Company anticipates that it will incur losses until such time, if ever, as the Company is able to generate sufficient revenues to offset its operating costs and the costs of its continuing expansion. In light of the material uncertainties in connection with the commencement of the Company's operations, the Company cannot reasonably estimate the length of time before the Company may generate net income, if ever.

   The Company intends to make its SystemOne/trademark/ Washer and services available to the public through a third party leasing program. The Company will recognize the revenue from the sale of a machine at the time that the equipment is delivered either to the third party lessor or directly by the Company to the lessee. A portion of the revenue (currently estimated at 10% of the sale price per machine) will be accounted for as deferred revenue, and recognized as revenue in respect of the service portion of the agreement over the term of the underlying lease. See "Business--Sales Financing and Servicing Programs" for a description of the Product Financing Agreement the Company has entered into with Oakmont Financial Services.

RESULTS OF OPERATIONS

  SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995.

   The Company did not generate any revenues prior to June 30, 1996.


   The Company's general and administrative expenses increased by $204,562 to $622,641 for the six months ended June 30, 1996 from $418,079 during the comparable period in 1995. The 49% increase is primarily attributable to the Company's hiring of additional management, sales and marketing staff in anticipation of the Company's commencement of its planned principal operations and the Company's grant of an aggregate of 30,000 shares of Common Stock to three directors of the Company in exchange for certain consulting services. The Company anticipates that its monthly general and administrative expenses will continue to increase over the next twelve months if the Company's operations expand in accordance with its proposed business plan.

   The Company's research and development expenses for the six months ended June 30, 1995 and 1996 were $162,732 and $365,435, respectively. The 125% increase is primarily a function of the Company's accelerated prototype development during the latter period, as opposed to the basic and applied research conducted during the prior period. During 1996, the Company manufactured and shipped a number of SystemOne(Trademark) Washers to various facilities to test market receptivity. Subject to the availability of financial and personnel resources, the Company intends to spend approximately $400,000 and $500,000 in the years ended December 31, 1996 and 1997, respectively, to complete development and testing of various of its products and to develop new products and concepts.

   The Company's interest expenses for the six months ended June 30, 1995 and 1996 were $38,259 and $24,179, respectively. The Company's interest expense in the six months ended June 30, 1996 decreased by 36% relative to the six months ended June 30, 1995 due to a relative decrease in the indebtedness of the Company. In the six months ended June 30, 1995 and 1996, the Company earned interest income of $11,797 and $11,085 on cash deposits.


   In the six months ended June 30, 1996, the Company incurred an exchange expense of $344,631 in connection with its efforts to induce all the holders of the Company's Series A Preferred Stock to convert their Series A Preferred Stock to Common Stock.

   As a result of the foregoing, the Company incurred a net loss of $607,273 and $1,345,801 in the six months ended June 30, 1995 and 1996, respectively.

  YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994.


   The Company's general and administrative expenses for the years ended December 31, 1994 and 1995 were $268,414 and $907,393, respectively. The $638,979 (238%) increase in general and administrative expenses was a function of the Company's hiring of additional management and sales staff, increased use of management consulting, engineering, legal and accounting professionals, purchase of more comprehensive insurance policies and increased executive compensation.

   For the years ended December 31, 1994 and 1995, the Company's research and development expenses were $178,146 and $393,874, respectively. The $215,728 (121%) increase in research and development expenses was a reflection of the Company's accelerated research and development efforts and an increased focus on developing prototype products during the latter part of 1995.


   The Company's interest expense was $46,312 and $63,528 for the years ended December 31, 1994 and 1995, respectively. The Company's interest expense increased by $17,216 as a result of additional interest expenses incurred with respect to equipment financing secured in September 1994. In the year ended December 31, 1995, the Company earned interest income of $45,650 on cash deposits.


   Due to the factors described above, the Company incurred net losses of $492,872 and $1,319,145 in the years ended December 31, 1994 and 1995, respectively. The Company expects that it will incur significant additional losses at least through December 31, 1996.

   YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993.

   The Company's general and administrative expenses were $81,886 in the year ended December 31, 1993 and $268,414 in the year ended December 31, 1994. General and administrative expenses increased by $186,528 primarily in response to increases in the Company's staff and the Company's increased use of management consulting, engineering, legal and accounting professionals.

   For the years ended December 31, 1993 and 1994, research and development expenses were $69,256 and $178,146, respectively. The Company's expenses for research and development increased by $108,890 as the Company increased the scope of its research and development efforts to a number of product lines.

   Interest expense for the Company for the years ended December 31, 1993 and 1994 was $16,360 and $46,312, respectively. The Company's interest expense increased by $29,952 primarily as a result of $10,346 of additional interest expense with respect to equipment financing secured in September 1994 and $11,278 of additional interest expense with respect to notes payable.

   In the year ended December 31, 1993, the Company recognized a $18,000 loss on the disposal of property and equipment.

   As a result of the foregoing, the Company incurred net losses of $185,502 and $492,872 in the years ended December 31, 1993 and 1994, respectively.

LIQUIDITY AND CAPITAL RESOURCES

   At June 30, 1996, the Company had a working capital deficiency of $(216,966) and cash and cash equivalents of $640,592. The Company intends to use the proceeds of this offering and the cash generated from operations, if any, to finance its proposed plan of operations.

   The capital requirements relating to implementation of the Company's business plan will be significant. Based on the Company's current assumptions relating to implementation of its business plan (including the timetable of and the cost associated with development of manufacturing capabilities, a service fleet, a corporate headquarters, and research and development facilities), the Company will seek to develop at least four service centers during the 12 months immediately following this offering. The Company believes that product sales will commence in the third quarter of 1996 and that the proceeds from the Convertible Notes are sufficient to fund working capital requirements until sales of the Company's products reach levels sufficient to fund working capital requirements. The Company believes that its ability to generate cash from operations is dependent upon, among other things, demand for its products and services and the Company's third party leasing arrangement with Oakmont. If the Company's third party leasing arrangements with Oakmont proves to be unsuccessful, and the Company is unable to locate another third party willing to provide comparable third party leasing services, the Company believes that it will be substantially dependent upon the proceeds of this offering to execute its proposed plan of operations over the next 12 months. If the Company's plans change, its assumptions prove to be inaccurate, the capital resources available to the Company otherwise prove to be insufficient to implement its business plan (as a result of unanticipated expenses, problems or difficulties, or otherwise) or in the event this offering is not completed, the Company has plans to restructure its operations to minimize cash expenditures and/or obtain additional financing in order to support its plan of operations. In order to reduce certain of the Company's up-front capital requirements associated with service center and service fleet development, the Company intends to lease service center sites and may seek to the extent possible, to lease rather than purchase certain equipment and vehicles necessary for service center development. There can be no assurance that the Company will have sufficient capital resources to permit the Company to fully implement its business plan. The Company has no current arrangements with respect to, or sources of, additional financing. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. If adequate funds are not available from additional sources of financing, the Company's business may be materially adversely affected. In addition, any implementation of the Company's business plan subsequent to the 12 month period immediately following this offering will require capital resources substantially greater than the proceeds of this offering or otherwise currently available to the Company.


   Aside from meeting SystemOne/trademark/ Washer purchase and lease orders, the Company's material commitments principally relate to its obligations to pay the contract manufacturers of its SystemOne(Trademark) Washers (currently approximately $745-$905 per SystemOne(Trademark) Washer), make lease payments pursuant to certain real property and equipment leases (currently approximately $7,940 per month), make installment payments pursuant to an equipment purchase finance agreement (currently approximately $5,690 per month) and satisfy its financial obligations under seven employment agreements (currently approximately $38,835 per month). Upon consummation of this offering and the retirement of the Short Term Notes from the proceeds thereof, the Company will not have any outstanding indebtedness. The Company anticipates that its material commitments will increase significantly upon the consummation of this offering as a result of the Company's planned expansion. See "Business--Manufacturing and Supply" and "--Properties" and "Executive Compensation." Additionally, after the expiration or termination of the pilot marketing program with First Recovery and Valvoline Oil Company, if the subject parties do not enter into another agreement for the marketing of SystemOne(Trademark) Washers, the Company could, at First Recovery's sole option, be required to acquire First Recovery's sublessor interest in certain leases entered into by First Recovery under the pilot marketing program. In such an event, the Company would be required to purchase First Recovery's interest for the net present value of First Recovery's expected profit over the remaining term of the equipment sublease assuming a 12% discount rate. Because the Company does not intend to use third-party financing with respect to units leased under the pilot marketing program with First Recovery and Valvoline
Oil Company, it will be required to use a portion of the proceeds of this offering to finance those units. See "Business--Marketing and Servicing Strategy."

   In August 1994, the Company acquired a Trumpf Model 200 TC Computer Numerical Controlled Punch Press (the "Punch Press"). The Company financed the acquisition of the Punch Press pursuant to a finance and security agreement with The CIT Group/Equipment Financing, Inc. ("CIT"). Pursuant to the terms of the finance agreement and security agreement, the Company has agreed to pay CIT an aggregate of $341,397 in equal monthly payments of $5,690 over five years. The Company's obligations to CIT are secured by a security interest in the Punch Press.

   As indicated in the accompanying financial statements, as of June 30, 1996, the Company's accumulated deficit totalled $3,577,015. Since its inception, the Company has financed its operations through a variety of stock and debt issuances and conversions and the sale of property. In November 1990, the Company obtained from Pierre Mansur, its Chairman and President, all rights to certain ongoing research and development and related patents and patents pending, as well as certain real estate and equipment, in exchange for 2,000,000 shares of Common Stock. In January 1991, the Company issued $300,000 in principal amount of its 12% Promissory Notes (the "Promissory Notes"). To raise additional capital and refinance a portion of the Promissory Notes, in September 1993 the Company issued 580,000 shares of 12% Cumulative Redeemable Preferred Stock (the "First Series Preferred Stock") in exchange for $380,000 and the satisfaction of $200,000 in principal amount of the Promissory Notes.

   In April 1992, the Company sold the commercial property originally contributed to the Company in 1990 for $120,000 in cash and a $200,000 purchase money mortgage ("PMM"), which bore interest at a rate of 12%. In January 1994, the Company assigned its rights to receive interest with respect to the PMM to satisfy the Company's obligation to pay interest with respect to the remaining outstanding Promissory Note. The principal amount of the PMM was paid to the Company on April 24, 1995.

   In November 1994, the Company borrowed $500,000 pursuant to a 12% Secured Convertible Promissory Note (the "Secured Note") and in April 1995 the Company issued 490,000 shares of 12% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") in exchange for $1,950,000 in cash and the satisfaction of the Secured Note.

   To minimize the Company's dividend obligations, in May 1995 the Company issued a notice of redemption with respect to the First Series Preferred Stock and, subsequently, all of the outstanding shares of First Series Preferred Stock and accrued interest thereon were converted into an aggregate 656,729 shares of Common Stock.

   In May 1996, the Company issued 20,000 shares of Common Stock in satisfaction of the remaining outstanding $100,000 in principal amount of the Promissory Notes.

   In June 1996, the Company issued 628,180 shares of Common Stock in exchange for all of the Series A Preferred Stock and accrued dividends thereon.

   Pursuant to a revolving line of credit dated June 1, 1990, Mr. Paul Mansur advanced the Company an aggregate of $150,000 (the "Debt") between June 1, 1990 and May 31, 1996. On December 31, 1994 and December 31, 1995, the Company paid Mr. Paul Mansur $34,814 and $12,000, respectively, in satisfaction of interest owed with respect to the Debt. On May 31, 1996, the Company paid Mr. Paul Mansur $150,000 and $5,000 in satisfaction of the outstanding principal balance of and the interest owed with respect to the Debt.

   In June 1996, the Company issued (the "Private Financing") $1,012,500 in principal amount of Convertible Notes, bearing interest at the rate of 4% per annum through September 30, 1996 and thereafter until maturity at the rate of 12% per annum, and convertible into Common Stock at a conversion price of $6.75 per share. Pursuant to the provisions of the Convertible Notes, the entire outstanding principal amount thereof will be automatically converted into 150,000 shares of Common Stock upon the consummation of this offering. Each of Environmental Technologies BVI, Limited, a consulting firm of which Dr. Jan Hedberg, a director of the Company, is Managing Director, Mr. Joseph E. Jack, a director of the Company, and Mr. Elias
F. Mansur, a director of the Company, acquired Convertible Notes in the principal amount of $101,250, and, upon consummation of this offering, each of them will receive 15,000 shares of the Company's Common Stock pursuant to the automatic conversion thereof.


   As of September 9, 1996, the Company issued $500,000 in principal amount of Short Term Notes, bearing interest at the rate of 4% through September 1996 and 12% thereafter. The Short Term Notes are due and payable on September 4, 1997, or, if earlier, upon the consummation and out of the proceeds of this offering.

                                   BUSINESS

GENERAL

   The Company has developed and obtained patent protection with respect to a full line of self-contained, recycling industrial parts washers that incorporate innovative, proprietary waste minimization technologies and represent a significant advance over currently available machinery and processes. Focusing on waste minimization rather than its removal and recovery, the Company believes that its equipment will have a major impact on the industrial parts cleaning industry and will have a broad appeal to customers, because its equipment, unlike the machines now in use, facilitates efficient and economical compliance with environmental regulations, minimizes waste disposal requirements, enhances cleaning solution utilization, and increases worker safety and productivity.



   Most machinery and equipment require oil lubrication to function properly. Removal of lubrication oils from tools and parts during automotive, aviation, marine and general industrial maintenance, service and repair operations is typically effected through the use of mineral spirit solvents which become contaminated in the cleaning process. Under the most common current practice, the solvent becomes more contaminated (and less effective) with repeated use, and, when it is saturated with oil, sludge and other contaminants as a result of the cleaning process (and frequently classified as a hazardous waste under federal and state regulations), it must be stored on site until pick-up, when pure solvent is delivered and the contaminated solvent is, generally, shipped to regional refining facilities. This off-site recycling program is typically scheduled on four to sixteen week cycles and involves both the utilization of progressively more contaminated solvent for cleaning operations until the solvent is too contaminated for use, and thereafter, the on-site storage of the hazardous solution until the periodic waste recovery service. By contrast, the Company's products allow the use and re-use of the solvent by removing all the contaminants from the solvent within the cleaning unit itself, minimizing the volume of waste by-product and providing pure solvent to the customer on demand, without the costly and dangerous storage and transportation of hazardous waste. Moreover, the small amount of waste by-product yielded in the distillation process utilized by the Company's products can typically be recycled and/or disposed of together with the customer's used motor oil, which is generally not classified as a hazardous waste. The Company's products produce by-products that have been extensively tested by the laboratory of a division of Valvoline Oil Company and the independent engineering concern of Law Engineering and Environmental Services, Inc. The Company's products have proven effective in accomplishing the distillation of contaminated solvent to yield pure solvent and a by-product comparable to used oil. The Company believes that substantially all of the Company's target customers have established systems for the handling, transportation, recycling and disposal of used motor oil.


STRATEGY

   The Company's strategy is to focus initially on the manufacture, marketing and sale of its SystemOne(Trademark) Washer because of the anticipated size of the market for the product. The Company anticipates that the product should be able to achieve fairly rapid market penetration because of its technological, economic and environmental advantages and its relatively low price point compared to competitive equipment. Once the manufacturing and marketing programs for the SystemOne(Trademark) Washer are fully implemented, it will commence marketing its other products for which it has continued its research and development. The Company hopes to rapidly penetrate the industrial parts cleaning market by entering into large quantity contracts with target customers which have already established a national or regional presence, and are able to exploit more fully the economic and environmental benefits of the Company's products.

   The Company expects to pursue a national expansion program, through internal growth utilizing a network of regional distribution and service centers, through a strategic alliance with a national distributor, if one is available on favorable terms, or through a combination of the two. The Company is carrying out an internal growth program in Florida, where, in addition to its regional service center in Miami, it plans to establish at least four additional centers during the 12 months immediately following this offering, in Orlando, Tampa, Jacksonville and West Palm Beach. In August, the Company will commence a test of a strategic marketing alliance by entering into a pilot program with First Recovery and Valvoline Oil Company, two affiliates of Ashland Inc., a multinational oil refiner and distributor of automotive related products, including Valvoline Oil and Ashland 140 Solvent, one of the brands of mineral spirits solvent used in the Company's SystemOne(Trademark) Washer. Under the pilot program, First Recovery will be the exclusive distributor of the SystemOne(Trademark) Washer in the Dallas/Ft. Worth and Houston markets. The initial term of the program is one year. If the arrangement proves successful, the Company expects to negotiate a broader agreement, possibly including a national distribution program.

   The Company expects to continue its emphasis on research and development even after its initial products are commercialized. The Company believes that its technology and its emphasis on waste minimization should yield product advances with broad market applications beyond the Company's current target market.

INDUSTRY OVERVIEW

   The Company believes the chemical industrial parts cleaning industry has grown primarily in response to the demand for means of removing lubrication oils and other contaminants from tools and parts during automotive, aviation, marine and general industrial maintenance, service and repair operations. Based on financial and trade journal reports, the Company believes that in 1996 businesses in the United States incurred more than $1 billion in expenses to clean industrial parts using chemical cleaning techniques. Industrial parts cleaning machines are used by automotive, aviation and maritime service, repair and rebuilding facilities, gas stations, transmission shops, parts remanufacturers, machine shops, and general manufacturing operations of every size and category requiring parts cleaning.

   The Company believes that the level of demand for the different types of industrial parts cleaning machines and services is and will continue to be a function of, among other things: (1) the effectiveness of the technology; (2) the cost of the machines and service; (3) the time and costs associated with documenting compliance with applicable environmental and other laws; (4) the safety and environmental risks associated with the machine and service; (5) customer service; and (6) the difficulty in handling the regulated substances used and/or generated by competitive machines.

PRODUCTS AND SERVICES

   The Company product line includes a variety of self-contained recycling industrial cleaning and washing equipment, all of which incorporate proprietary waste minimization technology with respect to which the Company has obtained or applied for patent protection. The Company expects that all the products listed below will be available for commercial exploitation at various times prior to December 31, 1998. All of the Company's products utilize technology that (i) provides continuously recycled cleaning solution during the cleaning process,
(ii) eliminates the necessity for continual replacement and disposal of contaminated cleaning solution and residues and (iii) facilitates practical and cost effective compliance with environmental laws and regulations. The Company anticipates that it will offer its various parts washing products to commercial users at prices which range from $2,000 to $25,000 per unit.


  SYSTEMONE(TRADEMARK) WASHER.


   The first of the Company's products to be available in commercial quantities is the SystemOne(Trademark) Washer. The SystemOne(Trademark) Washer line provides users with pure mineral spirit solvent for parts and tools cleaning purposes, utilizing a low-temperature vacuum distillation process to recycle the used solvent within the SystemOne(Trademark) Washer, so that the solvent may be reused, on demand, without any need for off-site processing. The SystemOne(Trademark) Washer minimizes the volume of waste by-product and eliminates the need for storage and disposal of the hazardous waste solvent necessitated by the most widely-used current treatment method.

   The Company's SystemOne(Trademark) Washer consists of one or two washing sinks mounted at standing level on top of a metal cabinet; a hinged lid on top of the washing sink to minimize evaporation of solvent; a five gallon primary solvent holding tank; a distillation unit which contains a residue reservoir; and a 30-gallon secondary solvent holding tank. The SystemOne(Trademark) Washer utilizes a manually operated hose and scrubber which directs the flow of solvent to the part being cleaned.

   The distillation unit separates the solvent from the contaminants that accumulate in the solvent as a result of use by heating the solvent solution in a vacuum to a temperature at which the solvent, but not the residue, vaporizes; and then, cooling the solvent vapor so that the vapor condenses and is converted back into a liquid. The distilled solvent is channeled to the secondary solvent holding tank for future use. Accordingly, the solvent may be repeatedly used, distilled and reused without need for off-site distillation or processing. The residue is collected and held in the residue reservoir until final disposal.

   With respect to SystemOne(Trademark) Washers which are used in accordance with their intended purpose, the Company believes that the residue may be legally recycled and/or disposed of in the same manner that used oil is recycled and/or disposed of. See "--Government Regulations." The Company believes that substantially all of its target customers currently have established systems for the handling, transportation, recycling and disposal of used oil. In those instances in which the residue may not be recycled as used oil, the residue, but not the distilled solvent, shall be periodically picked up, recycled and/or disposed of by a third party. The Company warrants to users that if, for any reason, the residue generated by its SystemOne(Trademark) Washer cannot be recycled and/or disposed of as used oil, the Company will pay for any required recovery and disposal services. The Company does not intend to be in the business of handling, transporting, recycling and/or disposal of residue. If it is required under its warranty to pay for recovery and disposal, it intends to retain a third party to provide the required services.

   The Company has also developed and obtained patent protection with respect to a general parts washer which utilizes an aqueous based cleaning solution. The Company is in the process of evaluating when it will commence the commercial production and marketing of its aqueous based parts cleaner.

   The target market for SystemOne(Trademark) Washers are automotive, aviation and maritime service, repair and rebuilding facilities, gas stations, transmission shops, parts remanufacturers, machine shops, and general manufacturing operations of every size and category requiring small parts cleaning.

   The Company anticipates that the SystemOne(Trademark) Washer will require service approximately four times a year for replacement of solvent lost to evaporation or spillage and general maintenance requirements. See "Marketing and Services Strategy" for additional information regarding the servicing of the SystemOne(Trademark) washers.


  OTHER PRODUCTS.


   MULTIPROCESS POWER SPRAY WASHER is currently manufactured and marketed on a limited basis, and integrates three processes in one self-contained machine; a power spray wash process, a recycling/ reclamation process and a thermal oxidation process. The Power Spray Washer is able to accommodate large and bulky parts or units that are too large for the SystemOne(Trademark) Washer. The target market for power spray washers are automotive, aviation and maritime maintenance, repair and rebuilding facilities, parts remanufactures, machine shops, transmission shops, and all facets of general manufacturing requiring maintenance and repair of mechanical equipment.

   MULTIPROCESS SPRAY GUN WASHER is scheduled for commercial introduction in late 1996. It incorporates the Company's recycling/reclamation capabilities for paint thinner recovery. The target market for spray gun washers are automotive, aviation and maritime paint shops and all general manufacturing operations that utilize paint. The Company anticipates that the auto paint industry will represent a substantial market. The MultiProcess Spray Gun Washer facilitates compliance with rigorous environmental disposal regulations for the paint industry.

   MULTIPROCESS IMMERSION WASHER is scheduled for commercial introduction in 1997. It integrates an immersion wash process, a recycling/reclamation process and a thermal oxidation process in one self-contained machine. The MultiProcess Immersion Washer is designed for cleaning of complex parts containing substantial integral and highly inaccessible passages requiring a total immersion washing. The primary target market for immersion washers are radiator rebuilding shops as well as automotive, aviation and maritime maintenance, repair and rebuilding facilities, parts remanufactures, machine shops, transmission shops, and all facets of general manufacturing requiring maintenance and repair of mechanical equipment.

   MINIDISPOSER is scheduled for commercial introduction in 1998. It is a compact and portable mini-thermal oxidizer developed as a practical and efficient means for the disposal of contaminants by thermal oxidation within a unit measuring only one cubic foot. The MiniDisposer will be marketed both as optional equipment with the SystemOne(Trademark) Washer and as a stand alone mini-thermal oxidizer. The Company believes that the size and scope of the market for the MiniDisposer is substantial and diversified and includes industrial, commercial and consumer applications that generate small contaminant waste by-products. The Company continues to explore potential markets in medical, restaurant and other commercial and consumer applications.

COMPETITION

   The industrial parts cleaning industry is highly competitive and dominated by a large company, Safety-Kleen Inc. ("Safety-Kleen"), which has substantially greater financial and other resources than the Company. Safety-Kleen services the parts cleaning industry through a "closed-loop" recycling system in which contaminated solvent is removed for recycling and fresh solvent is delivered on a periodic basis. There can be no assurance that Safety-Kleen will not develop or acquire technology similar to or different from the Company's that would allow it to provide an on-site recycling service. To the best of the Company's knowledge, no other company is currently commercially marketing a recycling parts washer with comparable characteristics. There can be no assurance that Safety-Kleen or other competitors will not acquire or develop patent rights with respect to a recycling parts washer which are competitively superior to the Company's patent rights. See "--Patents, Trademarks and Proprietary Technology."

   The Company believes that certain of its target customers have attempted to enhance the capabilities of their existing industrial parts washers by acquiring machines capable of distilling solvent used in and removed from the parts washers. Although there are a wide variety and types of such machinery currently available to the public, the Company believes its SystemOne(Trademark) Washers provide superior service at a lower cost.


   The Company believes that Safety-Kleen services a significant portion of the parts washing machines currently in use. The Company believes that no other competitor accounts for more than 2% of the industrial parts washer market in the State of Florida or the United States.

   According to Safety-Kleen's Annual Report on Form 10-K for the year ended December 31, 1995 (the "Safety-Kleen Annual Report"), Safety-Kleen was the world's largest provider of parts washing services and one of the world's largest collectors and re-refiners of used oil. According to the Safety-Kleen Annual Report, at December 31, 1995, Safety-Kleen had Shareholders' Equity of approximately $433.0 million and, in the year ended December 31, 1995, Safety-Kleen had aggregate revenues of approximately $859.0 million, including revenues of approximately $240.0 million from its automotive/ retail parts cleaning service and $119 million from its industrial parts cleaning service, and served its customers in North America and Europe through a network of 235 branch facilities. At December 31, 1995, Safety-Kleen was providing services for approximately 493,000 parts washers for customers in the United States, of which approximately 375,000 were owned by Safety-Kleen and 118,000 were owned by its customers.

   The Company believes that its SystemOne(Trademark) Washer will compete favorably with its competitors on the basis of, among other things, (1) the effectiveness of the technology; (2) cost; (3) the time and cost associated with documenting compliance with applicable environmental and other laws; (4) the safety and environmental risks associated with the machines and service; (5) customer service; and (6) the difficulty in handling the regulated substances used and/or generated by competitive machines.

GOVERNMENT REGULATION

   The Company believes that federal and state laws and regulations have been instrumental in shaping the industrial parts washing industry. Federal and state regulations dictate and restrict to varying degrees what types of cleaning solvents may be utilized, how a solvent may be stored and utilized, and the manner in which contaminated solvents may be generated, handled, transported, recycled and disposed of.

   Although the federal and state laws and regulations discussed below regulate the behavior of the Company's customers, and not the Company, the Company believes that customer demand for its SystemOne(Trademark) Washer is partially a function of the legal environment in which the Company's customers conduct business. The Company's SystemOne(Trademark) Washer was designed to help minimize the cost of complying with existing federal and state environmental laws and regulations. Any changes, relaxation or repeal of the federal or state laws and regulations which have shaped the industrial parts washing industry may significantly affect demand for the Company's products and the Company's competitive position.

   REGULATION OF SOLVENT TYPES. Federal and state regulations have restricted the types of solvents that may be utilized in industrial parts cleaning machines. Prior to December 1995, methyl chloroform was a widely used cleaning solvent. The Clean Air Act of 1990 mandated the elimination of methyl chloroform by December 1995.

   REGULATION OF HANDLING AND USE OF SOLVENTS. Stoddard solvents, more commonly known as mineral spirits and solvent naphtha, are the cleaning solvents typically used in the industrial parts washers of the Company's closest competitors. The Company intends to use mineral spirits with a minimum of 140 degrees fahrenheit ignitable limits in its SystemOne(Trademark) Washer. Such mineral spirits do not exhibit the ignitability characteristic for liquid hazardous wastes as defined in the Resource Conservation and Recovery Act of 1976, as amended, and the implementing regulations of that statute adopted by the United States Environmental Protection Agency (the "EPA") (collectively, "RCRA"). Certain machines of the Company's competitors use mineral spirits with lower ignitable limits, which may, after use, render such mineral spirits subject to regulation as a hazardous waste. The Company believes that the ability to recycle the mineral spirits used in its SystemOne(Trademark) Washer provides an economic benefit to the Company's customers by allowing them to avoid the expenses and potential liability associated with the disposal of such solvent as a hazardous waste. See "Government Regulation--Regulation of Generation, Handling, Transportation and Disposal of Contaminated Solvents."

   Federal, state and many local governments have adopted regulations governing the handling, transportation and disposal of such solvents. On the federal level, under the Hazardous Materials Transportation Act (HMTA), the United States Department of Transportation has promulgated requirements for the packaging, labeling and transportation of mineral spirits in excess of specified quantities. The Company does not intend to transport mineral spirits in quantities that would trigger the HMTA requirements.

   Relative to the handling and disposal of mineral spirits, many states and local governments have established programs requiring the assessment and remediation of hazardous materials that have been improperly discharged into the environment. Liability under such programs is possible for unauthorized release of mineral spirits in violation of applicable standards. Civil penalties and administrative costs may also be imposed for such violations.

   REGULATION OF GENERATION,TRANSPORTATION, TREATMENT, STORAGE AND DISPOSAL OF CONTAMINATED SOLVENTS. The generation, transportation, treatment, storage and disposal of contaminated solvents is regulated by the federal and state governments.

   At the federal level, the Resource Conservation and Recovery Act authorized the EPA to develop specific rules and regulations governing the generation, transportation, treatment, storage and disposal of hazardous wastes as defined by the EPA. The EPA's definition of hazardous waste appears under Chapter 40 CFR Part 261. The Company believes that none of the residue by-products, the used solvent before distillation or the solvent recycled in a SystemOne(Trademark) Washer used in accordance with its intended purpose and instructions is subject to regulation as a "hazardous waste." In contrast, the Company believes that the mixture of solvent and contaminants which is periodically recovered from the machines of many of its competitors is subject to regulation as "hazardous waste."

   The Company believes that the ability to recycle and dispose of its residue by-product as used oil rather than as a hazardous waste is economically attractive to the Company's customers for a number of reasons. The Company believes that substantially all of its target customers currently have established systems for the handling, transportation, recycling and/or disposal of used oil. Accordingly, the classification of the residue as used oil would enable the Company's customers to: (1) dispose of or recycle the residue at no significant additional cost; and (2) avoid certain costs associated with establishing and disposing of wastes in compliance with a hazardous waste disposal system.

   Even if the residue by-product was required to be handled, transported, recycled and/or disposed of as a hazardous waste, the fact that the SystemOne(Trademark) Washer effects a substantial reduction in the volume of waste product requiring disposal would still serve to minimize disposal costs.

   The Company believes that solvent which has been used and is being held in a SystemOne(Trademark) Washer prior to distillation is not a "waste" and is not subject to regulation as a hazardous waste.

   RCRA establishes the basic framework for federal regulation of hazardous waste. RCRA governs the generation, transportation, treatment, storage, and disposal of hazardous waste. In contrast to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), which is discussed below, RCRA is designed to anticipate and prevent harm to human health and the environment, rather than to respond to the release of hazardous wastes.

   RCRA requires that facilities that generate, treat, store or dispose of hazardous wastes comply with certain operating and permitting standards. RCRA provides standards for permitting, maintenance and operation of facilities handling hazardous wastes, including requirements for testing and maintenance of equipment, contingency plans and emergency procedures, secondary containment, recordkeeping and reporting to government agencies. The recordkeeping and reporting requirements of RCRA are significant. Before transportation and disposal of hazardous wastes off-site, generators of such waste must package and label their shipments consistent with detailed regulations and prepare a manifest to be filed with the appropriate governmental agency identifying the material and stating its destination. The transporter must deliver the hazardous waste in accordance with the manifest and to a facility with an appropriate RCRA permit (a "TSD Facility"). Failure to comply with the manifesting requirements may result in the imposition of civil and/or criminal penalties. Many states and local governments have adopted regulatory programs which parallel the RCRA regulatory system, many of which programs are in certain ways more restrictive and burdensome than the RCRA system.

   With regard to regulation of "used oil", the EPA ruled in 1992 that used oil is not a hazardous waste under RCRA. Like the RCRA regulations pertaining to hazardous wastes, the EPA's used oil regulations provide standards for permitting, the maintenance and operation of used oil facilities, including requirements for testing and maintenance of equipment, contingency plans and emergency procedures, secondary containment, recordkeeping and reporting. However, there are some material differences between RCRA's regulation of hazardous waste and used oil. In contrast to hazardous wastes, used oil need not be processed solely at sites with treatment, storage and disposal permits. In addition, the generators of used oil are not required to file a shipping manifest with government agencies with respect to each shipment of used oil. Many state and local governments have adopted regulatory programs which parallel the EPA's program for regulating used oil, many of which programs are in certain ways more restrictive or burdensome than the EPA's program. For instance, certain state and local governments continue to regulate used oil as a hazardous waste.

   CERCLA, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), sets forth national policy and procedures for containing and removing releases of hazardous substances, and identifying and remediating sites contaminated with hazardous substances. CERCLA created an $8.5 billion fund (the "Superfund"), financed from taxes on petroleum and various chemicals, to be administered by the EPA to fund cleanup of hazardous waste sites. SARA significantly expanded the scope of hazardous waste cleanup and imposed more stringent cleanup requirements. The Superfund's most notable objective, however, is to provide criteria and financial assistance for site cleanups and to impose liability on parties responsible for such contamination--namely, owners and operators of vessels or facilities from which such releases occur, and persons who generated, transported, or arranged for the transportation of hazardous substances to a facility from which a release or threatened release occurs.

   Most states, including Florida, have created programs similar to Superfund. These state programs are principally designed to help finance the state's share of remediation costs of sites under the federal Superfund and to finance cleanups at state sites that are not considered a priority for remediation under the federal program.

   The CERCLA definition of hazardous substances provides a major exception for petroleum, including used oil if recycled. However, liability under CERCLA is possible if petroleum products are released that contain hazardous substances as additives or that are tainted with hazardous substances during their use and disposal.

   The Company believes that the demand for its SystemOne(Trademark) Washer is enhanced as a result of certain federal and state environmental laws and regulations. Although the demand for industrial parts cleaning machines and services may be substantial in certain international markets, the level of demand for the Company's SystemOne(Trademark) Washer may not be substantial in certain countries as a result of permissive regulatory systems which allow the use of less environmentally stringent cleaning and waste disposal methods.

MANUFACTURING AND SUPPLY

   The Company manufactures certain of its SystemOne(Trademark) Washers at its 10,000 square foot manufacturing facility located in Miami, Florida, at which all manufacturing operations, including design, metal cutting, bending and welding, painting and assembly can be performed. The Company has acquired all of the machinery necessary to manufacture SystemOne(Trademark) Washers. The Company believes that it can produce up to 200 SystemOne(Trademark) Washers a month at its manufacturing facility. The Company has secured third parties capable of manufacturing the balance of the SystemOne(Trademark) Washers needed to meet anticipated customer demand for the next 12 months. The Company intends to secure additional manufacturing capacity as the need arises.

   On May 7, 1996, the Company entered into an agreement (the "Supply Agreement") with a supplier (the "Supplier") pursuant to which the Supplier agreed to supply to the Company, at the Company's election, between 3,000 and 5,000 SystemOne(Trademark) Washers at established prices and in accordance with a delivery schedule. The Supply Agreement delivery schedule provides for the monthly delivery of a minimum of 100, 200, 300 and 400 SystemOne(Trademark) Washers in the quarters commencing August 1996, November 1996, February 1997 and May 1997, respectively, and for the monthly delivery of a maximum of 500 SystemOne(Trademark) Washers after December 1996. The Supply Agreement provides for adjustments in the established pricing schedule based upon certain reductions in the cost of production and/or increases in the cost of sheet metal.

   The Company has ordered a prototype SystemOne(Trademark) Washer manufactured by the Supplier and has paid the first of three $50,000 payments toward a $150,000 advance (the "Advance"), which amount will be credited against future purchases under the Supply Agreement at a rate of $50 per SystemOne(Trademark) Washer. The Supply Agreement provides that the Supplier will, based upon the Company's specifications and drawings, manufacture the SystemOne(Trademark) Washers in its factory and manufacture such items exclusively for the Company. According to the Supply Agreement, the Supplier is expressly responsible for all sheet metal fabrication, painting, assembling and quality assurance testing associated with the manufacture of SystemOne(Trademark) Washers.

   The Supply Agreement requires the Company to provide the Supplier with all of the components and raw materials, except for sheet metal, necessary to manufacture SystemOne(Trademark) Washers. In addition, the Supply Agreement requires the Company to acquire and provide to the Supplier for use all of the hard tooling required to manufacture the SystemOne(Trademark) Washers.

   The Supply Agreement provides that the Company may unilaterally terminate the contract in whole or in part for cause or for convenience. In the event the Supply Agreement is terminated by the Company for convenience, the Supplier will be entitled to reimbursement of the costs it has incurred through the date of termination and, if such termination occurs prior to the delivery of 3,000 SystemOne(Trademark) Washers, the Supplier will be entitled to payment for SystemOne(Trademark) Washers produced through the date of termination and retain any unapplied amount of the Advance.

   The Company has retained the right to secure other contract manufacturers of SystemOne(Trademark) Washers. Although, at present, the Company seeks to avoid the transaction and opportunity costs associated with identifying, securing and training another SystemOne(Trademark) Washer manufacturer, the Company does not believe that it is dependent upon the Supplier to manufacture SystemOne(Trademark) Washers and that other manufacturers are readily available. The Company has entered into negotiations with a major contract manufacturer with a 2 million square foot facility and 75 years of experience to provide the manufacturing capacity needed to meet anticipated future customer demand. No assurances can be given that the Company and the major contract manufacturers will ever enter into a binding contract.


   The SystemOne(Trademark) Washer is an assembly of raw materials and components all of which the Company believes are readily obtainable in the United States of America. The Company does not believe that it nor the Supplier is dependent upon any of their respective current suppliers to obtain the raw materials and components necessary to assemble and manufacture SystemOne(Trademark) Washers. As of the date of this Prospectus, the Company was procuring raw materials and components for its SystemOne(Trademark) Washers from 42 sources.

   The Company is capable of manufacturing its other products in the amounts required for testing and test marketing in its own manufacturing facility.

MARKETING AND SERVICING STRATEGY


   In order to create awareness of its products and test the demand for them, commencing in December 1995, the Company placed an aggregate of 47 SystemOne(Trademark) Washers in 38 automotive dealerships, municipal and private fleet maintenance facilities, repair facilities and other users of parts cleaning equipment in South Florida. The demonstrator units were provided at no charge. The test program was conducted primarily to enable the Company to gauge the demand for its products. Notwithstanding the absence of a formal marketing program during the test period, the Company has, to date, received firm purchase orders from a number of facilities in which the machines were placed, including Florida Detroit Diesel MTU (46 units); Kelly Tractor Company (23 units) and Pantropic Power Products (25 units), the South Florida Caterpillar dealers; United States Postal Service (2 units); Southern Sanitation, a subsidiary of Waste Management, Inc. (5 units); Broward County Mass Transit (25 units); Greenwich Air Services Inc. (10 Units); and a number of South Florida automobile dealerships (an aggregate of 60 units). The Company commenced commercial sales and delivery of units in July 1996 at an approximate price per unit of $2,700, and anticipates delivering substantially all of the ordered units to date prior to December 31, 1996. As of the date of this Prospectus, the Company had delivered and recognized the sale of 44 units.

   In a parallel marketing strategy, to test the viability of the strategic marketing alliance concept for its products, in August 1996 the Company will commence a pilot program with First Recovery and Valvoline Oil Company, two affiliates of Ashland Oil, pursuant to which First Recovery will serve as the exclusive distributor for the SystemOne(Trademark) Washer in the Dallas/Ft. Worth and Houston markets. The program, whose initial term is one year, but is cancelable by either party on 60 days notice, sets forth a schedule for the purchase of 1,000 units by First Recovery during the first year. First Recovery is obligated to provide routine service to customers. Upon termination of the program, First Recovery will have the option to require the Company to assume the leases it has entered into with its customers and to pay First Recovery, on a discounted basis, the profit it would have realized under such leases. If First Recovery does not exercise that option, it will have the additional option, for one year after termination of the program, to lease up to four times the number of units it leased under the program, but only to its existing customers. Subject to its assessment of First Recovery's performance, the Company will consider entering into a more extensive distribution agreement.

   The Company also intends to expand the geographic scope of its operations through its internal marketing operations, initially focusing on Florida and then expanding to other regions. In addition to its sales and service operations in Miami, the Company intends to establish sales, service and technical support service centers in Orlando, Tampa, Jacksonville and West Palm Beach, Florida during 1996 to support its proposed operations in Florida. The Company will market and service the SystemOne(Trademark) Washers it places with customers with its own marketing, service and technical support personnel. The Company believes it will retain at least 15 marketing, service and technical support personnel to support its proposed operations in Florida over the next 12 months.

   The Company intends to continue to generate consumer awareness of its SystemOne(Trademark) Washer through the efforts of its sales force, general advertisements in trade publications, and participation in trade conventions.

SALES FINANCING AND SERVICING PROGRAMS

   Initially, the Company intends to make its SystemOne(Trademark) Washers available to the public through a third party leasing program. The Company entered into an agreement (the "Product Financing Agreement") with Oakmont Financial Services ("Oakmont") on May 28, 1996 pursuant to which Oakmont agreed to provide third party leasing services. Pursuant to the Product Financing Agreement, the Company is to provide Oakmont certain information with respect to each proposed customer for which a third party lease is sought, including credit information with respect to each proposed lessee. Oakmont may reject a lease application if, in its sole discretion, the proposed transaction does not comply with Oakmont's then applicable criteria. If Oakmont elects to provide lease financing, Oakmont will purchase the SystemOne(Trademark) Washer in the manner and for an amount agreed to by the Company and Oakmont from time to time, upon Oakmont's receipt of required documentation.

   The Product Financing Agreement provides that, upon the customer's satisfaction of all of its lease payment obligations to Oakmont, the Company may, at its option, repurchase the subject equipment from Oakmont at a cash purchase price equal to the fair market value of the subject equipment plus applicable sales tax. The Product Financing Agreement states that the fair market value of a SystemOne(Trademark) Washer shall be determined by the mutual agreement of the Company and Oakmont or, if such an agreement is not reached, by an appraiser selected by mutual agreement of the Company and Oakmont.


   Under the Product Financing Agreement, the Company has agreed, for a fee, to utilize a reasonable and non-discriminatory approach to assist Oakmont in reselling any SystemOne(Trademark) Washers with respect to which a customer has failed to discharge its payment obligations to Oakmont. The Product Financing Agreement states that Oakmont does not have recourse against the Company for customer failures to discharge their obligations to Oakmont unless the Company has breached and failed to cure certain warranties. Specifically, the Company has agreed to make the following warranties upon each sale to Oakmont, which warranties provide Oakmont with a basis for recourse against the Company for certain customer failures: (i) to the best of the Company's knowledge, the customer will use the SystemOne/trademark/ Washer principally for commercial purposes; (ii) to the best of the Company's knowledge, the lease and related documents have been duly executed and delivered; (iii) the lease incorporates all of the representations and warranties made by the Company to the lessee;
(iv) all dealings by the Company with the lessee have been in accordance with all applicable laws and regulations; (v) the conduct of the Company in developing a lease will not subject Oakmont to suit or administrative proceeding; (vi) the lessee has no defense, offset or counterclaims as to the enforcement of the lease arising out of the conduct or failure to perform of the Company; (vii) the Company does not know of any fact which indicates the uncollectibility of the lease; (viii) to the best of the Company's knowledge, the information provided by the lessee to the Company and Oakmont is accurate and complete; (ix) except for funds which Oakmont has agreed the Company is entitled to retain, the Company has not retained any funds given to it by a lessee; and (x) title to the SystemOne/trademark/ Washer has vested in Oakmont free and clear of any liens of persons claiming by, through or under the Company. In the event the Company breaches one of the foregoing warranties and fails to cure the breach, the Product Financing Agreement requires the Company to purchase from Oakmont the leased SystemOne/trademark/ Washer and Oakmont's rights under the lease agreements with the customer for an amount equal to the sum of all lease payments then due and owing under the lease, all lease payments payable from the date of default to the end of the lease term and twenty percent of the equipment cost, less any applicable deposit which may be retained by Oakmont. Where required by applicable law, the foregoing amounts are required to be calculated using the discounted present value of the subject lease payments.

   The Product Financing Agreement provides for a term of one year, which automatically renews for successive one-year terms. Under the Product Financing Agreement, either the Company or Oakmont may terminate the agreement with or without cause upon 60 days notice, without affecting the rights and obligations of either party with respect to previous sales. In addition, if Oakmont declines any five lease applications within a 30-day period, which lease applications are accepted and funded by a third party on terms declined by Oakmont, the Company may, upon 10 days notice, terminate the Product Financing Agreement.

PATENTS, TRADEMARKS AND PROPRIETARY TECHNOLOGY

   The Company holds United States patents relating to its SystemOne/trademark/ Washer, Power Spray Washer, Spray Gun Washer and Immersion Washer and anticipates that it will apply for additional patents it deems appropriate. The Company has applied for international patents in Canada, Japan, Europe and Mexico.

   The Company's patent with respect to its SystemOne/trademark/ Washer was issued on September 27, 1994 and will expire on September 26, 2011. The Company has three patents pending with respect to its SystemOne(Trademark) Washer, one of which was allowed by the U.S. Patent Office on April 2, 1996 and is awaiting issuance. The Company's patent with respect to its Power Spray Washer was issued on January 11, 1994, and expires on January 10, 2011. The Company's patent with respect to its Spray Gun Washer was issued on February 14, 1995, and expires on February 13, 2012. The Company's patent with respect to its Immersion Washer was issued on May 21, 1996 and expires on May 20, 2013. The Company's patent with respect to its MiniDisposer was allowed by the U.S. Patent Office on June 26, 1996 and is awaiting issuance.

   The Company believes that patent protection is important to its business. There can be no assurance as to the breadth or degree of protection which existing or future patents, if any, may afford the Company, that any patent applications will result in issued patents, that patents will not be circumvented or invalidated or that the Company's competitors will not commence marketing self-contained washers with similar technology. It is possible that the Company's existing patent rights may not be valid although the Company believes that its patents and products do not and will not infringe patents or violate proprietary rights of others. It is possible that infringement of existing or future patents or proprietary rights of others may occur. In the event the Company's products or processes infringe patents or proprietary rights of others, the Company may be required to modify the design of its products or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions or at all. The failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation actions. Moreover, if the Company's product or processes infringes patents or proprietary rights of others, the Company could, under certain circumstances, become the subject of an immediate injunction and be liable for damages, which could have a material adverse effect on the Company.

   The Company has applied for a federal trademark with respect to the mark "SystemOne" and design.

   The Company also relies on trade secrets and proprietary know-how and employs various methods to protect the concepts, ideas and documentation of its proprietary information. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such know-how or obtain access to the Company's know-how, concepts, ideas and documentation. Although the Company has and expects to have confidentiality agreements with its employees, suppliers and appropriate vendors, there can be no assurance that such arrangements will adequately protect the Company's trade secrets. Since the Company believes that its proprietary information is important to its business, failure to protect such information could have a material adverse effect on the Company.

RESEARCH AND DEVELOPMENT

   During the years ended December 31, 1994 and 1995 and the six months ended June 30, 1996, the Company expended $178,146, $393,874 and $365,435, respectively, on research and development of its various products.

   The Company plans to continue to focus significant resources on research and development of existing and future product lines. Although the Company intends to continue to seek means of refining and improving its SystemOne(Trademark) Washer, the Company believes, based on market response, that the SystemOne(Trademark) Washer is at a stage where commercial exploitation is appropriate. The Company recognizes that the industrial parts cleaning industry may be entering a phase of rapid technological change and progress and the Company will seek to retain what the Company perceives as its technological superiority over its competitors' products. In order to keep pace with the rate of technological change, the Company intends to devote considerable resources in time, personnel and funds on continued research and development for its products. The Company recognizes that many of its competitors have far greater financial and personnel resources than the Company which may be devoted to research and development and can provide no assurance that it will maintain a technological advantage.

   Subject to the availability of financial and personnel resources, the Company intends to spend approximately $400,000 and $500,000 in the years ended December 31, 1996 and 1997, respectively, to finalize development and testing of its various products and to develop new products and concepts. Although there can be no assurance that the Company will ever develop any new products capable of commercialization, the Company intends to continue its programs to develop new products, some of which may utilize the Company's patented products and processes.

PRODUCT LIABILITY AND INSURANCE

   The Company is subject to potential product liability risks which are inherent in the design and use of industrial parts cleaning machines. The Company has implemented strict quality control measures and currently maintains product liability insurance of $5,000,000 in the aggregate and $5,000,000 per occurrence.

PROPERTIES



   The Company maintains its corporate headquarters, research and development laboratory and manufacturing facilities in a 10,000 square foot and an adjacent 5,500 square foot building located in Miami, Florida. The lease for the 10,000 square foot building (the "Primary Lease") commenced on January 1, 1995 and expires December 31, 1996. The Primary Lease provides for two renewal terms of two years. The Company's annual lease payments under the Primary Lease are approximately $61,000, which amount does not include the Company's obligation to pay all utility and service charges. The lease for the 5,500 square foot building (the "Secondary Lease") commenced on September 1, 1996 and expires August 30, 1998. The Company's annual lease payments under the Secondary Lease are approximately $32,208, which amount does not include the Company's obligation to pay all utility and service charges. The Company has the right to cancel the Secondary Lease upon four months written notice. In addition, the Company maintains a sales, distribution and light manufacturing center in a 1,692 square foot facility located in Pinellas Park, Florida (the "Sales Lease"). The Sales Lease commenced on September 15, 1996 and expires on October 1, 1998. The Company's annual lease payments under the Sales Lease are approximately $6,491.25, which amount does not include the Company's obligation to pay all utility and service charges. The Company intends to seek additional space, either at its current location or elsewhere, to house expanded corporate headquarters and research and development facilities. The Company anticipates no significant difficulty in locating such space on reasonable terms. The Company does not anticipate that it will experience difficulty in locating and equipping its regional sales and service centers, which are expected to contain a small office space/ showroom area and enough space for two or three delivery and maintenance vehicles.


LEGAL PROCEEDINGS

   The Company is not involved in any litigation.

EMPLOYEES


   As of the date of this Prospectus, the Company employed 16 employees, of whom five were in corporate management, three were in research and development, two were in sales and marketing, four were in manufacturing, and two were in administration. The Company intends to hire additional employees after this offering, commensurate with the Company's requirements and available funds, primarily to expand manufacturing and marketing operations.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

   The following table sets forth certain information concerning the executive officers and directors of the Company.


 NAME                       AGE  POSITION WITH COMPANY
- ------------------------------------------------------------------------------------
Pierre G. Mansur ........ 44     Chairman of the Board and President
Paul I. Mansur .......... 45     Director and Chief Executive Officer
Richard P. Smith, C.P.A.  39     Vice President of Finance and Chief Financial
                                 Officer
Charles W. Profilet  .... 59     Vice President-Business Development
Elias F. Mansur ......... 53     Director
Dr. Jan Hedberg ......... 49     Director
Joseph E. Jack .......... 68     Director


   PIERRE G. MANSUR founded the Company and has served as its Chairman and President since its inception in November 1990. From June 1973 to August 1990, Mr. Pierre Mansur served as President of Mansur Industries Inc., a privately held New York corporation that operated a professional race engine machine shop. Mr. Pierre Mansur has over twenty years of advanced automotive and machinery operations experience including developing innovative automotive machine shop applications; designing, manufacturing, customizing, modifying and retooling high performance engines and component parts; developing state of the art automotive and powerboat race engines which have consistently achieved world championship status; and providing consulting services and publishing articles with respect to automotive technical research data. Mr. Pierre Mansur has conducted extensive research and development projects for several companies, including testing and evaluating engine parts and equipment for Direct Connection, a high performance racing division of the Chrysler Corporation; researching and developing specialized engine piston rings and codings for Seal Power Corporation; researching high-tech plastic polymers for internal combustion engines for ICI Americas; and designing and developing specialized high performance engine oil pan applications. Mr. Pierre Mansur is the brother of Paul I. Mansur and a cousin of Elias F. Mansur. Mr. Pierre Mansur is a graduate of the City University of New York.

   PAUL I. MANSUR has been Chief Executive Officer, Chief Financial Officer and a Director since September 1993. From September 1986 to July 1993, Mr. Paul Mansur served as Chief Executive Officer of Atlantic Entertainment Inc., a privately held regional retail chain of video superstores. From March 1981 to September 1986, Mr. Paul Mansur served as the Chief Executive Officer and President of Ameritrade Corporation, a privately held international distributor of factory direct duty free products. From June 1972 to March 1981, Mr. Paul Mansur held various finance and operation positions, including Assistant Vice President Finance and Operations for Mott's USA, Inc., a division of American Brands. Mr. Paul Mansur is the brother of Pierre G. Mansur and a cousin of Elias F. Mansur. Mr. Paul Mansur is a graduate of the City University of New York.


   CHARLES W. PROFILET has been the Vice President--Business Development of the Company since November 1995. From July 1992 to September 1995, Mr. Profilet served as Vice President--Florida Operations for Rust Environment and Infrastructure, Inc., a privately held environmental remediation company that is controlled by WMX Technologies, a publicly traded waste collection and recycling company traded on the New York Stock Exchange. From March 1991 to July 1992, Mr. Profilet served as Vice President-Marketing at Metcalf and Eddy, a full-service engineering and environmental consulting firm specializing in the treatment of waste water, air quality assurance, emissions control and remedial design. From July 1987 to February 1990, Mr. Profilet served as Executive Vice President and Chief Operating Officer at Craig A. Smith and Associates, a privately-held civil engineering firm. From August 1979 to September 1985, Mr. Profilet served as Vice President-Business Development at Reynolds Smith and Hills, a privately-held architectural and engineering planning firm. Mr. Profilet is a graduate of the U.S. Military Academy at West Point and holds a Master of Engineering degree from the University of Oklahoma.

   RICHARD P. SMITH has been the Chief Financial Officer of the Company since September 1, 1996. From April 1987 to August 1996, Mr. Smith held various positions, including Vice President, Chief Financial Officer, Treasurer, Secretary, Director of Business Planning, and Controller of European Operations of Telematics International, Inc., a manufacturer and supplier of intelligent networking technologies and products. From August 1983 to April 1987, Mr. Smith served as Manager of Internal Controls and Cost Analysis for Motorola, Inc., a worldwide manufacturer of a diverse line of electronic equipment and components, including communications systems, semiconductors, electronic controls and computer systems. Motorola, Inc.'s securities are listed on the New York Stock Exchange. From January 1980 to March 1981, Mr. Smith worked as an accountant for Arthur Young and Co. C.P.A. Mr. Smith is a graduate of Illinois Wesleyan University and holds a Masters of Business Administration degree from the University of Illinois and a Masters of Finance degree from Cambridge University.

   ELIAS F. MANSUR has been a Director of the Company since August 1995. From September 1968 to present, Mr. Elias Mansur served as Managing Director of the Mansur Trading Company and its subsidiaries, an international, diversified group of companies involved in banking, international trade, manufacturing, real estate and hotel operations. From June 1975 to March 1981, Mr. Elias Mansur served as Chairman of the Board of the Central Bank of the Netherlands Antilles. From September 1984 to December 1985, Mr. Elias Mansur served as Minister of Economic Affairs of the Netherlands Antilles. From October 1977 to September 1984, Mr. Elias Mansur served as the Chief Economic Advisor, Minister of Economic Affairs and Chairman of the Council of Economic Advisors to the government of Aruba. Mr. Elias Mansur is a cousin of Mr. Pierre Mansur and Mr. Paul I. Mansur.

   DR. JAN HEDBERG has been a Director of the Company since August 1995. From October 1987 to March 1993, Dr. Hedberg was the Chairman and Chief Executive Officer of Enprotec International Group, N.V., a company he co-founded and in the business of researching and developing of advanced waste oil recycling technologies. Since March 1993, Dr. Hedberg has been the Chairman of the Board and Chief Executive Officer of Enprotec (USA) Inc., a wholly owned subsidiary of Enprotec International Group, N.V., which manufactures, designs and assembles oil re-refining plants. Dr. Hedberg was the co-recipient of the 1991 International Technology Award for Enterprising Innovation and Creativity for the development of the Vaxon Re-refining Process, which is a proprietary process that transforms used oil into useable oil products. Dr. Hedberg has over 15 years of experience in oil related and environmental companies and 12 years of research and teaching experience, including executive management and advisory positions, with several multinational organizations. Dr. Hedberg received his Doctor of Philosophy (PhD) in Geotechnical Engineering from the Massachusetts Institute of Technology, Cambridge, Massachusetts in 1977.

   JOSEPH E. JACK has been a Director of the Company since August 1995. From May 1989 to June 1991, Mr. Jack served as Vice President of Waste Management Europe, a waste collection and recycling company that is a publicly traded company on the London Stock Exchange and a controlled subsidiary of WMX Technologies, a publicly traded New York Stock Exchange company. From April 1984 to December 1987, Mr. Jack was President of Waste Management Inc. of Florida, a waste collection and recycling company that is an affiliate of Waste Management, Inc.. From July 1983 to March 1984, Mr. Jack served as Vice President of Waste Management Partners, a division of Waste Management, Inc. From February 1982 to July 1983, Mr. Jack served as Vice President of Waste Management International, a subsidiary of Waste Management, Inc. From April 1980 to February 1982, Mr. Jack was Vice President of Waste Management International (Middle East), a subsidiary of Waste Management, Inc., and from May 1978 to April 1980, Mr. Jack was the Resident Manager of Waste Management Saudi Arabia, a joint venture involving an affiliate of Waste Management, Inc. Under Mr. Jack's leadership, Waste Management experienced unprecedented growth in several markets worldwide including Waste Management Europe's growth of revenues from $10 million to $700 million in a three year period. Mr. Jack's significant accomplishments in the waste management field were acknowledged when he was inducted by the National Waste Management Association into the United States Waste Industry's "Hall of Fame". Mr. Jack has been an active investor in companies since he retired in June 1991.

   The Company has agreed that, for five years after the effective date of this Prospectus, the Representative will have the right to designate one individual to be elected to the Company's Board of Directors.

                            EXECUTIVE COMPENSATION

   The following table sets forth compensation paid or payable in respect of the three years ended December 31, 1995 to the Company's Chief Executive Officer and its other executive officer whose combined salaries and bonuses equalled or exceeded $100,000 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE


                                                                                        LONG TERM
NAME AND PRINCIPAL POSITION                     ANNUAL COMPENSATION                     COMPENSATION
                            ------------------------------------------------------------------------
                                                                     OTHER ANNUAL       ALL OTHER
                                 YEAR   SALARY         BONUS       COMPENSATION(2)     COMPENSATION
- --------------------------- ------- ----------  -------------- ----------------       -------------
Mr. Pierre G. Mansur           1995     $66,000       $267,460(1)       $6,605(2)           $0
                             ------- ----------  -------------- ---------------- ---------------
Chairman and President         1994     $66,000             $0            $550(2)           $0
                             ------- ----------  -------------- ---------------- ---------------
                               1993     $22,000             $0              $0              $0
                             ------- ----------  -------------- ---------------- ---------------
Mr. Paul I. Mansur             1995     $48,000             $0          $2,550(2)           $0
                             ------- ----------  -------------- ---------------- ---------------
Chief Executive Officer        1994     $48,000             $0              $0              $0
                             ------- ----------  -------------- ---------------- ---------------
                               1993      $5,000             $0              $0              $0
                             ------- ----------  -------------- ---------------- ---------------


- -----------------------------------------------------------------------------

(1) Represents incentive compensation earned by Pierre G. Mansur, $88,110 of which has been paid and the remainder of which has been accrued.

(2) Automobile allowance paid by the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

   In September 1993, the Company entered into a two year employment agreement with Mr. Pierre Mansur, which provides for an annual base salary of $66,000 and discretionary bonuses, based on Mr. Pierre Mansur's performance, as determined by the Compensation Committee of the Board of Directors. Pursuant to the terms of his employment contract, Mr. Mansur's employment was renewed in September 1995 by the Company for an additional two years. Pursuant to the employment agreement, during the term of Mr. Pierre Mansur's employment and for a period of three years following his termination of employment, Mr. Pierre Mansur is prohibited from disclosing any confidential information, including without limitation, information regarding the Company's patents, research and development, manufacturing process or knowledge or information with respect to confidential trade secrets of the Company. In addition, the employment agreement provides that Mr. Pierre Mansur is prohibited from, directly or indirectly, engaging in any business in substantial competition with the Company or its affiliates. The employment agreement also provides that Mr. Pierre Mansur is prohibited from becoming an officer, director or employee of any corporation, partnership or any other business in substantial competition with the Company or its affiliates during the term of his employment and for three years thereafter.

   In September 1995, the Company entered into a two year employment agreement with Mr. Paul Mansur, which provides for an annual base salary of $48,000 and discretionary bonuses, based on Mr. Paul Mansur's performance, as determined by the Compensation Committee of the Board of Directors. Pursuant to the employment agreement, during the term of Mr. Paul Mansur's employment and for a period of three years following his termination of employment, Mr. Paul Mansur is prohibited from disclosing any confidential information, including without limitation, information regarding the Company's patents, research and development, manufacturing process or knowledge or information with respect to confidential trade secrets of the Company. In addition, the employment agreement provides that Mr. Paul Mansur is prohibited from, directly or indirectly, engaging in any business in substantial competition with the Company or its affiliates. The employment agreement also provides that Mr. Paul Mansur is prohibited from becoming an officer, director or employee of any corporation, partnership or any other business in substantial competition with the Company or its affiliates during the term of his employment and for three years thereafter.


   In July 1996, the Company entered into a one year employment agreement with Mr. Richard Smith, which provides for an annual base salary of $110,000, a car allowance of $400 a month, and a mobile telephone allowance of $150 a month. The employment agreement provides that Mr. Smith is entitled to receive a minimum of 10,000 common stock purchase options comprised of: 5,000 options to be issued upon the consummation of this offering and exercisable at the initial public offering price, and 5,000 options to be issued on December 31, 1996 exercisable at the then current market price of the common stock. Pursuant to the employment agreement, if Mr. Smith is terminated for cause, defined as an act of dishonesty, malfeasance, or other impropriety, he is not entitled to receive any severance payment. If Mr. Smith is terminated without cause, he is entitled to receive his current salary for four months or until he secures new employment, whichever occurs first. In addition to the employment agreement, the Company and Mr. Smith entered into a Non-Circumvention and Non-Disclosure Agreement.

   In November 1995, the Company entered into a one year employment agreement with Charles W. Profilet. Under the employment agreement, Mr. Profilet is entitled to an annual base salary of $80,000, a car allowance of $400 a month and monthly commissions, ranging from $5 per unit for parts washers to $25 per unit for jet washers, with respect to each new washer sold by the Company in the United States. The commissions earned by Mr. Profilet may be converted, at his option, into Common Stock at a discount on the then current trading price of the Common Stock. The conversion discount was 10% as of the date of this Prospectus, but, may be adjusted at the election of the Board of Directors of the Company. As of the date of this Prospectus, Mr. Profilet had earned an aggregate of $12,250 of commissions. The employment agreement provides that Mr. Profilet is eligible to participate in the Company's discretionary executive profit sharing awards and executive stock award or stock option awards. Pursuant to the employment agreement, if Mr. Profilet is terminated for cause, defined as an act of dishonesty, malfeasance, or other impropriety, he is not entitled to receive any severance payment. If Mr. Profilet is terminated without cause within his first year of employment, he is entitled to receive his current salary for six months or until he secures new employment, whichever occurs first. In addition to the employment agreement, the Company and Mr. Profilet entered into a Non-Circumvention and Non-Disclosure Agreement.

INCENTIVE COMPENSATION PLAN

   The Company's 1996 Executive Incentive Compensation Plan (the "Incentive Plan") provides for grants of stock options, stock appreciation rights ("SARS"), restricted stock, deferred stock, other stock related awards and performance or annual incentive awards that may be settled in cash, stock or other property (collectively, "Awards"). The total number of shares of Common Stock that may be subject to the granting of Awards under the Incentive Plan at any time during the term of the Plan shall be 375,000. The Employee Plan is designed to serve as an incentive for retaining qualified and competent employees, directors, consultants and independent contractors of the Company.

   The persons eligible to receive Awards under the Incentive Plan are the officers, directors, employees and independent contractors of the Company, if any, and its subsidiaries. No director of the Company who is not an employee of the Company or any subsidiary (a "non-employee director") will be eligible to receive any Awards under the Incentive Plan other than automatic formula grants of stock options and restricted stock as described below, and no independent contractor will be eligible to receive any Awards other than stock options.

   The Incentive Plan is required to be administered by a committee designated by the Board of Directors consisting of not less than two directors (the "Committee"), each member of which must be a "disinterested person" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee of the Board has been appointed as the Committee for the Incentive Plan. Subject to the terms of the Incentive Plan, the Committee is authorized to select eligible persons to receive Awards, determine the type and number of Awards to be granted and the number of shares of Common Stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the Incentive Plan, and make an other determinations that may be necessary or advisable for the administration of the Incentive Plan.

   In addition, the Incentive Plan imposes individual limitations on the amount of certain Awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARS, restricted shares of Common Stock, deferred shares of Common Stock, shares as a bonus or in lieu of other Company obligations, and other stock-based Awards granted to any one participant may not exceed 250,000 for each type of such Award, subject to adjustment in certain circumstances. The maximum amount that may be paid out as a final annual incentive Award or other cash Award in any fiscal year to any one participant is $1,000,000, and the maximum amount that may be earned as a final performance Award or other cash Award in respect of a performance period by any one participant is $5,000,000.

   The Incentive Plan provides that each non-employee director shall automatically receive (i) on the date of his or her appointment as a director of the Company, an option to purchase 2,500 shares of Common Stock, and (ii) each year, on the day the Company issues its earnings release for the prior fiscal year, an option to purchase 2,500 shares of Common Stock. Such options will have a term of 10 years and become exercisable at the rate of 33-1/3% per year commencing on the first anniversary of the date of grant; provided, however, that the options will become fully exercisable in the event that, while serving as a director of the Company, the non-employee director dies, or suffers a "disability," or "retires" (within the meaning of such terms as defined in the Incentive Plan). The per share exercise price of all options granted to non-employee directors will be equal to the fair market value of a share of Common Stock on the date such option is granted.

   The Company will agree with the Representative that for a 13-month period immediately following the effective date of the Registration Statement of which this Prospectus forms a part, the Company will not, without the consent of the Representative, adopt or propose to adopt any plan or arrangement permitting the grant, issue or sale of any shares of its Common Stock or issue, sell or offer for sale any of its Common Stock, or grant any option for its Common Stock which shall: (x) have an exercise price per share of Common Stock less than (a) the initial public offering price of the Common Stock offered in this Prospectus or
(b) the fair market value of the Common Stock on the date of grant; or (y) be granted to any direct or indirect beneficial holder of more than 10% of the issued and outstanding Common Stock of the Company. No option or other right to acquire Common Stock granted, issued or sold during the 13-month period immediately following the effective date of the Registration Statement of which this Prospectus forms a part shall permit (a) the payment with any form of consideration other than cash, (b) the payment of less than the full purchase or exercise price for such shares of Common Stock or other securities of the Company on or before the date of issuance, or (c) the existence of stock appreciation rights, phantom options or similar arrangements.

   The Company has not granted any Award under the Incentive Plan.

COMPENSATION OF DIRECTORS

   After this offering, the Company will pay each director who is not an employee an annual retainer of $10,000. The Company will reimburse all directors for all travel-related expenses incurred in connection with their attendance at meetings of the Board of Directors. Directors will also be entitled to receive options under the Incentive Plan. See "Incentive Compensation Plan."

   Mr. Elias Mansur, Dr. Jan Hedberg and Mr. Joseph Jack were each granted 10,000 shares of the Company's Common Stock in April 1996 in exchange for previously rendered consulting services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; AUDIT COMMITTEE


   The Board of Directors currently administers and determines compensation, including salary and bonus for the executive officers, directors and other employees. The Company intends to establish an Audit Committee and a Compensation Committee shortly after the closing of this offering. The Compensation Committee will be responsible for setting and administering policies that govern annual compensation of the Company's executive officers and administering the 1996 Executive Incentive Compensation Plan. The duties and responsibilities of the Audit Committee will include (i) recommending to the full Board the appointment of the Company's auditors and any termination of their appointment, (ii) reviewing the plan and scope of audits, (iii) reviewing the Company's significant accounting policies and internal controls, (iv) administering the Company's compliance programs, and (v) general responsibility for all related auditing matters.

                             CERTAIN TRANSACTIONS

COMMON STOCK OWNERSHIP

   In connection with the organization of the Company in November 1990, the Company issued 2,000,000 shares of Common Stock, par value $0.001 per share, to Mr. Pierre Mansur in exchange for the assignment to the Company of (i) certain ongoing research and development and rights to any related patents and patents pending, and (ii) real estate and equipment valued at $52,000.

CONSULTING AGREEMENT AND SERVICES

   In November 1994, the Company entered into a two-year consulting agreement (the "Consulting Agreement") with Environmental Technologies BVI Limited (the "Consultant"). Pursuant to the Consulting Agreement, the Consultant agreed to advise, consult with, introduce to third parties and generally assist the Company in its efforts to explore new manufacturing and marketing arrangements. In exchange for such services, the Consulting Agreement provided that the Consultant was entitled to receive certain fees in connection with the sale of certain equipment, services, license rights, royalty rights, manufacturing rights, marketing rights or the Company's entrance into a partnership or joint venture arrangement or consummation of a merger. The Consultant did not receive any commissions pursuant to the Consulting Agreement. In December 1995, the Company issued the Consultant 10,000 shares of Common Stock in exchange for the services rendered by the Consultant and to secure the Consultant's agreement to terminate the Consulting Agreement and any and all associated rights of the Consultant. Dr. Jan Hedberg, a director of the Company, owns 50 percent and serves as the managing director of the Consultant.


   Mr. Elias Mansur, Dr. Jan Hedberg and Mr. Joseph Jack have, from time to time, rendered consulting services to the Company in connection with financing, marketing and technical matters. In April 1996, they were each granted 10,000 shares of the Company's Common Stock, valued at $3.50 per share, in exchange for such previously rendered consulting services.



NOTE PAYABLE TO CHIEF EXECUTIVE OFFICER


   Pursuant to a revolving line of credit dated June 1, 1990, Mr. Paul Mansur made a series of advances ranging from $5,000 to $30,000, totaling an aggregate of $150,000 (the "Debt"), to the Company between June 1, 1990 and May 31, 1996. Under the terms of the line of credit, interest accrued at a rate of 6% in 1994, 1995 and the five month period ended May 31, 1996. On December 31, 1994 and December 31, 1995, the Company paid Mr. Paul Mansur $34,814 and $12,000, respectively, in satisfaction of interest owed with respect to the Debt. The note evidencing the Debt had a maturity date of December 31, 1995, which maturity date was extended to December 31, 1996. On May 31, 1996, the Company paid Mr. Paul Mansur $150,000 and $5,000 in satisfaction of the outstanding principal balance of and the interest owed with respect to the Debt.

CONVERTIBLE NOTES


   In connection with its issuance of an aggregate of $1,012,500 in principal amount of Convertible Notes in June 1996, the Company issued promissory notes in the principal amount of $101,250 to each of Environmental Technologies BVI Limited, a consulting firm of which Dr. Jan Hedberg, a director of the Company, is Managing Director, Mr. Joseph E. Jack, a director of the Company, and Mr. Elias F. Mansur, a director of the Company. Upon consummation of this offering, each of the Convertible Notes will be automatically converted into 15,000 shares of the Company's Common Stock. Mr. Mansur, Mr. Jack and Environmental Technologies BVI Limited acquired the Convertible Notes on the same terms as other unaffiliated investors.

FUTURE TRANSACTIONS

   Each of the transactions between the Company and each officer and shareholder of the Company was made on terms no less favorable to the Company than those that were available from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated third parties.

                            PRINCIPAL SHAREHOLDERS


   The following table sets forth certain information concerning the beneficial ownership of the Common Stock immediately prior to this offering, and as adjusted to reflect the issuance of shares upon the conversion of the Convertible Notes and the sale of shares offered by this Prospectus, by: (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each Director or nominee for Director of the Company,
(iii) each of the Named Executive Officers and (iv) all Directors and Executive Officers of the Company as a group.


                                          SHARES BENEFICIALLY OWNED       SHARES BENEFICIALLY OWNED
                                           PRIOR TO THIS OFFERING            AFTER THIS OFFERING
                                        ----------------------------      ---------------------------
NAME                                        NUMBER     PERCENTAGE           NUMBER      PERCENTAGE
- ------------------------------------- --------------- -------------  ---------------  ---------------
Mr. Pierre G. Mansur ................     2,000,000         59.7%          2,000,000         46.0%
Mr. Paul I. Mansur ..................             0           *                    0           *
Mr. Elias F. Mansur .................        26,025           *               41,025(2)        *
Dr. Jan Hedberg .....................        20,000(1)        *               35,000(1)(3)     *
Mr. Joseph E. Jack ..................        22,820           *               37,820(2)        *
Mr. Charles W. Profilet .............             0           *                    0           *
Mr. Richard P. Smith ................        10,000(4)        *               10,000(4)        *
All Directors and Executive Officers
  as a Group (6 persons) ............     2,078,845(5)      61.9%          2,123,845(5)      48.8%


- ------------------

 *  Less than 1%

(1) Includes 10,000 shares of Common Stock held by Environmental Technologies BVI Limited, of which Dr. Hedberg owns 50 percent and serves as the Managing Director.

(2) Includes 15,000 shares of Common Stock issuable upon the conversion of a Convertible Note in the principal amount of $101,250, which conversion shall occur simultaneously with the consummation of this offering.


(3) Includes 15,000 shares of Common Stock issuable upon the conversion of a Convertible Note held by Environmental Technologies BVI Limited in the principal amount of $101,250, which conversion shall occur simultaneously with the consummation of this offering.

(4) Includes 10,000 shares of Common Stock issuable upon the exercise of stock options.

(5) See Notes (1) -(4).


                         DESCRIPTION OF CAPITAL STOCK

   The Company's authorized capital stock consists of 25,000,000 shares of Common Stock, $.001 par value per share, and 1,500,000 shares of Preferred Stock, $1.00 par value per share. As of the date of this Prospectus, 3,351,309 shares of Common Stock and 0 shares of Preferred Stock are outstanding.

COMMON STOCK

   Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. Subject to the restrictions summarized below, dividends may be paid to the holders of Common Stock when and if declared by the Board of Directors out of funds legally available for dividends. See "Dividend Policy."

   Holders of Common Stock have no conversion, redemption, or preemptive rights. All outstanding shares of Common Stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock will be entitled to share ratably in its assets remaining after provision for payment of creditors and holders of Preferred Stock. See "Dividend Policy."

PREFERRED STOCK

   The Company is authorized to issue Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the value or market price of the Common Stock and voting power or other rights of the holders of Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

ANTI-TAKEOVER PROVISIONS OF FLORIDA LAW

   Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The "Control Share Acquisitions" section of the Florida Business Corporation Act ("FBCA") generally provides that shares acquired in excess of certain specified thresholds, beginning at 20% of the Company's outstanding voting shares, will not possess any voting rights unless such voting rights are approved by a majority vote of a corporation's disinterested shareholders. The "Affiliated Transactions" section of the FBCA generally requires majority approval by disinterested directors or supermajority approval of disinterested shareholders of certain specified transactions (such as a merger, consolidation, sale of assets, issuance of transfer of shares or reclassifications of securities) between a corporation and a holder of more than 10% of the outstanding voting shares of the corporation, or any affiliate of such shareholder.

   The directors of the Company are subject to the "general standards for directors" provisions set forth in the FBCA. These provisions provide that in discharging his or her duties and determining what is in the best interests of the Company, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Company and its shareholders and the social, economic, legal or other effects of any proposed action on the employees, suppliers or customers of the Company, the community in which the Company operates and the economy in general. Consequently, in connection with any proposed action, the Board of Directors is empowered to consider interests of other constituencies in addition to the Company's shareholders, and directors who take into account these other factors may make decisions which are less beneficial to some, or a majority, of the shareholders than if the law did not permit consideration of such other factors.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

   The authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

   The existence of authorized but unissued and unreserved Common Stock and Preferred Stock may enable the Board of Directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise, and thereby protect the continuity of the Company's management.

LIMITED LIABILITY AND INDEMNIFICATION

   Under the FBCA, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to fact unless (i) the director breached or failed to perform his duties as a director and (ii) a director's beach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (3) a circumstance under which an unlawful distribution is made, (4) in a proceeding by or in the right of the corporation or procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct, or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in his capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the FBCA.

   The Articles and Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

   The Transfer Agent and Registrar for the Common Stock is Continental Stock Transfer & Trust Company.


                       SHARES ELIGIBLE FOR FUTURE SALE

   Upon the consummation of this offering, the Company anticipates that it will have 4,351,309 shares of Common Stock outstanding. The 850,000 shares of Common Stock offered hereby will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which will be subject to the limitations of Rule 144 adopted under the Securities Act. All of the remaining 3,501,309 shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued and sold by the Company in private transactions not involving a public offering. Of such remaining shares: (i) 2,656,729 shares will become eligible for sale under Rule 144 90 days from the date of this Prospectus; (ii) 150,000 shares are registered for resale pursuant to an effective registration statement; and (iii) the remainder will become eligible for such sale at various times prior to June 1998.


   In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or other persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

   All of the Company's officers, directors and shareholders have agreed not to sell or otherwise dispose of any of their shares of Common Stock for a period of 13 months from the date of this Prospectus without the prior written consent of the Representative.

   Prior to this offering, there has been no market for the Common Stock and no prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Description of Securities" for information concerning outstanding warrants and convertible securities.

                                 UNDERWRITING


   The Underwriters named below (the "Underwriters"), for whom First Allied Securities Inc. is acting as Representative, have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), to purchase from the Company and the Company has agreed to sell to the Underwriters on a firm commitment basis the respective number of shares of Common Stock set forth opposite their names:


                                        NUMBER
UNDERWRITER                            OF SHARES
- ---------------------------------- --------------
First Allied Securities Inc.  ....

                                    --------------
  Total ..........................      850,000
                                    ==============

   The Underwriters are committed to purchase all shares of Common Stock offered hereby if any of such shares are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to conditions precedent specified therein.

   The Company has been advised by the Representative that the Underwriters propose to initially offer the Common Stock to the public at the public offering prices set forth on the cover page of this Prospectus and to certain dealers at such prices less concessions of not in excess of $ per share of Common Stock. Such dealers may reallow a concession not in excess of $
   per share of Common Stock to other dealers. After the commencement of this offering, the public offering prices, concessions and reallowances may be changed by the Representative.

   The Representative has advised the Company that it does not anticipate sales to discretionary accounts by the Underwriters to exceed five percent of the total number of shares of Common Stock offered hereby.


   The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make. The Company has also agreed to pay to the Representative an expense allowance on a nonaccountable basis equal to three percent (3%) of the gross proceeds derived from the sale of the Common Stock underwritten, of which $50,000 has been paid to date.

   The Underwriters have been granted an option by the Company, exercisable within forty-five (45) days after the date of this Prospectus, to purchase up to an additional 127,500 shares of Common Stock at the initial public offering price per share of Common Stock offered hereby, less underwriting discounts and the expense allowance. Such option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the shares offered hereby. To the extent such option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional shares of Common Stock proportionate to its initial commitment.

   All of the Company's officers and directors and all of the holders of the Common Stock have agreed not to, directly or indirectly, sell, transfer, hypothecate or otherwise encumber any of their shares for thirteen (13) months following the date of this Prospectus without the prior written consent of the Representative.

   The Company has agreed that, for five (5) years after the effective date of this Prospectus, the Representative will have the right to designate one individual to be elected to the Company's Board of Directors. Such individual may be a director, officer, employee or affiliate of the Representative. In the event the Representative elects not to designate a person to serve on the Company's Board of Directors, the Representative may designate an observer to attend meetings of the Board of Directors.


   In connection with this offering, the Company has agreed to sell to the Representative, for nominal consideration, the Representative's Warrants to purchase from the Company 85,000 shares of Common Stock. The Representative's Warrants are initially exercisable for shares of Common Stock at a price of $ [120% of the initial public offering price per share of Common Stock] per share of Common Stock for a period of four (4) years commencing one (1) year from the date of this Prospectus and are restricted from sale, transfer, assignment or hypothecation for a period of twelve (12) months from the date hereof, except to officers and principals of the Representative. The Representative's Warrants also provide for adjustment in the number of shares of Common Stock issuable upon the exercise thereof as a result of certain subdivisions and combinations of the Common Stock. The Representative's Warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise of the Representative's Warrants.


   In connection with the Private Financing, the Representative is entitled to receive a commission of $101,250 and a non-accountable expense allowance of $30,375.


   The Representative was registered as a broker dealer on March 29, 1994. The Representative was relatively inactive for a period of time and was reactivated under its present ownership structure on December 15, 1994. The Representative does not have extensive experience as an underwriter of public offerings of securities. The Representative has acted as the managing underwriter for three public offerings. The Representative is a relatively small firm and no assurance can be given that the Representative will participate as a market maker in the Common Stock.

   Prior to this offering, there has been no public market for the Common Stock. Consequently, the initial public offering prices of the Common Stock has been determined by negotiations between the Company and the Representative and is not necessarily related to the Company's asset value, net worth or other established criteria of value. The factors considered in such negotiations included the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and certain other factors as were deemed relevant.

   The foregoing is a summary of the principal terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of the Underwriting Agreement filed as an Exhibit to the Registration Statement of which this Prospectus forms a part.

                                LEGAL MATTERS


   The validity of the Common Stock offered hereby will be passed upon for the Company by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., Miami, Florida. Orrick, Herrington & Sutcliffe LLP, New York, New York, has acted as counsel for the Underwriters in connection with the offering.


                                   EXPERTS

   The financial statements of the Company as of December 31, 1995 and 1994 and for the period from November 13, 1990 (inception) to December 31, 1991, and each of the years in the four year period ended December 31, 1995 have been included in this Prospectus and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere in this Prospectus, and upon the authority of said firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

   The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement and in the exhibits and schedules thereto. For further information about the Company and the Common Stock, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference. Copies of each such document may be obtained from the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C., upon payment of the charges prescribed by the Commission. Copies of each document may also be obtained through the Commission's internet address at http://www.sec.gov.

                        INDEX TO FINANCIAL STATEMENTS

 Report of Independent Accountants ...........................................................   F-2

Financial Statements

 Balance Sheets at December 31, 1994 and 1995 and June 30, 1996 (unaudited)  ................    F-3

 Statements of Operations for the period from November 13, 1990 (inception) to December 31,
   1991, and each of the years in the four year period ended December 31, 1995 and for the
   six months ended June 30, 1995 (unaudited) and 1996 (unaudited) ..........................    F-4

 Statements of Stockholders' Deficit for the period from November 13, 1990 (inception) to
   December 31, 1991, and each of the years in the four year period ended December 31, 1995
   and for the six months ended June 30, 1996 (unaudited) ...................................    F-5

 Statements of Cash Flows for the period from November 13, 1990 (inception) to December 31,
   1991, and each of the years in the four year period ended December 31, 1995 and for the
   six months ended June 30, 1995 (unaudited) and 1996 (unaudited) ..........................    F-6

 Notes to Financial Statements ..............................................................    F-7

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Mansur Industries Inc.:


   We have audited the accompanying balance sheets of Mansur Industries Inc. (a development stage company) as of December 31, 1994 and 1995, and the related statements of operations, stockholders'(deficit) and cash flows for the period from November 13, 1990 (inception) to December 31, 1991 and each of the years in the four-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mansur Industries Inc. as of December 31, 1994 and 1995 and the results of its operations and its cash flows for the period from November 13, 1990 (inception) to December 31, 1991 and each of the years in the four-year period ended December 31, 1995 in conformity with generally accepted accounting principles.


                                                  KPMG PEAT MARWICK LLP

Miami, Florida
January 19, 1996

                            MANSUR INDUSTRIES INC.
                        (A DEVELOPMENT STAGE COMPANY)
                                BALANCE SHEETS

                                                            DECEMBER 31,     DECEMBER 31,       JUNE 30,
                                                                1994             1995             1996
                                                          --------------- ---------------  --------------
                                                                                              (UNAUDITED)
                         ASSETS
Current assets:
 Cash ..................................................     $   20,766      $   916,383      $   640,592
 Inventory .............................................              0          193,838          412,431
 Other assets ..........................................         85,810           18,290          176,425
                                                          --------------- ---------------  --------------
  Total current assets .................................        106,576        1,128,511        1,229,448
                                                          --------------- ---------------  --------------
Mortgage note receivable ...............................        200,000                0                0
                                                          --------------- ---------------  --------------
Property and equipment, net ............................        351,773          324,431          308,810
Other assets ...........................................         98,593                0                0
Intangible assets, net .................................              0                0           24,454
                                                          --------------- ---------------  --------------
                                                                650,366          324,431          333,264
                                                          --------------- ---------------  --------------
  Total Assets .........................................     $  756,942        1,452,942        1,562,712
                                                          ===============  ===============   ==============
         LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities:
 Accounts payable and accrued expenses .................     $    6,007          219,477          382,878
 Due to officers/shareholders ..........................        250,000          250,000                0
 Convertible notes payable .............................              0                0        1,012,500
 Interest payable ......................................         45,684                0            2,250
 Current installments of long-term debt ................         43,637           45,846           48,786
                                                          --------------- ---------------  --------------
  Total current liabilities ............................        345,328          515,323        1,446,414
                                                          --------------- ---------------  --------------
Long-term debt, excluding current installments  ........        700,011          154,165          129,014
                                                          --------------- ---------------  --------------
  Total liabilities ....................................      1,045,339          669,488        1,575,428
                                                          --------------- ---------------  --------------
Convertible redeemable preferred stock, $1 par value.
  Authorized 1,500,000 shares, issued and outstanding
  580,000 and 490,000 in 1994 and 1995 respectively. ...        633,929        2,573,863                0
                                                          --------------- ---------------  --------------
Stockholders' (deficit):
 Common stock, $0.001 par value. Authorized 25,000,000 shares, issued and outstanding 2,000,000; 2,673,129 and 3,351,309 shares for 1994, 1995 and 1996
   respectively ........................................          2,000            2,673            3,351
 Additional paid-in capital ............................        (12,257)         438,132        3,560,948
 Deficit accumulated during the development stage  .....       (912,069)      (2,231,214)      (3,577,015)
                                                          --------------- ---------------  --------------
  Total stockholders' (deficit) ........................       (922,326)      (1,790,409)         (12,716)
                                                          --------------- ---------------  --------------
  Total liabilities and stockholders' (deficit)  .......     $  756,942      $ 1,452,942      $ 1,562,712
                                                          ===============  ===============   ==============

               See accompanying notes to financial statements.

                            MANSUR INDUSTRIES INC.
                        (A DEVELOPMENT STAGE COMPANY)
                           STATEMENTS OF OPERATIONS

                                 NOVEMBER 13,
                                     1990
                                 (INCEPTION)
                                   THROUGH             YEAR ENDED DECEMBER 31,
                                 DECEMBER 31, -----------------------------------------
                                    1991         1992          1993            1994
                             --------------   ----------   ------------    ------------
Operating expenses:

 General and administrative .$    8,502       $    8,971     $   81,886     $  268,414

 Research and development ..    128,439           31,924         69,256        178,146
                               --------------- ------------  ------------- -------------

  Total operating expenses  .   136,941           40,895        151,142        446,560

                               --------------- ------------  ------------- -------------

  Loss from operations  .....  (136,941)         (40,895)      (151,142)      (446,560)
                               --------------- ------------  ------------- -------------

Interest expense ............        --          (16,299)       (16,360)       (46,312)

Exchange expense
  on redeemable
  preferred stock ...........        --               --             --             --

Interest Income .............        --               --             --             --

Loss on disposal of property
  and equipment .............        --          (39,560)       (18,000)            --

                               --------------- ------------  ------------- -------------

  Net loss ..................  (136,941)         (96,754)      (185,502)      (492,872)

                               --------------- ------------  ------------- -------------

  Dividends on redeemable
    preferred stock .........        --               --         (8,328)       (53,929)

                               --------------- ------------  ------------- -------------

  Net loss to common
    shares .................. $ (136,941)     $  (96,754)    $ (193,830)    $ (546,801)

                               ===============  ============   =============  =============

  Net loss per common
    share ................... $    (0.07)     $    (0.05)    $    (0.10)    $    (0.27)

                               ===============  ============   =============  =============

  Weighted average shares
    outstanding .............  2,000,000       2,000,000      2,000,000      2,000,000

                               ===============  ============   =============  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                          NOVEMBER 13,
                                                                              1990
                                                        SIX MONTHS ENDED   (INCEPTION)
                                                            JUNE 30,         THROUGH
                                                        -----------------    JUNE 30,
                                           1995         1995        1996      1996
                                        ----------    --------   --------  ------------
                                                     (UNAUDITED)(UNAUDITED)(UNAUDITED)
    Operating expenses:

  General and administrative            $907,393      $418,079     $622,641   $1,897,807

    Research and development             393,874       162,732      365,435    1,167,074
                                   ---------------  ----------     --------   ----------
  Total operating expenses  .          1,301,267        580,811     988,076    3,064,881
                                   ---------------  -----------    --------    ---------
  Loss from operations  .....         (1,301,267)      (580,811)    988,076)   3,064,881)
                                   ---------------  -----------    --------   ----------
Interest expense ............            (63,528)       (38,259)    (24,179)    (166,678)

                                       F-4

   Exchange expense
    on redeemable
    preferred stock  ........                 --             --    (344,631)    (344,631)
Interest income .............             45,650         11,797      11,085       56,735
Loss on disposal of property
  and equipment .............                 --             --          --      (57,560)
                                   ---------------  -----------    --------   ----------
  Net loss ..................         (1,319,145)      (607,273) (1,345,801)  (3,577,015)
                                   ---------------  -----------    --------   ----------
  Dividends on redeemable
    preferred stock .........           (222,067)       (75,066)   (147,000)    (431,324)
                                   ---------------  -----------    --------   ----------
  Net loss to common
    shares ..................        $(1,541,212)    $ (682,339)$(1,492,801) $(4,008,339)
                                   ===============  =========== ===========  ===========
  Net loss per common
    share ...................        $     (0.66)    $    (0.34)$     (0.53)
                                   ===============  =========== ===========  ===========
  Weighted average shares
    outstanding .............          2,335,140      2,000,000   2,799,071
                                   ===============  =========== ===========  ===========

               See accompanying notes to financial statements.

                            MANSUR INDUSTRIES INC.
                        (A DEVELOPMENT STAGE COMPANY)
                    STATEMENTS OF STOCKHOLDERS' (DEFICIT)
       FROM NOVEMBER 13, 1990 (INCEPTION) TO JUNE 30, 1996 (UNAUDITED)


                                                  PREFFERED STOCK               COMMON STOCK
                                           ----------------------------  ------------------------
                                              SHARES         AMOUNT          SHARES        PAR
                                           ------------ --------------  ------------ ----------
Balance at November 13, 1990 (inception)           --     $        --           --     $   --
 Issuance of common stock to an officer
   in exchange for machinery and real
   estate valued at market and rights to
   ongoing research and development
   patents and patents pending ..........          --              --    2,000,000       2,000
 Net loss ...............................          --              --           --         --
                                           ------------ --------------  ------------ ----------
Balance at December 31, 1991 ............          --              --    2,000,000       2,000
 Net loss ...............................          --              --           --         --
                                           ------------ --------------  ------------ ----------
Balance at December 31, 1992 ............          --              --    2,000,000       2,000
 Issuance of preferred stock in exchange
   for cash .............................     380,000          380,000            --         --
 Issuance of preferred stock in
   satisfaction of notes payable ........     200,000          200,000            --         --
 Accrued dividends on preferred stock  ..
 Net loss ...............................          --              --           --         --
                                           ------------ --------------  ------------ ----------
Balance at December 31, 1993 ............     580,000          580,000     2,000,000       2,000
 Accrued dividends on preferred stock  ..                       53,929
 Net loss ...............................          --              --           --         --
                                           ------------ --------------  ------------ ----------
Balance at December 31, 1994 ............     580,000          633,929     2,000,000       2,000
 Issuance of preferred stock in exchange
   for cash and note payable, net of
   costs ................................     490,000        2,374,596            --         --
 Accrued dividends on preferred stock  ..                       22,800
 Conversion of preferred stock and
   accrued dividends to common stock ....    (580,000)        (656,729)      656,729         657
 Accrued dividends on preferred stock  ..                      199,267
 Issuance of common stock in exchange
   for services rendered ................          --              --         16,400          16
 Net loss ...............................          --              --             --          --
                                           ------------ --------------  ------------ ----------
Balance at December 31, 1995 ............     490,000        2,573,863     2,673,129       2,673
 Issuance of common stock in exchange
   for services rendered (unaudited) ....          --              --         30,000          30
 Conversion of note payable into common
   stock (unaudited) ....................          --              --         20,000          20
 Accrued dividends on preferred stock
   (unaudited) ..........................                      147,000
 Exchange of preferred stock and accrued
   dividends to common stock (unaudited)     (490,000)      (2,720,863)      628,180         628
 Net loss (unaudited) ...................          --              --             --         --
                                           ------------ --------------  ------------ ----------
Balance at June 30, 1996 (unaudited)  ...           0      $         0     3,351,309      $ 3,351
                                           ============  ==============   ============  ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                            DEFICIT
                                                          ACCUMULATED
                                          ADDITIONAL       DURING THE         TOTAL
                                            PAID-IN       DEVELOPMENT      STOCKHOLDERS'
                                            CAPITAL         STAGE            (DEFICIT)
                                          ----------    ----------------   -------------
Balance at November 13, 1990 (inception)   $     --      $      --        $      --
 Issuance of common stock to an officer
   in exchange for machinery and real
   estate valued at market and rights to
   ongoing research and development
   patents and patents pending ..........    50,000              --           52,000
 Net loss ...............................        --       (136,941)         (136,941)
                                           ---------     ----------       ----------
Balance at December 31, 1991 ............    50,000       (136,941)          (84,941)
 Net loss ...............................        --        (96,754)          (96,754)
                                           --------      ----------       ----------
Balance at December 31, 1992 ............    50,000       (233,695)         (181,695)
 Issuance of preferred stock in exchange
   for cash .............................        --             --                --
 Issuance of preferred stock in
   satisfaction of notes payable ........        --             --               --
 Accrued dividends on preferred stock  ..    (8,328)                          (8,328)
 Net loss ...............................        --       (185,502)         (185,502)
                                           --------      ---------        ----------
Balance at December 31, 1993 ............    41,672       (419,197)         (375,525)
 Accrued dividends on preferred stock  ..   (53,929)                         (53,929)
 Net loss ...............................        --       (492,872)         (492,872)
                                           --------      ---------        ----------

                                                          DEFICIT
                                                          ACCUMULATED
                                          ADDITIONAL       DURING THE         TOTAL
                                            PAID-IN       DEVELOPMENT      STOCKHOLDERS'
                                            CAPITAL         STAGE            (DEFICIT)
                                          ----------    ----------------   -------------
Balance at December 31, 1994 ............   (12,257)       (912,069)         (922,326)
 Issuance of preferred stock in exchange
   for cash and note payable, net of
   costs ................................        --              --               --
 Accrued dividends on preferred stock  ..   (22,800)                          (22,800)
 Conversion of preferred stock and
   accrued dividends to common stock ....   656,072              --           656,729
 Accrued dividends on preferred stock  ..  (199,267)                         (199,267)
 Issuance of common stock in exchange
   for services rendered ................    16,384              --            16,400
 Net loss ...............................        --      (1,319,145)       (1,319,145)
                                           ------------- ---------------  ----------------
Balance at December 31, 1995 ............   438,132      (2,231,214)       (1,790,409)
 Issuance of common stock in exchange
   for services rendered (unaudited) ....   104,970              --           105,000
 Conversion of note payable into common
   stock (unaudited) ....................    99,980              --           100,000
 Accrued dividends on preferred stock
   (unaudited) ..........................  (147,000)                         (147,000)
 Exchange of preferred stock and accrued
   dividends to common stock (unaudited)  3,064,866              --         3,065,494
 Net loss (unaudited) ...................        --      (1,345,801)       (1,345,801)
                                           ------------- ---------------  ----------------
Balance at June 30, 1996 (unaudited)  ... $3,560,948    $(3,577,015)      $   (12,716)
                                           =============  ===============   ================

               See accompanying notes to financial statements.

                            MANSUR INDUSTRIES INC.
                        (A DEVELOPMENT STAGE COMPANY)
                           STATEMENTS OF CASH FLOWS

                                               NOVEMBER 13,
                                                   1990
                                               (INCEPTION)           YEAR ENDED DECEMBER 31,
                                                 THROUGH         ---------------------------------
                                               DECEMBER 31,
                                                   1991          1992        1993          1994
                                             --------------  ---------    -----------   ----------
Cash used in operating activities:
 Net loss .................................     $(136,941)     $(96,754)    $(185,502)   $(492,872)
 Adjustments to reconcile net loss to cash
   used in operating activities:
     Loss on sale of property .............            --        31,680            --          --
  Write-off of equipment and patent  ......        69,965         7,880            --          --
  Depreciation ............................            --            --            --      18,056
  Common Stock issued for services  .......            --            --            --          --
  Changes in operating assets
    and liabilities: ......................
   Inventory ..............................        (5,095)      (23,205)      (29,838)     (68,755)
   Other assets ...........................        (1,318)       (1,174)       (7,067)     (76,251)
   Intangible assets ......................            --            --            --           --
   Accounts payable and accrued expenses  .         1,790        (1,666)        8,461       12,415
   Advances from customer .................        11,500        16,800            --           --
                                               ----------      --------     ---------    ---------
    Net cash used in
      operating activities ................       (60,099)      (66,439)     (213,946)    (607,407)
                                               ----------      --------     ---------    ---------
Investing activities:
 Purchase of property and equipment  ......        (6,207)       (4,208)      (43,157)     (48,227)
 Proceeds from mortgage note receivable  ..            --            --            --           --
 Net proceeds from sale of property  ......            --        68,320            --           --
                                               ----------      --------     ---------    ---------
    Net cash provided (used) by investing
      activities ..........................        (6,207)       64,112       (43,157)     (48,227)
Financing activities:
 Proceeds from notes payable and
   line of credit .........................        68,911        52,627        24,860      500,000
 Repayment of notes payable ...............            --       (15,000)           --       (9,262)
 Exchange expense on preferred stock
   exchanged for common stock .............            --            --            --           --
 Proceeds from issuance of
   preferred stock ........................            --            --       380,000           --
                                               ----------      --------    ----------    ---------
    Net cash provided by
      financing activities ................        68,911        37,627       404,860      490,738
                                               ----------      --------    ----------    ---------
    Net increase (decrease) in cash  ......         2,605        35,300       147,757     (164,896)
Cash, beginning of period .................            --         2,605        37,905      185,662
                                               ----------      --------    ----------    ---------
Cash, end of period .......................     $   2,605      $ 37,905     $ 185,662    $  20,766
                                               ==========      ========     =========    =========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                               NOVEMBER 13,
                                                   1990
                                               (INCEPTION)           YEAR ENDED DECEMBER 31,
                                                 THROUGH         ---------------------------------
                                               DECEMBER 31,
                                                   1991          1992        1993          1994
                                             --------------  ---------    -----------   ----------
    Cash used in operating activities:
                  Net loss                    $(1,319,145)   $(607,273)   $(1,345,801)    $(3,577,015)
 Adjustments to reconcile net loss to cash
   used in operating activities:
     loss on sale of property .............            --           --             --          31,680
  Write-off of equipment and patent  ......            --           --             --          77,845
  Depreciation ............................        42,404       20,934         22,396          82,856
  Common Stock issued for services  .......        16,400        6,400        105,000         121,400
  Changes in operating assets
    and liabilities: ......................
   Inventory ..............................       (95,245)     (85,366)      (218,593)       (440,731)
   Other assets ...........................        (7,884)      (1,231)      (158,135)       (251,829)
   Intangible assets ......................            --          --         (24,454)        (24,454)
   Accounts payable and accrued expenses  .       167,786      (38,739)       165,650         354,436
   Advances from customer .................            --           --             --          28,300
                                             ------------- -----------  ------------- ---------------
    Net cash used in
      operating activities ................    (1,195,684)    (705,275)    (1,453,937)     (3,597,512)
                                             ------------- -----------  ------------- ---------------
Investing activities:
 Purchase of property and equipment  ......       (15,062)      (7,828)        (6,775)       (123,636)
 Proceeds from mortgage note receivable  ..       200,000      200,000             --         200,000
 Net proceeds from sale of property  ......            --          --              --          68,320
                                             ------------- -----------  ------------- ---------------
    Net cash provided (used) by investing
      activities ..........................       184,938       192,172        (6,775)        144,684
Financing activities:
 Proceeds from notes payable and
   line of credit .........................            --            --     1,012,500       1,658,898
 Repayment of notes payable ...............       (43,637)      (22,765)     (172,210)       (240,109)
 Exchange expense on preferred stock
   exchanged for common stock .............            --                     344,631         344,631
 Proceeds from issuance of
   preferred stock ........................     1,950,000     1,950,000             0       2,330,000
                                             ------------- -----------  ------------- ---------------
    Net cash provided by
      financing activities ................     1,906,363     1,927,235     1,184,921       4,093,420
                                             ------------- -----------  ------------- ---------------
    Net increase (decrease) in cash  ......       895,617     1,414,132      (275,791)        640,592
Cash, beginning of period .................        20,766        20,766       916,383              --
                                             ------------- -----------  ------------- ---------------
Cash, end of period .......................    $  916,383    $1,434,898    $  640,592      $  640,592
                                             =============  ===========   =============  ===============

Supplemental disclosures of noncash investing and financing activities:

As discussed in note 7(d), in November, 1990, the Company issued 2,000,000 shares of common stock for real estate and equipment having an aggregate market value of $52,000. In addition, the officer assigned to the Company ongoing research and development and rights to patents and patents pending.


 Atinception, the Company assumed certain assets and liabilities, including a $200,000 note payable.


 During April 1992, the Company sold real property for $120,000 in cash and a $200,000 mortgage note receivable, as discussed in note 2.

 In December 1993, the Company issued preferred stock in exchange for $200,000 of notes payable.

 In July 1994, the Company purchased equipment, issuing a note payable to the seller in the amount of $252,910 (see note 5).

 During 1995, convertible preferred stock in the amount of $580,000 and related accrued dividends in the amount of $76,729 were converted to common stock (see note 7).


 During 1996, the Company exchanged 628,180 shares of common stock for 490,000 shares of preferred stock in the amount of $2,374,596 plus related accrued dividends of $346,260. In connection with this transaction, the Company recorded an exchange expense of 12% in the amount of $344,631 (note 7).


               See accompanying notes to financial statements.

                            MANSUR INDUSTRIES INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 31, 1994 AND DECEMBER 31, 1995
                         AND JUNE 30, 1996 (UNAUDITED)


(1) THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Mansur Industries Inc. (the "Company") is primarily engaged in research and development, marketing, and initial production of industrial parts cleaning equipment for use in automotive, marine, airline and general manufacturing industries. The Company's focus is on the design, development and manufacture of industrial cleaning equipment which incorporate continuous recycling and recovery technologies for solvents and solutions, thereby reducing the need to replace and dispose of contaminated solvents and solutions. The Company is in the development stage.

  (A) OPERATIONS AND LIQUIDITY

   The Company has been primarily engaged in research, development, marketing, and initial production of its products. The Company's ultimate success is dependent upon future events, including the successful commercialization of the Company's products, establishing sources for manufacturing, marketing, and distribution channels, the outcomes of which are currently indeterminable, and is also dependent upon obtaining sufficient financing. As of June 30, 1996, the Company has realized no sales of its products.

   As indicated in the accompanying financial statements as of June 30, 1996, the Company's accumulated deficit totaled $3,577,015 (unaudited). The Company has financed this deficiency primarily through private placements of debt and equity securities. Management expects that product sales will commence during the second half of 1996 and that proceeds from the notes payable are sufficient to fund working capital requirements until sales of the Company's products reach levels sufficient to fund working capital requirements.

   In July 1996, the Company expects to file a registration statement with the Securities and Exchange Commission (the "SEC") in connection with a proposed initial public offering ("IPO") of shares of its common stock. In the event that the IPO is not completed, the Company has plans to restructure operations to minimize cash expenditures, and/or obtain additional financing in order to continue support of its activities. If adequate funds are not available from additional sources of financing, the Company's business may be materially adversely affected.

  (B) INVENTORY

   Inventories are stated at the lower of cost or market using the first-in, first-out method. Inventory consists of the following.

                                         DECEMBER 31,     DECEMBER 31,      JUNE 30,
                                             1994             1995            1996
                                       --------------- ---------------  ------------
                                                                          (UNAUDITED)
Raw materials .......................         $0             55,738         233,456
Work in progress and finished goods            0            138,100         178,975
                                       --------------- ---------------  ------------
                                              $0            193,838         412,431
                                       ===============  ===============   ============

  (C) PROPERTY AND EQUIPMENT, NET

   Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the shorter of the lease term or the estimated useful lives of the respective assets.

  (D) INTANGIBLES

   Patents, patent applications and rights are stated at acquisition cost. Amortization of patents is recorded using the straight-line method over the legal lives of the patents, generally for periods ranging up to 17 years. The carrying value of intangible assets is periodically reviewed by the Company and impairments are recognized when the expected future cash flows from operations derived from such intangible assets is less than their carrying value.

  (E) OTHER ASSETS

   Included in other assets at December 31, 1994, were $75,404 in stock offering costs incurred in connection with the Series A preferred stock private placement (note 7). On June 30, 1996, other assets consist primarily of costs relating to the initial public offering of $94,251 and deposits with material suppliers (note 8). (unaudited)


   Included in non-current other assets at December 31, 1994 was $98,593 of inventory relating to products not to be marketed until other products in the product line were fully developed.

  (F) FINANCIAL INSTRUMENTS (unaudited)

   In assessing the fair value of financial instruments at June 30, 1996 the Company has used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. The carrying amount of long-term debt approximates fair value at June 30, 1996. For certain instruments, including accounts payable and accrued expenses, and short-term debt, the carrying amount approximates fair value due to their short maturity.

  (G) RESEARCH AND DEVELOPMENT

   Research and development expenses consist primarily of costs incurred in connection with engineering activities related to the development of industrial parts cleaning machinery and are expensed as incurred.

  (H) INCOME TAXES

   The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (I) EARNINGS PER SHARE DATA

   The computation of loss per share in each year is based on the weighted average number of common shares outstanding. When dilutive, convertible preferred stock and convertible notes are included as common share equivalents using the if converted method. As these instruments have an anti-dilutive effect for the years presented, they are not included in the weighted average calculation. Primary and fully diluted earnings per share are the same for each of the years presented.

  (J) USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


  (K) NEW ACCOUNTING STANDARDS

   In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), which becomes effective for financial statements for fiscal years beginning after December 15, 1995. The statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangible assets and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangible assets to be disposed of. The Company has adopted SFAS No. 121 and as of January 1, 1996 there was no material impact to the financial position or results of operations of the Company.

   In October 1995, the FASB issued Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), which becomes effective for financial statements for fiscal years beginning after December 31, 1995. SFAS No. 123 defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). The Company is currently accounting for stock-based compensation under APB 25 and has opted to continue accounting for stock-based compensation under this method.

(2) MORTGAGE NOTE RECEIVABLE

   During April 1992, the Company sold real property for $120,000 in cash and a $200,000 mortgage note receivable. The note bore interest at a rate of 12 percent per annum payable monthly with the principal due at maturity, being April 27, 1997. The interest received on the mortgage note receivable was assigned by the Company to repay interest due on an unsecured note payable and dividends on certain of the preferred stock. In April 1995, the balance of the note was received in full.

(3) PROPERTY AND EQUIPMENT, NET

   Property and equipment was as follows:

                                   DECEMBER 31,     DECEMBER 31,      JUNE 30,
                                       1994             1995            1996       USEFUL LIFE
                                 --------------- ---------------  ------------ --------------
                                                                    (UNAUDITED)
Furniture and equipment  ......      $   7,289         20,433          23,709        5 Years
Machinery and equipment  ......       351,688         353,606         357,105        10 Years
Leasehold improvements ........        10,852          10,852          10,852
                                 --------------- ---------------  ------------
                                      369,829         384,891         391,666
Less accumulated depreciation          18,056          60,460          82,856
                                 --------------- ---------------  ------------
                                     $351,773         324,431         308,810
                                 ===============  ===============   ============

(4) DUE TO OFFICERS/SHAREHOLDERS

  (A) NOTES PAYABLE

   Notes payable at December 31, 1994 and 1995 consists of the following:

 12% UNSECURED NOTE PAYABLE .............   $100,000
Note payable to chief executive officer      150,000
                                          -----------
                                            $250,000
                                          ===========

   The 12% unsecured notes payable required interest payments monthly, with principal due at maturity. The note matured on December 31, 1995 and was renewed for one year. Pursuant to an amendment to the note signed in January 1996, the note was converted into common stock at a price of $5 per share (note 7).

   Advances made by the chief executive officer are pursuant to a $200,000 line of credit agreement signed in 1990. Under the terms of the agreement, interest is accrued at a variable rate not to exceed 10 percent per annum nor fall below 6 percent per annum negotiated annually. The rate for 1994 and 1995 was 6 percent. The note had a maturity date of December 31, 1995 and was renewed for one year to mature on December 31, 1996. The note payable to the chief executive officer was paid in full during May of 1996 (unaudited).

  (B) CONVERTIBLE NOTES PAYABLE (UNAUDITED)

   In June 1996, the Company issued cumulative convertible redeemable notes payable in the amount of $1,012,500, of which $303,750 was due to certain directors of the Company. The notes bear interest of 4% per annum until September 1996 and 12% thereafter. The notes will be automatically converted into common stock simultaneously with the initial public offering of the Company at a price of $6.75 per share. The Company may redeem these notes in full at any time at a price equal to the outstanding principal amount plus interest accrued thereon. Upon the conversion of the notes into common stock resulting from an IPO, a commission equalling 10% of the converted principal balance and a nonaccountable expense allowance equalling 3% of the converted principal balance is payable.

(5)  LONG-TERM DEBT

                                                              DECEMBER 31,
                                                        ----------------------      JUNE 30,
                                                           1994      1995             1996
                                                        ----------- ----------    ----------
                                                                                  (UNAUDITED)
Long-term debt consists of the following:
12% unsecured convertible promissory note, due May
  10, 1996, converted into Series A preferred stock in
  1995 (note 7). .....................................    $500,000        --          --
12.5% note payable in monthly installments of $5,690,
  including interest due August 4, 1999, secured by
  equipment with a depreciated cost of $230,277 on
  June 30, 1996 (unaudited) ..........................     243,648     200,011      177,800
Less current installments ............................      43,637      45,846       48,786
                                                        ----------- ----------  ------------
Long-term debt, excluding current installments  ......    $700,011     154,165      129,014
                                                        ===========  ==========   ============

   The 12 percent unsecured convertible promissory note was converted into 100,000 shares of Series A preferred stock during 1995 and subsequently converted to common stock in June 1996 (unaudited) (note 7).

   The aggregate maturities of long-term debt for each of the four years subsequent to June 30, 1996, are as follows:

 YEAR ENDING
DECEMBER 31,       AMOUNT
- --------------- ----------
1996 ..........   $ 23,635
1997 ..........     51,916
1998 ..........     58,791
1999 ..........     43,458
                 ----------
                  $177,800
                 ==========

(6) INCOME TAXES

   For the period from November 13, 1990 (inception) to June 30, 1996, the operations of the Company generated net operating losses of approximately $3,577,015 (unaudited) for financial reporting purposes. Because the Company is in the development stage, all costs through 1995 have been capitalized for tax purposes. The only loss reported for tax has been a $14,280 capital loss on the sale of real property in 1992. This capital loss may be carried forward by the Company for up to five years and will expire at the end of 1997. Capital losses carried forward may only be used to offset future capital gains. The gross amount of the deferred tax asset as of June 30, 1996 was approximately $1,288,000 (unaudited), which consists primarily of capital loss carryforwards, start-up costs, and research and experimental costs capitalized for tax purposes. Since realization of these tax benefits are not assured, a valuation allowance has been recorded against the entire deferred tax asset balance. In addition, pursuant to the Tax Reform Act of 1986, if certain substantial changes in ownership should occur there would be an annual limitation on the amount of tax attribute carryforwards which can be utilized in the future.


(7) REDEEMABLE PREFERRED STOCK

  (A) SERIES A PREFERRED STOCK

   In April 1995, the Company issued 490,000 shares of 12 percent cumulative convertible redeemable preferred stock (the "Series A") as part of a second private placement at an offering price of $5 per share. The issuance raised $1,950,000 in cash and converted the $500,000 unsecured convertible promissory note (see note 5) into Series A shares.

   The Series A were convertible into common stock, one for one, at any time during the first 18 months following the issuance of the stock at the option of the stockholder. All then outstanding shares of Series A were to be redeemed no later than June 30, 1996. Dividends were payable at the time of conversion or redemption. The balance of the Series A plus accrued dividends was $2,573,863 at December 31, 1995.

   On April 27, 1996, the board of directors of the Company approved an offer to exchange all of the Series A plus the aggregate amount of dividends accrued through June 30, 1996 in the amount of $346,269 (unaudited) for 628,180 shares of common stock. In June 1996, 100% of the Series A shareholders accepted the Company's offer to exchange all of their preferred shares together with their dividends. In connection with this exchange the Company recognized an expense in the amount of $344,631 (unaudited).

  (B) FIRST SERIES PREFERRED STOCK

   In the fourth quarter of 1993, the Company issued 580,000 shares of 12 percent cumulative convertible redeemable preferred stock (the "First Series" ) in a private placement. The stock was convertible into common stock, one for one, at any time during the first 18 months following the issuance of the stock at the option of the stockholder. Dividends were payable at the time of conversion or redemption. The balance of the First Series preferred stock plus accrued dividends was $588,328 and $633,929 at December 31, 1993 and 1994 respectively.

   On May 30, 1995, the board of directors of the Company approved the redemption of all of the First Series outstanding at the redemption price of $1 per share plus dividends accrued through June 30, 1995, subject to the preferred shareholders' prior right to convert such preferred stock into common stock of the Company. In June 1995, 100% of the First Series with cumulative dividends thereon was converted into common stock, on a one for one basis.

(8) STOCKHOLDERS' DEFICIT

  (A) CONVERTIBLE NOTE PAYABLE (UNAUDITED)


   In May 1996, the Company converted a $100,000 note payable into common stock at a price of $5 per share pursuant to an amendment to the note signed in January of 1996.

  (B) COMMON STOCK


   In November 1990, the Company issued 2,000,000 shares of common stock with a par value of $0.001 per share to the President of the Company for the President's assignment to the Company of all ongoing research and development and the rights to any related patents and patents pending, in addition to real estate and equipment with an aggregate fair value of $52,000 as part of the formation of the Company.


(9) COMMITMENTS


  (A) LEASES

   The Company leases operating facilities under fixed rent operating leases. The facilities had a 24 month lease expiring December 31, 1994 with a rent of $4,631 per month. The lease was renewed under cancelable terms in October 1994 for an additional two-year period at a monthly rent of $5,094. During 1994, the Company leased equipment under an operating lease which expired in September 1995.

   Total rent expense was as follows:

 FOR THE SIX MONTHS ENDED JUNE 30, 1996
(UNAUDITED) ......................................    $30,564
For the year ended December 31:
1995 .............................................    $61,128
1994 .............................................     55,572
1993 .............................................     39,740
1992 .............................................     24,835
From November 13 1990 (inception) to December 31,
  1991 ...........................................     14,540

  (B) DUE TO OFFICER

   In 1995, the Board of Directors of the Company declared an incentive bonus payable to the President, Pierre G. Mansur in the amount of $267,460. Payment of bonuses are subject to the determination by the Board of Directors that the Company is able to effectuate such payment without impeding the Company's operations or development. As a result, $88,110 has been paid and an amount of $179,350 has been accrued at December 31, 1995 and June 30, 1996 (unaudited).

  (C) SUPPLY AGREEMENT (unaudited)


   On May 7, 1996, the Company entered into an agreement (the "Supply Agreement" ) with a supplier (the "Supplier") pursuant to which the Supplier agreed to supply to the Company, at the Company's election, between 3,000 and 5,000 machine units per year at established prices and in accordance with a delivery schedule. The Company has agreed to pay $150,000 (the "Advance"), $50,000 of which has been advanced through June 30, 1996. The total Advance may be credited against future purchases under the Supply Agreement at the rate of $50 per unit.


   The Supply Agreement provides that the Company may unilaterally terminate the contract in whole or in part for cause or for convenience. In the event the Supply Agreement is terminated by the

Company for convenience, the Supplier will be entitled to reimbursement of the costs it has incurred through the date of termination and, if such termination occurs prior to the delivery of 3,000 units, the Supplier will be entitled to payment for units produced through the date of termination and retain any unapplied amount of the Advance.


(10) PRODUCT FINANCING AGREEMENT (unaudited)


   In May 1996, the Company entered into an agreement (the "Product Financing Agreement") with a leasing company which agrees to purchase machines produced by the Company and subsequently lease these machines to customers on 60 month terms. The Company will market the machines and provide the leasing company with credit information on potential customers which they may either accept or reject. The Product Financing Agreement states that the leasing company does not have recourse against the Company for customer failures to discharge their obligations to the leasing company unless the Company has breached and failed to cure certain warranties.

   Under the Product Financing Agreement, the Company has agreed to provide periodic service for the machines and replace solvent used in the machines. In addition, upon the leasing company's request, the Company agrees to assist the leasing company in remarketing any repossessed or surrendered equipment for a fee. At the end of each customer lease, the Company has the option to purchase the machine from the leasing company at its fair market value.

 NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, TO ANY
PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
- -----------------------------------------------------------------------------

                              TABLE OF CONTENTS

                                         PAGE
                                      ---------
Prospectus Summary .................       3
Summary Financial Data .............       6
Risk Factors .......................       7
Use of Proceeds ....................      14
Dilution ...........................      15
Dividend Policy ....................      15
Capitalization .....................      16
Selected Financial Data ............      17
Management's Discussion and
Analysis of Financial Condition
and Results of Operations ..........      18
Business ...........................      23
Management .........................      35
Executive Compensation .............      37
Certain Transactions ...............      41
Principal Shareholders .............      42
Description of Capital Stock  ......      42
Shares Eligible for Future Sale  ...      44
Underwriting .......................      45
Legal Matters ......................      46
Experts ............................      46
Additional Information .............      47
Index to Financial Statements  .....     F-1

- -----------------------------------------------------------------------------


 UNTIL , 1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                                 850,000 SHARES

                                  [MANSUR LOGO]

                                  Common Stock
- -----------------------------------------------------------------------------



                                  PROSPECTUS
- -----------------------------------------------------------------------------
                         [FIRST ALLIED SECURITIES INC. LOGO]


                                      , 1996

                                        MANSUR INDUSTRIES INC.
                                         CROSS-REFERENCE SHEET
                               Pursuant to Item 501(b) of Regulation S-K
                             Showing Location in Prospectus of Information
                                     Required by Items of Form S-1.
ITEM NUMBER AND HEADING IN
 FORM S-1 REGISTRATION STATEMENT                        Location in Prospectus
- -----------------------------------------------------------------------------------------------------

1. Forepart of the Registration Statement and Outside
 Front Cover Page of Prospectus                         Outside Front Cover Page

2. Inside Front and Outside Back Cover Pages            Inside Front Cover Page; Outside Back Cover
 of Prospectus                                          Page

3. Summary Information, Risk Factors and Ratio of
 Earnings to Fixed Charges                              Prospectus Summary; Risk Factors

4. Use of Proceeds                                      Not Applicable

5. Determination of Offering Price                      Outside Front Cover Page;
                                                        Plan of Distribution

6. Dilution                                             Not Applicable

7. Selling Security Holders                             Principal and Selling Shareholders;
                                                        Management

8. Plan of Distribution                                 Outside Front Cover Page; Inside Front Cover
                                                        Page; Plan of Distribution Underwriting

9. Description of Securities to be Registered           Prospectus Summary; Capitalization;
                                                        Dividend Policy; Description of Capital
                                                        Stock; Shares Eligible for Future Sale

10. Interests of Named Experts and Counsel              Not Applicable

11. Information with Respect to the Registrant          Outside Front and Inside
                                                        Front Cover Pages;
                                                        Prospectus Summary; Risk
                                                        Factors; Dividend
                                                        Policy; Capitalization;
                                                        Selected Financial Data;
                                                        Management's Discussion
                                                        and Analysis of
                                                        Financial Condition and
                                                        Results of Operations;
                                                        Business; Management;
                                                        Certain Transactions;
                                                        Principal and Selling
                                                        Shareholders;
                                                        Description of Capital
                                                        Stock; Shares Eligible
                                                        for Future Sale;
                                                        Financial Statements

12. Disclosure of Commission Position on
 Indemnification for Securities Act Liabilities         Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                            SUBJECT TO COMPLETION
               PRELIMINARY PROSPECTUS DATED SEPTEMBER 18, 1996
PROSPECTUS
                                 150,000 SHARES


                                  [MANSUR LOGO]

                                  COMMON STOCK


   The 150,000 shares (the "Shares") of Common Stock, $.001 par value ("Common Stock"), offered hereby are being offered directly by certain shareholders (the "Selling Shareholders") of Mansur Industries Inc. (the "Company"). See "Principal and Selling Shareholders." The Company will receive none of the proceeds of the sale of the Shares. The Shares are issuable by the Company upon conversion of $1,012,500 in principal amount of its convertible notes due 1997 (the "Convertible Notes"), at a conversion price of $6.75 per share.

   Concurrently herewith, the Company is offering 850,000 shares of the Common Stock at an initial offering price of $ in an underwritten initial public offering (the "Concurrent Offering"). On the date of this Prospectus, a registration statement with respect to the shares offered in the Concurrent Offering was declared effective. Prior to the Concurrent Offering there was no public market for the Common Stock and there can be no assurance that any such market will develop or be sustained. The Common Stock will be included in the Nasdaq Small Cap Market (the "NASDAQ") under the symbol "MANS."

   The Company has registered the Shares under the Securities Act for sale by the Selling Shareholders. See "Selling Shareholders." The Selling
Shareholders have advised the Company that they may from time to time sell all or a portion of the Shares offered hereby in one or more transactions in the over-the-counter market on the NASDAQ SmallCap Markeet, on any exchange on which the Common Stock may then be listed, in negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale or prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of the Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Shareholders and any participating broker-dealers may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amend (the "Securities Act"). Neither the Company nor the Selling Shareholders can presently estimate the amount of commissions or discounts, if any, that will be paid by the Selling
Shareholders on account of their sales of the Shares from time to time. The shares are subject to an agreement between the holders thereof and the Representative of the Underwriters in the Concurrent Offering (the "Representative") restricting the sale thereof within the 13 months from the date of this Prospectus without the prior written consent of the Representative. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including certain liabilities under the
Securities Act. The Company has also agreed to bear certain expenses (other than underwriting discounts and commissions and brokerage commissions and fees) in connection with the registration and sale of the Shares. See "Concurrent Offering," "Description of Securities," and "Plan of
Distribution."
- -----------------------------------------------------------------------------

   SEE "RISK FACTORS" ON PAGES 7 TO 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
- -----------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              September   , 1996

                              PROSPECTUS SUMMARY

   THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE NOTED, THE INFORMATION IN THIS PROSPECTUS ASSUMES (I) THAT THE CONCURRENT OFFERING HAS BEEN CONSUMMATED AT AN ASSUMED INITIAL OFFERING PRICE OF $7.50 PER SHARE (II) THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION IN THE CONCURRENT OFFERING (THE "OVER-ALLOTMENT OPTION") TO PURCHASE UP TO 127,500 SHARES OF COMMON STOCK HAS NOT BEEN EXERCISED, AND
(III) THAT THE REPRESENTATIVE'S WARRANTS TO PURCHASE 85,000 SHARES OF COMMON STOCK HAVE NOT BEEN EXERCISED.


                                 THE COMPANY


   Mansur Industries Inc. (the "Company") has developed and obtained patent protection with respect to a full line of self-contained, recycling industrial parts washers that incorporate innovative, proprietary waste minimization technologies and represent a significant advance over currently available machinery and processes. Focusing on waste minimization rather than its removal and recovery, the Company believes that its equipment will have a major impact on the industrial parts cleaning industry and will have a broad appeal to customers, because its equipment, unlike the machines now in use, facilitates efficient and economical compliance with environmental regulations, minimizes waste disposal requirements, enhances cleaning solution utilization, and increases worker safety and productivity.



   Most machinery and equipment require oil lubrication to function properly. Removal of lubrication oils from tools and parts during automotive, aviation, marine and general industrial maintenance, service and repair operations is typically effected through the use of mineral spirit solvents which become contaminated in the cleaning process. Under the most common current practice, the solvent becomes more contaminated (and less effective) with repeated use, and, when it is saturated with oil, sludge and other contaminants as a result of the cleaning process (and frequently classified as a hazardous waste under federal and state regulations), it must be stored on site until pick-up, when pure solvent is delivered and the contaminated solvent is, generally, shipped to regional refining facilities. This off-site recycling program is typically scheduled on four to sixteen week cycles and involves both the utilization of progressively more contaminated solvent for cleaning operations until the solvent is too contaminated for use, and thereafter, the on-site storage of the hazardous solution until the periodic waste recovery service. By contrast, the Company's products allow the use and re-use of the solvent by removing all the contaminants from the solvent within the cleaning unit itself, minimizing the volume of waste by-product and providing pure solvent to the customer on demand, without the costly and dangerous storage and transportation of hazardous waste. Moreover, the small amount of waste by-product yielded in the distillation process utilized by the Company's products can typically be recycled and/or disposed of together with the customer's used motor oil, which is generally not classified as a hazardous waste. The Company's products produce by-products that have been extensively tested by the laboratory of a division of Valvoline Oil Company and the independent engineering concern of Law Engineering and Environmental Services, Inc. The Company's products have proven effective in accomplishing the distillation of contaminated solvent to yield pure solvent and a by-product comparable to used oil. The Company believes that substantially all of the Company's target customers have established systems for the handling, transportation, recycling and disposal of used motor oil.


   While the Company intends to exploit its current full line of industrial washers, and to continue its research and development of new products, it has initially focused its attention on its General Parts Washer, marketed as SystemOne(Trademark) (the "SystemOne(Trademark) Washer"). The SystemOne(Trademark) Washer consists of a washing sink mounted on top of a metal cabinet in which the distillation and recovery apparatus is contained. The equipment allows the solvent to be used, treated and re-used, on demand, without requiring off-site processing. The Company has concluded extensive testing by independent laboratories and at various commercial sites and is currently conducting test marketing in a local area within close proximity to its facilities. Demonstrator models were placed in 38 selected automotive repair facilities of national, fleet, industrial and commercial accounts. Notwithstanding the absence of a formal marketing program during the test period, the Company has, as of the date of this Prospectus, received firm purchase orders from a number of facilities in which the machines were placed, including Florida Detroit Diesel MTU (46 Units); Kelly Tractor Company and Pantropic Power Products, South Florida Caterpillar dealers (48 Units); United States Postal Service (2 Units); Southern Sanitation, a subsidiary of Waste Management, Inc. (5 Units); Broward County Mass Transit (25 Units); Greenwich Air Services Inc. (10 Units); and a number of South Florida automobile dealerships (an aggregate of 60 Units). The Company finances its SystemOne(Trademark) Washers through a third party leasing program with Oakmount Financial Services. The Company commenced commercial sales and delivery of units in July 1996 at an approximate price per unit of $2,700, and expects to deliver substantially all units ordered to date prior to December 31, 1996. As of the date of this Prospectus, the Company had delivered and recognized the sale of 44 units.

   The initial market for the Company's industrial cleaning product line includes automotive, aviation, marine and general industrial maintenance, service and repair operations. The Company believes that domestic expenditures in connection with industrial parts cleaning machines exceeds $1.0 billion annually, and that the anticipated monthly cost to the customer for the Company's products typically will not exceed, and is intended to be well below, the monthly cost of the non-recycling machines now in use. Additional competitive advantages provided by the Company's products include practical and cost effective compliance with demanding regulations of the Environmental Protection Agency; elimination of routine waste disposal costs; significant improvements in cleaning productivity; minimized cleaning solution purchases; and reduction of equipment down time for routine machine maintenance.


   The Company has retained experienced executives to head and develop its sales and marketing organization. In addition to its regional office in Miami, the Company expects to open four additional service centers in Orlando, Tampa, Jacksonville and West Palm Beach, Florida during 1996. The Company expects to pursue a national expansion program, through internal growth utilizing a network of regional distribution and service centers, as in Florida, through a strategic alliance with a national distributor, if one is available on favorable terms, or through a combination of the two. In August, the Company commenced a pilot program with First Recovery and Valvoline Oil Company, two affiliates of Ashland Inc., a multinational oil refiner and distributor of automotive related products, including Valvoline Oil and Ashland 140 Solvent, one of the brands of mineral spirits solvent used in the Company's SystemOne(Trademark) Washer. Under the pilot program, First Recovery is the exclusive distributor of the SystemOne(Trademark) Washer in the Dallas/Ft. Worth and Houston markets. The initial term of the program is one year. If the arrangement proves successful, the Company expects to negotiate a broader agreement, possibly including a national distribution program.

   The Company has manufactured all its prototype and test models at its 10,000 square foot research and development ("R&D") facility. The Company's current manufacturing capabilities include advanced Computer Aided Design/Computer Aided Manufacturing technology and state of the art manufacturing machinery. Because the Company's R&D facility can be utilized to manufacture up to 200 units of the SystemOne(Trademark) Washer per month, all manufacturing operations, including design, metal fabrication, robotic welding, painting and assembly, can be performed in the Company's R&D facility during the Company's initial roll-out phase. At present, the Company plans to continue to use its own facility for existing and new product R&D activities and to use contract manufacturers when a product achieves commercial sales levels. In order to accommodate increased demand for the SystemOne(Trademark) Washer, the Company has entered into an agreement with a contract manufacturer with respect to the manufacture of at least 3,000 units during the first year thereof. In addition, the Company has entered into negotiations with a major contract manufacturer with a 2 million square foot facility and 75 years of experience to provide the manufacturing capacity needed to meet anticipated future customer demand.

                                 THE OFFERING


 Common Stock Offered  ...................150,000 shares

Common Stock Outstanding After Offering...4,351,309(1)

Use of Proceeds by the Company  ..........The Company utilized the proceeds of the private financing pursuant to which the
                                          Convertible Notes were issued to finance the Concurrent Offering and for general corporate purposes. The Company will not receive any of the proceeds from the sale by the holders thereof of the shares of Common Stock issued pursuant to this Prospectus.

Risk Factors .............................This offering involves a high degree of risk and immediate substantial dilution. See
                                          "Risk Factors" and "Dilution."

Nasdaq SmallCap Symbol  ..................MANS

- --------------------------
(1) Does not include an aggregate of 375,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant and future restricted stock awards under the Company's Incentive Compensation Plan. See "Underwriting" and "Management--Incentive Compensation Plans."

The Company will furnish its shareholders with annual reports containing audited financial statements certified by an independent auditing firm.

                             CONCURRENT OFFERING

   On the date of this Prospectus, a registration statement filed under the Securities Act with respect to a concurrent underwritten public offering by the Company of 850,000 shares of Common Stock, and up to 127,500 additional shares of Common Stock to cover over-allotments, if any, was declared effective by the Securities and Exchange Commission (the "Concurrent Offering"). The Company received net proceeds of approximately $ from the sale of those shares, and will receive approximately $ __________ in additional net proceeds if the over-allotment option is exercised in full, after payment of underwriting discounts and commissions and estimated expenses of the Concurrent Offering.


   Mansur Industries Inc. was incorporated in Florida in 1990. The Company's principal executive office is located at 8425 S.W. 129th Terrace, Miami, Florida 33156, and its telephone number is (305) 232-6768.

                            SUMMARY FINANCIAL DATA

   The summary financial information set forth below should be read in conjunction with financial statements appearing elsewhere in this Prospectus.


                                                        YEAR ENDED DECEMBER 31,
                                      ---------------------------------------------------------
                                         1991(1)         1992           1993           1994
STATEMENT OF OPERATIONS DATA:
Operating expenses:
 General and administrative  .......    $    8,502   $     8,971    $    81,886    $   268,414
 Research and development ..........       128,439        31,924         69,256        178,146
                                      ------------- ------------  ------------- -------------
  Total operating expenses .........       136,941        40,895        151,142        446,560
                                      ------------- ------------  ------------- -------------
Interest (expense), net ............            --       (16,299)       (16,360)       (46,312)
Exchange (expense) on redeemable
  preferred stock ..................            --            --             --             --
Loss on disposition of property and
  equipment ........................            --       (39,560)       (18,000)            --
                                      ------------- ------------  ------------- -------------
Net (loss) .........................      (136,941)      (96,754)      (185,502)      (492,872)
Dividends on redeemable preferred
  stock ............................            --            --         (8,328)       (53,929)
Net (loss) to common shares  .......    $ (136,941)   $  (96,754)    $ (193,830)    $ (546,801)
                                      =============  ============   =============  =============
Net (loss) per common share(2)  ....    $    (0.07)   $    (0.05)    $    (0.10)    $    (0.27)
                                      =============  ============   =============  =============
Weighted average shares
  outstanding(2) ...................     2,000,000     2,000,000      2,000,000      2,000,000


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                             SIX MONTHS ENDED
                                                                 JUNE 30,
                                      --------------  --------------------------
                                            1995            1995            1996
STATEMENT OF OPERATIONS DATA:
Operating expenses:
 General and administrative  .......    $   907,393     $   418,079     $    622,641
 Research and development ..........        393,874         162,732          365,435
                                      --------------- -------------  ---------------
  Total operating expenses .........      1,301,267         580,811          988,076
                                      --------------- -------------  ---------------
Interest (expense), net ............        (17,878)        (26,462)         (13,094)
Exchange (expense) on redeemable
  preferred stock ..................             --             --        (344,631)
Loss on disposition of property and
  equipment ........................             --             --              --
                                      --------------- -------------  ---------------
Net (loss) .........................     (1,319,145)       (607,273)      (1,345,801)
Dividends on redeemable preferred
  stock ............................       (222,067)        (75,066)        (147,000)
Net (loss) to common shares  .......    $(1,541,212)     $ (682,339)     $(1,492,801)
                                      ===============  =============   ===============
Net (loss) per common share(2)  ....    $     (0.66)     $    (0.34)     $     (0.53)
                                      ===============  =============   ===============
Weighted average shares
  outstanding(2) ...................      2,335,140       2,000,000        2,799,071

                                                                      DECEMBER 31,                                   JUNE 30, 1996
                                          -------------------------------------------------------------------------  -------------
                                          1991(1)       1992        1993        1994       1995          ACTUAL       AS ADJUSTED(3)
                                          -------     --------   ----------  ---------    ----------   ---------      --------------

BALANCE SHEET DATA:
WORKING CAPITAL .....................    $(414,148)   $(407,230)  $ (94,055) $ (238,752)  $   613,188)  $ (216,966)  $5,921,034
TOTAL ASSETS ........................      338,225      265,932     493,751     756,942     1,452,942    1,562,712    6,628,212
CURRENT LIABILITIES..................      423,166      447,627     289,276     345,328       515,323    1,446,414      373,914
LONG-TERM LIABILITIES................            0            0           0     700,011       154,165      129,014      129,014
TOTAL LIABILITIES ...................      423,166      447,627     289,276   1,045,339       669,488    1,575,428      502,928
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)       (84,941)    (181,695)   (375,525)   (922,326)   (1,790,409)     (12,716)   6,125,284



- ----------------
(1) Information provided for the period from November 13, 1990 (inception) to December 31, 1991.

(2) See Note 1 to Notes to Financial Statements for information concerning the computation of net loss per share.

(3) The information provided has been adjusted to reflect (i) the issuance of 150,000 shares of Common Stock as a result of the conversion of the Convertible Notes; and (ii) the sale of 850,000 shares of Common Stock offered hereby at an assumed initial public offering price of $7.50 per share and the initial application of the estimated net proceeds therefrom. See "Capitalization" and "Use of Proceeds." The information provided has not been adjusted to reflect that the Company issued $500,000 in principal amount of Short Term Notes as of September 9, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                 RISK FACTORS

   THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE MAKING AN INVESTMENT DECISION.


   LIMITED OPERATING HISTORY; SIGNIFICANT AND CONTINUING LOSSES. The Company was formed in November 1990 and was a development stage company through June 30, 1996. Since its inception in November 1990, the Company has devoted substantially all of its resources to research and development programs relating to its full line of self contained, recycling industrial parts washers. As a result of such efforts, from inception until June 30, 1996, the Company accumulated a deficit of $3,577,015. It has only recently commenced the marketing and sale of one of its product lines on a limited basis, and has a limited operating history upon which an evaluation of the Company's performance and prospects can be made. The Company's prospects must be considered in light of the numerous risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business in an industry characterized by vigorous competition and regulatory requirements. Since inception, the Company has incurred significant losses, including losses of $492,872 and $1,319,145, for the years ended December 31, 1994 and 1995, respectively, and a loss of $1,345,801 for the six months ended June 30, 1996. Losses are continuing through the date of this Prospectus. Inasmuch as the Company's operating expenses have increased and can be expected to continue to increase significantly in connection with the Company's proposed expansion, including the development of manufacturing capabilities, the development and establishment of regional sales, service and technological support centers and a service fleet, the development of a larger corporate headquarters and research and development facility, and the purchase of raw materials and inventory, the Company anticipates that losses and negative operating cash flow will continue until such time, if ever, as the Company is able to generate sufficient revenues to offset its operating costs and the costs of continuing expansion. There can be no assurance that the Company will generate significant revenues or ever achieve profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Financial Statements.

   UNCERTAINTY OF MARKET ACCEPTANCE. To date, the Company's products have been marketed in limited geographic areas and for a limited period of time and, thus, have achieved only limited market acceptance. As of the date of this Prospectus, the Company has received firm purchase orders for 196 SystemOne/trademark/ Washers and anticipates delivering substantially all of the ordered units prior to December 31, 1996. As of the date of this Prospectus, the Company had delivered and recognized the sale of 44 units. The Company is attempting to market a new product which relies on a fundamental change in the way parts and tools are cleaned and solvent utilized, an activity pattern which has been relatively consistent within the target industries in the past. As is typically the case with an emerging business concept, demand and market acceptance for newly introduced products and services are subject to a high level of uncertainty. The Company has limited marketing experience and limited financial, marketing, personnel and other resources to undertake extensive marketing activities. The Company's success will be largely dependent on the Company's ability to position its products as a preferred method for cleaning parts. The Company believes that substantially all its target customers currently utilize competitive parts cleaning equipment. Potential customers may elect to utilize devices or methods with which they are more familiar or which they believe to be more efficient or have other advantages over the Company's system. Accordingly, achieving market acceptance for the Company's products will require substantial marketing efforts and expenditure of significant funds to educate automotive dealership and repair facilities and other potential users of the products of the distinctive characteristics and benefits of the Company's products as well as their environmental and cost savings advantages. There can be no assurance that the Company's efforts will result in significant initial or continued market acceptance for the Company's products or that the Company will succeed in positioning its products as a preferred method for cleaning parts. See "Business--Marketing and Servicing Strategy."

   INDUSTRY COMPETITION. The parts cleaning industry is characterized by intense competition, and the industry is dominated by Safety-Kleen, Inc. A number of other companies provide parts cleaning equipment and services. While the Company believes that none of its competitors offer a product with the same features as the Company's products, many customers may view the products as functionally equivalent, and there can be no assurance that functionally equivalent products will not become available in the near future. In addition, there are numerous companies involved in the waste management industry, including waste hauling companies and companies engaged in waste separation, recovery and recycling, which may have the expertise and resources that would encourage them to attempt to develop and market products which would compete with the Company's products or render them obsolete or less marketable. Safety-Kleen, Inc., as well as most of the companies marketing such waste disposal services or products or with the potential to do so, are well established, have substantially greater financial and other resources than the Company, and have established reputations relating to product design, development, marketing and support. There can be no assurance that the Company's financial performance and prospects will not be negatively affected if Safety-Kleen, Inc. materially lowers the price to customers of its parts washers, or that the Company will be able to compete successfully. See "Business--Competition."

   RISKS ASSOCIATED WITH RAPID EXPANSION. The Company has achieved limited growth to date and has limited experience in effectuating rapid expansion or in managing operations which are geographically dispersed. Expansion of the Company's operations will be dependent on, among other things, the Company's ability to achieve significant market acceptance for its products, successfully locate, establish and operate Service Centers, hire and retain skilled management, marketing, technical and other personnel, secure adequate sources of supply on a timely basis and on commercially reasonable terms, successfully manage growth (including monitoring operations, controlling costs and maintaining effective quality controls), and maintain a third party leasing program capable of financing the customer's acquisition of the Company's products in a timely manner. To date, a substantial portion of the Company's products have been installed on a test basis in automotive dealership and repair facilities concentrated in limited geographic markets near the Company's headquarters. The Company's growth prospects will be largely dependent upon its ability to achieve greater penetration in these markets as well as significant penetration in new geographic markets. The Company's prospects could be adversely affected by declines in the automotive sales, maintenance or service industries or the economy generally, which could result in reduction or deferral of capital expenditures by prospective customers. The Company's future growth will also be dependent upon the Company's ability to achieve a sufficient installed base of its products. The Company may also seek to expand its operations through the acquisition of existing companies with customer bases that would appear to have needs for the Company's product line. There can be no assurance that the Company will be able to successfully expand its operations. See "Business--Marketing and Servicing Strategy."

   DEPENDENCE ON OFFERING PROCEEDS TO IMPLEMENT PROPOSED EXPANSION; POSSIBLE NEED FOR ADDITIONAL FINANCING. The Company's capital requirements have been and will continue to be significant. The Company is dependent on and intends to use a substantial portion of the proceeds of the Concurrent Offering to implement its proposed expansion. The Company anticipates, based on currently proposed plans and assumptions relating to its operations (including the anticipated costs associated with, and timetable for, its proposed expansion), that the proceeds of this offering, together with cash flow from operations, will be sufficient to satisfy its contemplated cash requirements for at least 12 months following the consummation of this offering. In the event that the Company's plans change, its third party lease financing arrangement does not function as anticipated, its assumptions change or prove to be inaccurate or if the proceeds of this offering or cash flow otherwise prove to be insufficient to fund expansion (due to unanticipated expenses, delays, problems, difficulties or otherwise), the Company has plans to restructure its operations to minimize cash expenditures and/or obtain additional financing in order to support its plan of operations. The Company has no current arrangements with respect to, or sources of, additional financing and there can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. Although the Company believes that available third party lease financing may help offset the Company's cost structure for product rollout, a significant level of demand for the Company's products will, in all likelihood, initially result in significant up-front capital expenditures without corresponding cash flow. Any additional equity financing may involve dilution to the interests of the Company's then existing shareholders. If adequate funds are not available from additional sources of financing, the Company's business may be materially adversely affected. See "Use of Proceeds."


   RISKS ASSOCIATED WITH PRODUCT FINANCING. The Company has entered into a third party lease financing arrangement (the "Product Financing Agreement") with Oakmont Financial Services ("Oakmont"), pursuant to which Oakmont has agreed to provide third party leasing services. If the Company breaches certain warranties, Oakmont has the right to require the Company to repurchase the leased unit from Oakmont. Specifically, the Company has agreed to make the following warranties upon each sale to Oakmont, which warranties provide Oakmont with a basis for recourse against the Company for certain customer failures: (i) to the best of the Company's knowledge, the customer will use the SystemOne/trademark/ Washer principally for commercial purposes; (ii) to the best of the Company's knowledge, the lease and related documents have been duly executed and delivered; (iii) the lease incorporates all of the representations and warranties made by the Company to the lessee; (iv) all dealings by the Company with the lessee have been in accordance with all applicable laws and regulations; (v) the conduct of the Company in developing a lease will not subject Oakmont to suit or administrative proceeding; (vi) the lessee has no defense, offset or counterclaims as to the enforcement of the lease arising out of the conduct or failure to perform of the Company; (vii) to the best of the Company's knowledge, the Company does not know of any fact which indicates the uncollectibility of the lease; (viii) to the best of the Company's knowledge, the information provided by the lessee to the Company and Oakmont is accurate and complete; (ix) except for funds which Oakmont has agreed the Company is entitled to retain, the Company has not retained any funds given to it by a lessee; and (x) title to the SystemOne Washer/trademark/ has vested in Oakmont free and clear of any liens of persons claiming by, through or under the Company. In the event the Company breaches one of the foregoing warranties and fails to cure the breach, the Product Financing Agreement requires the Company to purchase from Oakmont the leased SystemOne Washer and Oakmont's rights under the lease agreement with the customer for an amount equal to the sum of all lease payments then due and owing under the lease, all lease payments payable from the date of default to the end of the lease term and twenty percent of the equipment cost, less any applicable deposit which may be retained by Oakmont. Where required by applicable law, the foregoing amounts are required to be calculated using the discounted present value of the subject lease payments. To the extent that the Company is required to use a portion of the proceeds of the Concurrent Offering to repurchase units from Oakmont, the Company will have less resources available to it for other purposes. Oakmont has the right to review the creditworthiness of proposed lessees and to withhold financing on the basis of its credit review. While the Company may terminate its agreement with Oakmont if Oakmont consistently refuses to approve the credit of the Company's proposed lessees, any such termination, in the absence of alternative financing programs, could have a material adverse effect on the Company. The Company is not likely to utilize third party financing with respect to units leased under its pilot marketing program with First Recovery and Valvoline Oil Company, but will, instead, use a portion of the proceeds of the Concurrent Offering. See "Use of Proceeds of Concurrent Offering", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Sales Financing and Servicing Programs."

   DEPENDENCE ON ENVIRONMENTAL LEGISLATION. In recent years, government authorities have adopted extensive regulations regulating the storage, handling, shipment, recycling and/or disposal of hazardous waste, including contaminated solvent used in industrial parts washers. The Company believes that continuing initiatives of federal, state and local government authorities and increasing storage and hauling costs and disposal fees will create incentives for customers to use the Company's products. Failure by government authorities to continue to implement such legislation or significant relaxation of such requirements or enforcement thereof could have a material adverse effect on the Company's business and prospects. Moreover, while the Company believes that the utilization of its products as intended does not constitute the generation, treatment or disposal of hazardous waste and that its products yield pure solvent and a residue that is not classified as hazardous waste, but may, rather, be disposed of or utilized as used motor oil, there can be no assurance that environmental agencies will reach the same conclusion. If the utilization of the Company's products constitutes the generation, treatment or disposal of hazardous waste, if the residue is classified as hazardous waste, or if used motor oil itself is classified as hazardous waste, the Company will lose a significant competitive advantage. The Company believes that certain of its competitors have attempted and are continuing their efforts to have used motor oil classified as a hazardous waste. See "Business--Industry Overview" and "Risk Factors--Potential Warranty Expense and Product Liability."

   DEPENDENCE ON THIRD-PARTY MANUFACTURING ARRANGEMENTS. The Company will be dependent on a number of third parties for its components and for the manufacture of a large portion of its finished units. Although the Company has entered into a SystemOne/trademark/ Washer supply agreement with a contract manufacturer and believes that several alternative manufacturing sources are readily available, failure by its current manufacturer to continue to supply the Company on commercially reasonable terms, or at all, in the absence of readily available alternative sources, would have a material adverse effect on the Company. The Company is substantially dependent on the ability of its 42 component and raw material suppliers and contract manufacturer, among other things, to satisfy performance and quality specifications and dedicate sufficient production capacity for components and raw materials within scheduled delivery times. See "Business--Manufacturing and Supply."

   PATENTS, TRADEMARKS AND PROPRIETARY INFORMATION. The Company holds four United States patents and has four United States patents pending with respect to the Company's products. Two of the five pending patents have been allowed by the U.S. Patent Office and are awaiting issuance. Other parts washing machines which may not be covered by the Company's patents are currently in commercial distribution by the Company's competitors. The Company has applied for international patents in Canada, Mexico, Europe and Japan and anticipates that it will apply for additional patents as deemed appropriate. The Company believes that patent protection is important to its business and that it could be required to expend significant funds in connection with enforcing or defending its patent rights. There can be no assurance as to the breadth or degree of protection which existing or future patents, if any, may afford the Company, that any unissued patent applications will result in issued patents or that patents will not be circumvented or invalidated. It is possible that the Company's existing patent rights may not be valid although the Company believes that neither its products nor processes now infringe or will infringe patents or violate proprietary rights of others. It is possible that infringement of existing or future patents or proprietary rights of others may occur. In the event that the Company's products or processes infringe patents or proprietary rights of others, the Company may be required to modify the design or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions or at all. Failure to do any of the foregoing could have a material adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement, proprietary rights violation action or alleged infringement or violation action. Moreover, if the Company's products or processes infringe patents or propriety rights of others, the Company could, under certain circumstances, become the subject of an immediate injunction and be liable for damages, which could have a material adverse effect on the Company. See "Business--Patents, Trademarks and Proprietary Technology."

   The Company also relies on trade secrets and proprietary know-how and employs various methods to protect the concepts, ideas and documentation of its proprietary information. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such know-how or obtain access to the Company's know-how, concepts, ideas and documentation. Although the Company has and expects to have confidentiality agreements with its employees, suppliers and appropriate vendors, there can be no assurance that such agreements will adequately protect the Company's trade secrets. Since the Company believes that its proprietary information is important to its business, failure to protect such information could have a material adverse effect on the Company. See "Business--Patents, Trademarks and Proprietary Information."

   POTENTIAL WARRANTY EXPENSE AND PRODUCT LIABILITY. The Company unconditionally warrants its products to be free of material defects for 60 months. In addition the Company warrants to users that if, for any reason, the residue generated by its System One/trademark/ Washer cannot be recycled and/or disposed of as used oil, the Company will pay for any required recovery and disposal services. Accordingly, the Company could incur significant warranty expenses as a result of defects in its products or a change in federal or state regulations pertaining to the disposal of cleaning residue. Since the Company only recently commenced its planned principal operations, the reserve account it will establish for warranty expense will be derived without the benefit of historical figures and actual warranty expenses could exceed the amount which will be established as a reserve. The Company may also be exposed to potential product liability claims by its customers and users of its products. The Company maintains product liability insurance coverage of $5,000,000 in the aggregate and $5,000,000 per occurrence. The Company believes such insurance provides adequate coverage for the types of products currently marketed by the Company. There can be no assurance, however, that such insurance will be sufficient to cover potential claims or that an adequate level of coverage will be available in the future at a reasonable cost. A partially insured or completely uninsured successful claim against the Company could have a material adverse effect on the Company. See "Business--Sales Financing and Service Programs" and "--Product Liability and Insurance."

   DEPENDENCE ON KEY PERSONNEL. The success of the Company will be largely dependent on the personal efforts of Pierre Mansur, its Chairman of the Board and President and the inventor of the Company's products, Paul Mansur, its Chief Executive Officer, and other key personnel. Although the Company has entered into employment agreements with Pierre Mansur and Paul Mansur which expire in September 1997, the loss of the services of either of such individuals or certain other key employees, could have a material adverse effect on the Company's business and prospects. The Company has obtained and is the sole beneficiary of "key-man" life insurance on Pierre Mansur and Paul Mansur each in the amount of $1,000,000. The success of the Company is also dependent upon its ability to hire and retain additional qualified marketing, technical and other personnel. There can be no assurance that the Company will be able to hire or retain such personnel. See "Management."

   CONTROL BY MANAGEMENT. After consummation of this offering and the Concurrent Offering, Pierre Mansur will beneficially own approximately 46% of the Company's outstanding Common Stock. Accordingly, Pierre Mansur will be in a position to effectively control the Company, including the election of all of the directors of the Company. See "Management" and "Principal
Shareholders."

   BROAD DISCRETION IN APPLICATION OF PROCEEDS; POSSIBLE BENEFITS TO RELATED PARTIES. Approximately $572,000 (11%) of the estimated net proceeds from the Concurrent Offering has been allocated to working capital and general corporate purposes. Accordingly, the Company's management will have broad discretion as to the application of such proceeds. In addition, the Company may use a portion of the net proceeds allocated to working capital to pay salaries and benefits of executive officers over the 12 months following the consummation of this offering to the extent cash flow is insufficient for such purpose. See "Use of Proceeds of Concurrent Offering."


   DIVIDENDS. The Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any cash dividends in the foreseeable future. See "Dividend Policy."

   DILUTION. The assumed initial offering price of $7.50 is substantially higher than the net tangible book value per share of Common Stock. Investors purchasing shares of Common Stock in this offering will incur immediate and substantial dilution of approximately $6.10 (81%) per share of Common Stock from the assumed initial public offering price. See "Dilution."

   INEXPERIENCE OF REPRESENTATIVE. The Representative was registered as a broker dealer on March 29, 1994. The Representative was relatively inactive for a period of time and was reactivated under its present ownership structure on December 15, 1994. The Representative does not have extensive experience as an underwriter of public offerings of securities, having acted as the managing underwriter for three public offerings. The Representative is a relatively small firm and no assurance can be given that the Representative will participate as a market maker in the Common Stock. In the event the Representative does not participate as a market maker the liquidity in the Company's Common Stock may be adversely affected. See "Underwriting."

   NO PRIOR TRADING MARKET; POTENTIAL VOLATILITY OF STOCK PRICE. Prior to the Concurrent Offering, there has been no public market for the Common Stock, and no assurance can be given that an active trading market will develop or be sustained after this offering. Since there has been no trading market, the initial public offering price of the Common Stock and the conversion price of the Convertible Notes may not bear any relationship to the actual value of the Common Stock. The initial public offering price was established by negotiations between the Company and the Representative, is not necessarily related to the Company's asset value, net worth or other established criteria of value, and may not be indicative of prices that will prevail in the trading market. The stock market has experienced significant price and volume fluctuations that are often unrelated to the operating performance of particular companies. The market price of the Common Stock, similar to that of securities of other development stage companies, is likely to be highly volatile. Factors such as the results of studies and trials by the Company or its competitors, other evidence of the efficacy of products of the Company or its competitors, announcements of technological innovations or new products by the Company or its competitors, changes in governmental regulation, developments in patent or other proprietary rights of the Company or its competitors, including litigation, fluctuations in the Company's operating results and changes in general market conditions could have a significant impact on the future price of the Common Stock. See "Underwriting."


   NO PRIOR TRADING MARKET; POSSIBLE DELISTING FROM NASDAQ SMALLCAP MARKET; DISCLOSURE RELATING TO LOW PRICED STOCKS. Prior to this offering there has been no public trading market for the Common Stock. The Common Stock has been approved for quotation on Nasdaq SmallCap Market; however, there can be no assurance that a trading market will develop or, if developed, that it will be maintained. In addition, there can be no assurance that the Company will in the future meet the maintenance criteria for continued quotation of the securities on Nasdaq SmallCap Market. The continued quotation criteria for Nasdaq SmallCap Market includes, among other things, $2,000,000 in total assets, $1,000,000 in capital and surplus, a public float of 100,000 shares with a market value equal to $200,000, two market makers and a minimum bid price of $1.00 per share of common stock. If an issuer does not meet the $1.00 minimum bid price standard, it may, however, remain on the Nasdaq SmallCap Market if the market value of its public float is at least $1,000,000 and the issuer has at least $2,000,000 in equity. If the Company were removed from the Nasdaq SmallCap Market, trading, if any, in the Common Stock would thereafter have to be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, the NASD's OTC Electronic Bulletin Board. As a result, an investor would find it more difficult to dispose of, and to obtain accurate quotations as to the value of such securities.

   In addition, if the Common Stock is delisted from trading on the Nasdaq SmallCap Market and the trading price of the Common Stock is less than $5.00 per share, trading in the Common Stock would also be subject to the requirements of Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under such rule, broker/dealers who recommend such low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the Securities and Exchange Commission, any equity security not traded on an exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the Common Stock and the ability of purchasers in this offering to sell their securities in the secondary market. There can be no assurance that the Common Stock will not be delisted or treated as a penny stock.


   EFFECT OF ANTI-TAKEOVER LEGISLATION; POSSIBLE ADVERSE EFFECT OF ISSUANCE OF PREFERRED STOCK ON MARKET PRICE AND RIGHTS OF COMMON STOCK. The State of Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority vote of a corporation's disinterested shareholders. The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested directors or shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). Mr. Pierre Mansur's initial acquisition of Common Stock was not subject to the provisions of the Control Share Act. Future acquisitions of the Common Stock of the Company by Mr. Mansur will not trigger the provisions of the Control Share Act provided any such acquisition has been approved by the Company's board of directors. The Company's Articles of Incorporation authorize the issuance of 1,500,000 shares of "blank check" Preferred Stock ("Preferred Stock") with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of any series of Preferred Stock having rights superior to those of the Common Stock may result in a decrease in the value or market price of the Common Stock. Holders of Preferred Stock to be issued in the future may have the right to receive dividends and certain preferences in liquidation and conversion rights. The issuance of such Preferred Stock could make the possible takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which shareholders may receive premiums for their Common Stock and adversely affect the voting and other rights of the holders of the Common Stock. The Company may in the future issue additional shares of its Preferred Stock. See "Description of Securities."

   SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS. Upon the consummation of the Concurrent Offering, the Company anticipates that it will have 4,351,309 shares of Common Stock issued and outstanding. Of such shares, the 1,000,000 shares offered hereby or pursuant to the Concurrent Offering are freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), unless held by an "affiliate" of the Company. The remaining 3,351,309 shares of Common Stock are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. Of such remaining shares; (i) 2,656,729 shares are currently eligible for sale under Rule 144; and (ii) the remainder will become eligible for sale under Rule 144 at various times prior to June 1998. No prediction can be made as to the effect, if any, that sales or shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Shares Eligible for Future Sale."

   FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK. This prospectus contains forward-looking statements, including statements regarding, among other items
(i) the Company's growth strategies, (ii) the impact of the Company's products and anticipated trends in the Company's business, and (iii) the Company's ability to enter into contracts with certain suppliers and strategic partners. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described herein, including, among others, regulatory or economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate.


                             CONCURRENT OFFERING


   On the date of this Prospectus, a registration statement filed under the Securities Act with respect to a concurrent underwritten public offering by the Company of 850,000 shares of Common Stock, and up to 127,500 additional shares of Common Stock to cover over-allotments, if any, was declared effective by the Securities and Exchange Commission (the "Concurrent Offering"). The Company received net proceeds of approximately $ from the sale of those shares, and will receive approximately $ __________ in additional net proceeds if the over-allotment option is exercised in full, after payment of underwriting discounts and commissions and estimated expenses of the Concurrent Offering.

                    USE OF PROCEEDS OF CONCURRENT OFFERING


   The Company will receive no proceeds from the offering of shares under the Prospectus. However, the conversion of the Convertible Notes will result in the extinguishment of $1,012,500 of indebtedness. The net proceeds to be received by the Company from the sale of the shares of Common Stock offered pursuant to the Concurrent Offering are estimated to be approximately $5,271,750 based on an assumed initial public offering price of $7.50 per share (approximately $6,103,688 if the Underwriters' over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

                                                                                      APPROXIMATE
                                                                    APPROXIMATE       PERCENTAGE
                    APPLICATION OF PROCEEDS                        DOLLAR AMOUNT    OF NET PROCEEDS
- --------------------------------------------------------------- ---------------- ----------------
Development of manufacturing capacity(1) ......................     $   750,000            14%
Development of marketing, sales and service centers and
  service fleet(2) ............................................      1,000,000             19
Development of corporate headquarters and research and
  development facilities(3) ...................................        700,000             13
Purchase of raw materials and inventory(4) ....................      1,750,000             33
Working capital and general corporate purposes(5)  ............      1,071,750             21
                                                                 ---------------- ----------------
  Total .......................................................     $5,271,750            100%
                                                                 ================  ================

- --------
(1) Represents the estimated cost of developing the Company's manufacturing capabilities, primarily for research and development, testing and initial pre-commercial manufacturing operations, including certain property, plant and equipment costs, set-up costs, hard and soft tooling costs and custom mold development costs over the next 12 months. See "Business--Manufacturing and Supply" and "--Research and Development."

(2) Represents the estimated cost of developing sales, service and technological support centers and a fleet of service vehicles throughout Florida and the eastern United States over the next 12 months. See "Business--Marketing and Servicing Strategy."

(3) Represents the estimated cost of developing a larger corporate headquarters and research and development facility, including the cost of a client server computer system, over the next 12 months. See
    "Business--Research and Development."

(4) Represents the estimated cost of raw materials and finished goods inventory that may be held by the Company, as well as the cost of units provided under its pilot marketing program with First Recovery and Valvoline Oil Company for which the Company will not use third party financing.


(5) Such figure includes the cost of retiring the Short Term Notes. As of September 9, 1996, the Company issued $500,000 in principal amount of Short Term Notes in a private financing. The Short Term Notes bear interest at a rate of 4% through September 1996 and 12% thereafter. The Short Term Notes are due and payable on September 4, 1997, or, if earlier, upon the consummation of the Concurrent Offering. The Company intends to utilize the proceeds of the Short Term Notes for the same purposes as the proceeds of the Concurrent Offering are to be applied, with the exception that none of the proceeds of the Short Term Notes will be used to develop a corporate headquarters or a research and development facililty.


   The foregoing represents the Company's best estimate of its allocation of the net proceeds of the Concurrent Offering based upon the current status of its business operations, its current plans, and current economic and industry conditions. Future events, as well as changes in economic or competitive conditions or the Company's business and the results of the Company's sales and marketing activities may make shifts in the allocation of funds within or between each of the items referred to above necessary or desirable.


   If the Underwriters exercise the over-allotment option in full, the Company will realize additional net proceeds of approximately $832,000 which will be added to the Company's working capital.

   The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the proceeds of the Concurrent Offering, together with projected cash flow from operations, will be sufficient to satisfy its contemplated cash requirements for at least 12 months following the consummation of this offering. In the event that the Company's plans change or its assumptions change or prove to be inaccurate or if the proceeds of this offering or cash flow prove to be insufficient (due to unanticipated expenses or otherwise), the Company may be required to seek additional financing in order to support its plan of operations. There can be no assurance that additional financing will be available to the Company on commercially reasonable terms, or at all.

   Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

                                   DILUTION

   The difference between the conversion price per share of Common Stock and the pro forma net tangible book value per share after this offering constitutes the dilution to holders of the Convertible Notes and recipients of shares of Common Stock pursuant to this offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.

   At June 30, 1996, the net tangible book value of the Company was $(37,170), or $(.01) per share. After giving effect to the conversion of the Convertible Notes into 150,000 shares of Common Stock, and assuming the sale of 850,000 shares of Common Stock offered in the Concurrent Offering at an assumed initial public offering price of $7.50 per share and deducting underwriting discounts and commissions and estimated expenses of that offering, the pro forma net tangible book value of the Company as of June 30, 1996 would have been $6,100,830, or $1.40 per share. This represents an immediate increase in net tangible book value of $1.41 per share to the existing shareholders and an immediate dilution of $5.35 per share to the holders of Convertible Notes. The following table illustrates this dilution, on a per share basis:

 CONVERSION PRICE OF COMMON STOCK .................              $6.75
 Net tangible book value before offering  ........    $(.01)
 Increase attributable to new investors  .........     1.41
Pro forma net tangible book value after offering                  1.40
                                                               --------
Total dilution to holders of Convertible Notes  ..               $5.35
                                                               ========


If the Underwriters' over-allotment option is exercised in full, the pro forma net tangible book value of the Company as of June 30, 1996 will be $6,932,768, or $1.59 per share. This represents an immediate increase in net tangible book value of $1.60 per share to the existing shareholders and an immediate dilution of $5.15 per share to new investors.

   The following table summarizes, as of June 30, 1996, the total number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid (assuming an initial public offering price of $7.50 per share) by the existing shareholders and the new investors.

                                         PERCENT                           PERCENT          AVERAGE
                            SHARES       OF TOTAL       AGGREGATE          OF TOTAL          PRICE
                           PURCHASED      SHARES      CONSIDERATION     CONSIDERATION      PER SHARE
                         ------------ -----------  ---------------- ---------------- ------------
Existing Shareholders      3,501,309       80.5%       $ 4,142,500           39.4%           $1.18
New Investors .........      850,000       19.5%         6,375,000           60.6%           $7.50
                         ------------ -----------  ---------------- ----------------
Total .................    4,351,309      100.0%        10,517,500          100.0%
                         ============  ===========   ================  ================


   If the Underwriters' over-allotment option is exercised in full, the new investors will have paid $7,331,250 for 977,500 shares of Common Stock, representing 63.9% of the total consideration for 21.8% of the total number of shares outstanding.

                                CAPITALIZATION


   Set forth below is the capitalization of the Company at June 30, 1996, and as adjusted to reflect the Company's issuance of 850,000 shares of Common Stock in this offering at an assumed initial public offering price of $7.50 per share and the automatic conversion of the Convertible Notes. See Note 4(B) of Notes to Financial Statements.

                                                                              JUNE 30, 1996
                                                                      -----------------------------
                                                                          ACTUAL       AS ADJUSTED
                                                                      ------------- --------------
DEBT:
Short-term debt ....................................................    $1,012,500     $        0(1)
Current installments of long-term debt .............................        48,786         48,786
Long-term debt, excluding current installments .....................       129,014        129,014
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred Stock, $1 par value; 1,500,000 shares authorized;
  no shares issued and outstanding .................................             0              0
Common Stock, $.001 par value; 25,000,000 shares authorized;
  3,351,309 and 4,351,309 shares issued and outstanding,
  respectively .....................................................         3,351          4,351
Additional paid in capital .........................................     3,560,948      9,697,948
Deficit accumulated during the development stage ...................     3,577,015      3,577,015
                                                                      ------------- --------------
 Total stockholders' equity (deficit) ..............................       (12,716)     6,125,284
                                                                      ------------- --------------
Total capitalization ...............................................    $1,177,584     $6,303,084
                                                                      =============  ==============

- -------------------


(1) The information provided has not been adjusted to reflect that the Company issued $500,000 in principal amount of Short Term Notes as of September 9, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                           SELECTED FINANCIAL DATA


   The selected financial data set forth below has been derived from the financial statements of the Company. The financial statements as of and for the period from November 13, 1990 (inception) through December 31, 1991 and for the years ended December 31, 1992, 1993, 1994 and 1995 have been audited by KPMG Peat Marwick LLP, independent certified public accountants. In the opinion of the Company, the financial information for each of the six month periods ended June 30, 1995 and 1996, which is unaudited, includes all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of its financial position and results of operations for these periods. The statement of operations data for the six month period ended June 30, 1996 is not necessarily indicative of the results of operations that may be expected for the full year. The selected financial data presented below should be read in conjunction with the Company's financial statements, related notes, and other financial information contained in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                               YEAR ENDED DECEMBER 31,
                                  ---------------------------------------------------------
                                     1991(1)         1992           1993           1994
                                  ------------- ------------  ------------- -------------
STATEMENT OF OPERATIONS DATA:
Operating expenses:
 General and administrative  ...    $    8,502   $     8,971    $    81,886     $  268,414
 Research and development  .....       128,439        31,924         69,256        178,146
                                  ------------- ------------  ------------- -------------
  Total operating expenses  ....       136,941        40,895        151,142        446,560
                                  ------------- ------------  ------------- -------------
Interest (expense), net ........            --      (16,299)       (16,360)       (46,312)
Exchange (expense) on
  redeemable preferred stock ...            --           --             --             --
Loss on disposition of property
  and equipment ................            --      (39,560)       (18,000)            --
                                  ------------- ------------  ------------- -------------
Net (loss) .....................      (136,941)     (96,754)      (185,502)      (492,872)
Dividends on redeemable
  preferred stock ..............            --           --         (8,328)       (53,929)
                                  ------------- ------------  ------------- -------------
Net (loss) to common shares  ...    $ (136,941)  $  (96,754)    $ (193,830)    $ (546,801)
                                  =============  ============   =============  =============
Net (loss) per common
  share(2) .....................    $    (0.07)   $   (0.05)    $    (0.10)    $    (0.27)
                                  =============  ============   =============  =============
Weighted average shares
  outstanding(2) ...............     2,000,000     2,000,000      2,000,000      2,000,000

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                        SIX MONTHS ENDED
                                                            JUNE 30,
                                                 ------------------------------
                                        1995            1995            1996
                                  --------------- -------------  ---------------
STATEMENT OF OPERATIONS DATA:
Operating expenses:
 General and administrative  ...    $   907,393     $   418,079     $    622,641
 Research and development  .....        393,874         162,732          365,435
                                  --------------- -------------  ---------------
  Total operating expenses  ....      1,301,267         580,811          988,076
                                  --------------- -------------  ---------------
Interest (expense), net ........        (17,878)        (26,462)         (13,094)
Exchange (expense) on
  redeemable preferred stock ...             --              --         (344,631)
Loss on disposition of property
  and equipment ................             --              --               --
                                  --------------- -------------  ---------------
Net (loss) .....................     (1,319,145)       (607,273)      (1,345,801)
Dividends on redeemable
  preferred stock ..............       (222,067)        (75,066)        (147,000)
                                  --------------- -------------  ---------------
Net (loss) to common shares  ...    $(1,541,212)     $ (682,339)     $(1,492,801)
                                  ===============  =============   ===============
Net (loss) per common
  share(2) .....................    $     (0.66)     $    (0.34)     $     (0.53)
                                  ===============  =============   ===============
Weighted average shares
  outstanding(2) ...............      2,335,140       2,000,000        2,799,071

                                                                DECEMBER 31,                                JUNE 30, 1996
                                    ------------------------------------------------------------------ ----------------------------
                                    1991(1)       1992        1993       1994         1995              ACTUAL       AS ADJUSTED(3)
                                    -------       ----        ----       ----         ----              ------       --------------

BALANCE SHEET DATA:
Working capital ...............    $(414,148)     $(407,230)  $(94,055)  $ (238,752)  $  613,188      $ (216,966)     $5,921,034
Total assets ..................      338,225        265,932    493,751      756,942    1,452,942       1,562,712       6,628,212
Current liabilities............      423,166        447,627    289,276      345,328      515,323       1,446,414         373,914
Long-term liabilities..........            0              0          0      700,011      154,165         129,014         129,014
Total liabilities .............      423,166        447,627    289,276    1,045,339      669,488       1,575,428         502,928
Stockholders' equity
(deficit):
 Total stockholders' equity
   (deficit) ..................      (84,941)      (181,695)  (375,525)    (922,326)  (1,790,409)        (12,716)      6,125,284



- ----------------

(1) Information provided for the period from November 13, 1990 (inception) to December 31, 1991.


(2) See Note 1 to Notes to Financial Statements for information concerning the computation of net loss per share.

(3) The information provided has been adjusted to reflect (i) the issuance of 150,000 shares of Common Stock as a result of the conversion of the Convertible Notes; and (ii) the sale of 850,000 shares of Common Stock offered hereby at an assumed initial public offering price of $7.50 per share and the initial application of the estimated net proceeds therefrom. See "Capitalization" and "Use of Proceeds." The information provided has not been adjusted to reflect the issuance by the Company of $500,000 in principal amount of Short Term Notes as of September 9, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion and analysis should be read in conjunction with the Financial Statements, including the notes thereto, contained elsewhere in this Prospectus.

GENERAL

   Since its inception in November 1990 the Company has devoted substantially all of its resources to research and development programs relating to its full line of self contained, recycling industrial parts washers. The Company was a development stage company through June 30, 1996, and commenced its planned principal operations in July 1996. The Company has been unprofitable since its inception and expects that it will incur significant additional losses at least through December 31, 1996. From the period from inception through June 30, 1996, the Company incurred a cumulative net loss of $3,577,015. The Company anticipates that it will incur losses until such time, if ever, as the Company is able to generate sufficient revenues to offset its operating costs and the costs of its continuing expansion. In light of the material uncertainties in connection with the commencement of the Company's operations, the Company cannot reasonably estimate the length of time before the Company may generate net income, if ever.

   The Company intends to make its SystemOne(Trademark) Washer and services available to the public through a third party leasing program. The Company will recognize the revenue from the sale of a machine at the time that the equipment is delivered either to the third party lessor or directly by the Company to the lessee. A portion of the revenue (currently estimated at 10% of the sale price per machine) will be accounted for as deferred revenue, and recognized as revenue in respect of the service portion of the agreement over the term of the underlying lease. See "Business--Sales Financing and Servicing Programs" for a description of the Product Financing Agreement the Company has entered into with Oakmont Financial Services.

RESULTS OF OPERATIONS

  SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995.

   The Company did not generate any revenues prior to June 30, 1996.


   The Company's general and administrative expenses increased by $204,562 to $622,641 for the six months ended June 30, 1996 from $418,079 during the comparable period in 1995. The 49% increase is primarily attributable to the Company's hiring of additional management, sales and marketing staff in anticipation of the Company's commencement of its planned principal operations and the Company's grant of an aggregate of 30,000 shares of Common Stock to three directors of the Company in exchange for certain consulting services. The Company anticipates that its monthly general and administrative expenses will continue to increase over the next twelve months if the Company's operations expand in accordance with its proposed business plan.

   The Company's research and development expenses for the six months ended June 30, 1995 and 1996 were $162,732 and $365,435, respectively. The 125% increase is primarily a function of the Company's accelerated prototype development during the latter period, as opposed to the basic and applied research conducted during the prior period. During 1996, the Company manufactured and shipped a number of SystemOne(Trademark) Washers to various facilities to test market receptivity. Subject to the availability of financial and personnel resources, the Company intends to spend approximately $400,000 and $500,000 in the years ended December 31, 1996 and 1997, respectively, to complete development and testing of various of its products and to develop new products and concepts.

   The Company's interest expenses for the six months ended June 30, 1995 and 1996 were $38,259 and $24,179, respectively. The Company's interest expense in the six months ended June 30, 1996 decreased by 36% relative to the six months ended June 30, 1995 due to a relative decrease in the indebtedness of the Company. In the six months ended June 30, 1995 and 1996, the Company earned interest income of $11,797 and $11,085 on cash deposits.


   In the six months ended June 30, 1996, the Company incurred an exchange expense of $344,631 in connection with its efforts to induce all the holders of the Company's Series A Preferred Stock to convert their Series A Preferred Stock to Common Stock.

   As a result of the foregoing, the Company incurred a net loss of $607,273 and $1,345,801 in the six months ended June 30, 1995 and 1996, respectively.

  YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994.


   The Company's general and administrative expenses for the years ended December 31, 1994 and 1995 were $268,414 and $907,393, respectively. The $638,979 (238%) increase in general and administrative expenses was a function of the Company's hiring of additional management and sales staff, increased use of management consulting, engineering, legal and accounting professionals, purchase of more comprehensive insurance policies and increased executive compensation.

   For the years ended December 31, 1994 and 1995, the Company's research and development expenses were $178,146 and $393,874, respectively. The $215,728 (121%) increase in research and development expenses was a reflection of the Company's accelerated research and development efforts and an increased focus on developing prototype products during the latter part of 1995.


   The Company's interest expense was $46,312 and $63,528 for the years ended December 31, 1994 and 1995, respectively. The Company's interest expense increased by $17,216 as a result of additional interest expenses incurred with respect to equipment financing secured in September 1994. In the year ended December 31, 1995, the Company earned interest income of $45,650 on cash deposits.


   Due to the factors described above, the Company incurred net losses of $492,872 and $1,319,145 in the years ended December 31, 1994 and 1995, respectively. The Company expects that it will incur significant additional losses at least through December 31, 1996.

   YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993.

   The Company's general and administrative expenses were $81,886 in the year ended December 31, 1993 and $268,414 in the year ended December 31, 1994. General and administrative expenses increased by $186,528 primarily in response to increases in the Company's staff and the Company's increased use of management consulting, engineering, legal and accounting professionals.

   For the years ended December 31, 1993 and 1994, research and development expenses were $69,256 and $178,146, respectively. The Company's expenses for research and development increased by $108,890 as the Company increased the scope of its research and development efforts to a number of product lines.

   Interest expense for the Company for the years ended December 31, 1993 and 1994 was $16,360 and $46,312, respectively. The Company's interest expense increased by $29,952 primarily as a result of $10,346 of additional interest expense with respect to equipment financing secured in September 1994 and $11,278 of additional interest expense with respect to notes payable.

   In the year ended December 31, 1993, the Company recognized a $18,000 loss on the disposal of property and equipment.

   As a result of the foregoing, the Company incurred net losses of $185,502 and $492,872 in the years ended December 31, 1993 and 1994, respectively.

LIQUIDITY AND CAPITAL RESOURCES

   At June 30, 1996, the Company had a working capital deficiency of $(216,966) and cash and cash equivalents of $640,592. The Company intends to use the proceeds of this offering and the cash generated from operations, if any, to finance its proposed plan of operations.

   The capital requirements relating to implementation of the Company's business plan will be significant. Based on the Company's current assumptions relating to implementation of its business plan (including the timetable of and the cost associated with development of manufacturing capabilities, a service fleet, a corporate headquarters, and research and development facilities), the Company will seek to develop at least four service centers during the 12 months immediately following this offering. The Company believes that product sales will commence in the third quarter of 1996 and that the proceeds from the Convertible Notes are sufficient to fund working capital requirements until sales of the Company's products reach levels sufficient to fund working capital requirements. The Company believes that its ability to generate cash from operations is dependent upon, among other things, demand for its products and services and the Company's third party leasing arrangement with Oakmont. If the Company's third party leasing arrangements with Oakmont proves to be unsuccessful, and the Company is unable to locate another third party willing to provide comparable third party leasing services, the Company believes that it will be substantially dependent upon the proceeds of the Concurrent Offering to execute its proposed plan of operations over the next 12 months. If the Company's plans change, its assumptions prove to be inaccurate, the capital resources available to the Company otherwise prove to be insufficient to implement its business plan (as a result of unanticipated expenses, problems or difficulties, or otherwise) or in the event the Concurrent Offering is not completed, the Company has plans to restructure its operations to minimize cash expenditures and/or obtain additional financing in order to support its plan of operations. In order to reduce certain of the Company's up-front capital requirements associated with service center and service fleet development, the Company intends to lease service center sites and may seek to the extent possible, to lease rather than purchase certain equipment and vehicles necessary for service center development. There can be no assurance that the Company will have sufficient capital resources to permit the Company to fully implement its business plan. The Company has no current arrangements with respect to, or sources of, additional financing. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. If adequate funds are not available from additional sources of financing, the Company's business may be materially adversely affected. In addition, any implementation of the Company's business plan subsequent to the 12 month period immediately following this offering will require capital resources substantially greater than the proceeds of the Concurrent Offering or otherwise currently available to the Company.


   Aside from meeting SystemOne/trademark/ Washer purchase and lease orders, the Company's material commitments principally relate to its obligations to pay the contract manufacturers of its SystemOne(Trademark) Washers (currently approximately $745-$905 per SystemOne/trademark/ Washer), make lease payments pursuant to certain real property and equipment leases (currently approximately $7,940 per month), makes installment payments pursuant to an equipment purchase finance agreement (currently approximately $5,690 per month) and satisfy its financial obligations under seven employment agreements (currently approximately $38,835 per month). Upon consummation of this offering and the retirement of the Short Term Notes from the proceeds thereof, the Company will not have any outstanding indebtedness. The Company anticipates that its material commitments will increase significantly upon the consummation of this offering as a result of the Company's planned expansion. See "Business--Manufacturing and Supply" and "--Properties" and "Executive Compensation." Additionally, after the expiration or termination of the pilot marketing program with First Recovery and Valvoline Oil Company, if the subject parties do not enter into another agreement for the marketing of SystemOne/trademark/ Washers the Company could, at First Recovery's sole option, be required to acquire the sublessor's interest of First Recovery in certain leases entered into by First Recovery under a the pilot marketing program. In such an event, the Company would be required to purchase First Recovery's sublessor's interest for the net present value of First Recovery's expected profit over the remaining term of the equipment sublease assuming a 12% discount rate. Because the Company does not intend to use third-party financing with respect to units leased under the pilot marketing program with First Recovery and Valvoline Oil Company, it will be required to use a portion of the proceeds of the Concurrent Offering to finance those units. See "Business--Marketing and Servicing Strategy."

   In August 1994, the Company acquired a Trumpf Model 200 TC Computer Numerical Controlled Punch Press (the "Punch Press"). The Company financed the acquisition of the Punch Press pursuant to a finance and security agreement with The CIT Group/Equipment Financing, Inc. ("CIT"). Pursuant to the terms of the finance agreement and security agreement, the Company has agreed to pay CIT an aggregate of $341,397 in equal monthly payments of $5,690 over five years. The Company's obligations to CIT are secured by a security interest in the Punch Press.

   As indicated in the accompanying financial statements, as of June 30, 1996, the Company's accumulated deficit totalled $3,577,015. Since its inception, the Company has financed its operations through a variety of stock and debt issuances and conversions and the sale of property. In November 1990, the Company obtained from Pierre Mansur, its Chairman and President, all rights to certain ongoing research and development and related patents and patents pending, as well as certain real estate and equipment, in exchange for 2,000,000 shares of Common Stock. In January 1991, the Company issued $300,000 in principal amount of its 12% Promissory Notes (the "Promissory Notes"). To raise additional capital and refinance a portion of the Promissory Notes, in September 1993 the Company issued 580,000 shares of 12% Cumulative Redeemable Preferred Stock (the "First Series Preferred Stock") in exchange for $380,000 and the satisfaction of $200,000 in principal amount of the Promissory Notes.

   In April 1992, the Company sold the commercial property originally contributed to the Company in 1990 for $120,000 in cash and a $200,000 purchase money mortgage ("PMM"), which bore interest at a rate of 12%. In January 1994, the Company assigned its rights to receive interest with respect to the PMM to satisfy the Company's obligation to pay interest with respect to the remaining outstanding Promissory Note. The principal amount of the PMM was paid to the Company on April 24, 1995.

   In November 1994, the Company borrowed $500,000 pursuant to a 12% Secured Convertible Promissory Note (the "Secured Note") and in April 1995 the Company issued 490,000 shares of 12% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") in exchange for $1,950,000 in cash and the satisfaction of the Secured Note.

   To minimize the Company's dividend obligations, in May 1995 the Company issued a notice of redemption with respect to the First Series Preferred Stock and, subsequently, all of the outstanding shares of First Series Preferred Stock and accrued interest thereon were converted into an aggregate 656,729 shares of Common Stock.

   In May 1996, the Company issued 20,000 shares of Common Stock in satisfaction of the remaining outstanding $100,000 in principal amount of the Promissory Notes.

   In June 1996, the Company issued 628,180 shares of Common Stock in exchange for all of the Series A Preferred Stock and accrued dividends thereon.

   Pursuant to a revolving line of credit dated June 1, 1990, Mr. Paul Mansur advanced the Company an aggregate of $150,000 (the "Debt") between June 1, 1990 and May 31, 1996. On December 31, 1994 and December 31, 1995, the Company paid Mr. Paul Mansur $34,814 and $12,000, respectively, in satisfaction of interest owed with respect to the Debt. On May 31, 1996, the Company paid Mr. Paul Mansur $150,000 and $5,000 in satisfaction of the outstanding principal balance of and the interest owed with respect to the Debt.

   In June 1996, the Company issued (the "Private Financing") $1,012,500 in principal amount of Convertible Notes, bearing interest at the rate of 4% per annum through September 30, 1996 and thereafter until maturity at the rate of 12% per annum, and convertible into Common Stock at a conversion price of $6.75 per share. Pursuant to the provisions of the Convertible Notes, the entire outstanding principal amount thereof will be automatically converted into 150,000 shares of Common Stock upon the consummation of this offering. Each of Environmental Technologies BVI, Limited, a consulting firm of which Dr. Jan Hedberg, a director of the Company, is Managing Director, Mr. Joseph E. Jack, a director of the Company, and Mr. Elias
F. Mansur, a director of the Company, acquired Convertible Notes in the principal amount of $101,250, and, upon consummation of this offering, each of them will receive 15,000 shares of the Company's Common Stock pursuant to the automatic conversion thereof.


   As of September 9, 1996, the Company issued $500,000 in principal amount of Short Term Notes, bearing interest at the rate of 4% through September 1996 and 12% thereafter. The Short Term Notes are due and payable on September 4, 1997, or, if earlier, upon the consummation and out of the proceeds of this offering.

                                   BUSINESS

GENERAL

   The Company has developed and obtained patent protection with respect to a full line of self-contained, recycling industrial parts washers that incorporate innovative, proprietary waste minimization technologies and represent a significant advance over currently available machinery and processes. Focusing on waste minimization rather than its removal and recovery, the Company believes that its equipment will have a major impact on the industrial parts cleaning industry and will have a broad appeal to customers, because its equipment, unlike the machines now in use, facilitates efficient and economical compliance with environmental regulations, minimizes waste disposal requirements, enhances cleaning solution utilization, and increases worker safety and productivity.



   Most machinery and equipment require oil lubrication to function properly. Removal of lubrication oils from tools and parts during automotive, aviation, marine and general industrial maintenance, service and repair operations is typically effected through the use of mineral spirit solvents which become contaminated in the cleaning process. Under the most common current practice, the solvent becomes more contaminated (and less effective) with repeated use, and, when it is saturated with oil, sludge and other contaminants as a result of the cleaning process (and frequently classified as a hazardous waste under federal and state regulations), it must be stored on site until pick-up, when pure solvent is delivered and the contaminated solvent is, generally, shipped to regional refining facilities. This off-site recycling program is typically scheduled on four to sixteen week cycles and involves both the utilization of progressively more contaminated solvent for cleaning operations until the solvent is too contaminated for use, and thereafter, the on-site storage of the hazardous solution until the periodic waste recovery service. By contrast, the Company's products allow the use and re-use of the solvent by removing all the contaminants from the solvent within the cleaning unit itself, minimizing the volume of waste by-product and providing pure solvent to the customer on demand, without the costly and dangerous storage and transportation of hazardous waste. Moreover, the small amount of waste by-product yielded in the distillation process utilized by the Company if products can typically be recycled and/or disposed of together with the customer's used motor oil, which is generally not classified as a hazardous waste. The Company's products produce by-products that have been extensively tested by the laboratory of a division of Valvoline Oil Company and the independent engineering concern of Law Engineering and Environmental Services, Inc. The Company's products have proven effective in accomplishing the distillation of contaminated solvent to yield pure solvent and a by-product comparable to used oil. The Company believes that substantially all of the Company's target customers have established systems for the handling, transportation, recycling and disposal of used motor oil.


STRATEGY

   The Company's strategy is to focus initially on the manufacture, marketing and sale of its SystemOne(Trademark) Washer because of the anticipated size of the market for the product. The Company anticipates that the product should be able to achieve fairly rapid market penetration because of its technological, economic and environmental advantages and its relatively low price point compared to competitive equipment. Once the manufacturing and marketing programs for the SystemOne(Trademark) Washer are fully implemented, it will commence marketing its other products for which it has continued its research and development. The Company hopes to rapidly penetrate the industrial parts cleaning market by entering into large quantity contracts with target customers which have already established a national or regional presence, and are able to exploit more fully the economic and environmental benefits of the Company's products.

   The Company expects to pursue a national expansion program, through internal growth utilizing a network of regional distribution and service centers, through a strategic alliance with a national distributor, if one is available on favorable terms, or through a combination of the two. The Company is carrying out an internal growth program in Florida, where, in addition to its regional service center in Miami, it plans to establish at least four additional centers during the 12 months immediately following this offering, in Orlando, Tampa, Jacksonville and West Palm Beach. In August, the Company will commence a test of a strategic marketing alliance by entering into a pilot program with First Recovery and Valvoline Oil Company, two affiliates of Ashland Inc., a multinational oil refiner and distributor of automotive related products, including Valvoline Oil and Ashland 140 Solvent, one of the brands of mineral spirits solvent used in the Company's SystemOne(Trademark) Washer. Under the pilot program, First Recovery will be the exclusive distributor of the SystemOne(Trademark) Washer in the Dallas/Ft. Worth and Houston markets. The initial term of the program is one year. If the arrangement proves successful, the Company expects to negotiate a broader agreement, possibly including a national distribution program.

   The Company expects to continue its emphasis on research and development even after its initial products are commercialized. The Company believes that its technology and its emphasis on waste minimization should yield product advances with broad market applications beyond the Company's current target market.

INDUSTRY OVERVIEW

   The Company believes the chemical industrial parts cleaning industry has grown primarily in response to the demand for means of removing lubrication oils and other contaminants from tools and parts during automotive, aviation, marine and general industrial maintenance, service and repair operations. Based on financial and trade journal reports, the Company believes that in 1996 businesses in the United States incurred more than $1 billion in expenses to clean industrial parts using chemical cleaning techniques. Industrial parts cleaning machines are used by automotive, aviation and maritime service, repair and rebuilding facilities, gas stations, transmission shops, parts remanufacturers, machine shops, and general manufacturing operations of every size and category requiring parts cleaning.

   The Company believes that the level of demand for the different types of industrial parts cleaning machines and services is and will continue to be a function of, among other things: (1) the effectiveness of the technology; (2) the cost of the machines and service; (3) the time and costs associated with documenting compliance with applicable environmental and other laws; (4) the safety and environmental risks associated with the machine and service; (5) customer service; and (6) the difficulty in handling the regulated substances used and/or generated by competitive machines.

PRODUCTS AND SERVICES

   The Company product line includes a variety of self-contained recycling industrial cleaning and washing equipment, all of which incorporate proprietary waste minimization technology with respect to which the Company has obtained or applied for patent protection. The Company expects that all the products listed below will be available for commercial exploitation at various times prior to December 31, 1998. All of the Company's products utilize technology that (i) provides continuously recycled cleaning solution during the cleaning process,
(ii) eliminates the necessity for continual replacement and disposal of contaminated cleaning solution and residues and (iii) facilitates practical and cost effective compliance with environmental laws and regulations. The Company anticipates that it will offer its various parts washing products to commercial users at prices which range from $2,000 to $25,000 per unit.

  SYSTEMONE(TRADEMARK) WASHER.

   The first of the Company's products to be available in commercial quantities is the SystemOne(Trademark) Washer. The SystemOne(Trademark) Washer line provides users with pure mineral spirit solvent for parts and tools cleaning purposes, utilizing a low-temperature vacuum distillation process to recycle the used solvent within the SystemOne(Trademark) Washer, so that the solvent may be reused, on demand, without any need for off-site processing. The SystemOne(Trademark) Washer minimizes the volume of waste by-product and eliminates the need for storage and disposal of the hazardous waste solvent necessitated by the most widely-used current treatment method.

   The Company's SystemOne(Trademark) Washer consists of one or two washing sinks mounted at standing level on top of a metal cabinet; a hinged lid on top of the washing sink to minimize evaporation of solvent; a five gallon primary solvent holding tank; a distillation unit which contains a residue reservoir; and a 30-gallon secondary solvent holding tank. The SystemOne(Trademark) Washer utilizes a manually operated hose and scrubber which directs the flow of solvent to the part being cleaned.

   The distillation unit separates the solvent from the contaminants that accumulate in the solvent as a result of use by heating the solvent solution in a vacuum to a temperature at which the solvent, but not the residue, vaporizes; and then, cooling the solvent vapor so that the vapor condenses and is converted back into a liquid. The distilled solvent is channeled to the secondary solvent holding tank for future use. Accordingly, the solvent may be repeatedly used, distilled and reused without need for off-site distillation or processing. The residue is collected and held in the residue reservoir until final disposal.

   With respect to SystemOne(Trademark) Washers which are used in accordance with their intended purpose, the Company believes that the residue may be legally recycled and/or disposed of in the same manner that used oil is recycled and/or disposed of. See "--Government Regulations." The Company believes that substantially all of its target customers currently have established systems for the handling, transportation, recycling and disposal of used oil. In those instances in which the residue may not be recycled as used oil, the residue, but not the distilled solvent, shall be periodically picked up, recycled and/or disposed of by a third party. The Company warrants to users that if, for any reason, the residue generated by its SystemOne(Trademark) Washer cannot be recycled and/or disposed of as used oil, the Company will pay for any required recovery and disposal services. The Company does not intend to be in the business of handling, transporting, recycling and/or disposal of residue. If it is required under its warranty to pay for recovery and disposal, it intends to retain a third party to provide the required services.

   The Company has also developed and obtained patent protection with respect to a general parts washer which utilizes an aqueous based cleaning solution. The Company is in the process of evaluating when it will commence the commercial production and marketing of its aqueous based parts cleaner.

   The target market for SystemOne(Trademark) Washers are automotive, aviation and maritime service, repair and rebuilding facilities, gas stations, transmission shops, parts remanufacturers, machine shops, and general manufacturing operations of every size and category requiring small parts cleaning.

   The Company anticipates that the SystemOne(Trademark) Washer will require service approximately four times a year for replacement of solvent lost to evaporation or spillage and general maintenance requirements. See "Marketing and Services Strategy" for additional information regarding the servicing of the SystemOne(Trademark) washers.

  OTHER PRODUCTS.

   MULTIPROCESS POWER SPRAY WASHER is currently manufactured and marketed on a limited basis, and integrates three processes in one self-contained machine; a power spray wash process, a recycling/ reclamation process and a thermal oxidation process. The Power Spray Washer is able to accommodate large and bulky parts or units that are too large for the SystemOne(Trademark) Washer. The target market for power spray washers are automotive, aviation and maritime maintenance, repair and rebuilding facilities, parts remanufactures, machine shops, transmission shops, and all facets of general manufacturing requiring maintenance and repair of mechanical equipment.

   MULTIPROCESS SPRAY GUN WASHER is scheduled for commercial introduction in late 1996. It incorporates the Company's recycling/reclamation capabilities for paint thinner recovery. The target market for spray gun washers are automotive, aviation and maritime paint shops and all general manufacturing operations that utilize paint. The Company anticipates that the auto paint industry will represent a substantial market. The MultiProcess Spray Gun Washer facilitates compliance with rigorous environmental disposal regulations for the paint industry.

   MULTIPROCESS IMMERSION WASHER is scheduled for commercial introduction in 1997. It integrates an immersion wash process, a recycling/reclamation process and a thermal oxidation process in one self-contained machine. The MultiProcess Immersion Washer is designed for cleaning of complex parts containing substantial integral and highly inaccessible passages requiring a total immersion washing. The primary target market for immersion washers are radiator rebuilding shops as well as automotive, aviation and maritime maintenance, repair and rebuilding facilities, parts remanufactures, machine shops, transmission shops, and all facets of general manufacturing requiring maintenance and repair of mechanical equipment.

   MINIDISPOSER is scheduled for commercial introduction in 1998. It is a compact and portable mini-thermal oxidizer developed as a practical and efficient means for the disposal of contaminants by thermal oxidation within a unit measuring only one cubic foot. The MiniDisposer will be marketed both as optional equipment with the SystemOne(Trademark) Washer and as a stand alone mini-thermal oxidizer. The Company believes that the size and scope of the market for the MiniDisposer is substantial and diversified and includes industrial, commercial and consumer applications that generate small contaminant waste by-products. The Company continues to explore potential markets in medical, restaurant and other commercial and consumer applications.

COMPETITION

   The industrial parts cleaning industry is highly competitive and dominated by a large company, Safety-Kleen Inc. ("Safety-Kleen"), which has substantially greater financial and other resources than the Company. Safety-Kleen services the parts cleaning industry through a "closed-loop" recycling system in which contaminated solvent is removed for recycling and fresh solvent is delivered on a periodic basis. There can be no assurance that Safety-Kleen will not develop or acquire technology similar to or different from the Company's that would allow it to provide an on-site recycling service. To the best of the Company's knowledge, no other company is currently commercially marketing a recycling parts washer with comparable characteristics. There can be no assurance that Safety-Kleen or other competitors will not acquire or develop patent rights with respect to a recycling parts washer which are competitively superior to the Company's patent rights. See "--Patents, Trademarks and Proprietary Technology."

   The Company believes that certain of its target customers have attempted to enhance the capabilities of their existing industrial parts washers by acquiring machines capable of distilling solvent used in and removed from the parts washers. Although there are a wide variety and types of such machinery currently available to the public, the Company believes its SystemOne(Trademark) Washers provide superior service at a lower cost.


   The Company believes that Safety-Kleen services a significant portion of the parts washing machines currently in use. The Company believes that no other competitor accounts for more than 2% of the industrial parts washer market in the State of Florida or the United States.

   According to Safety-Kleen's Annual Report on Form 10-K for the year ended December 31, 1995 (the "Safety-Kleen Annual Report"), Safety-Kleen was the world's largest provider of parts washing services and one of the world's largest collectors and re-refiners of used oil. According to the Safety-Kleen Annual Report, at December 31, 1995, Safety-Kleen had Shareholders' Equity of approximately $433.0 million and, in the year ended December 31, 1995, Safety-Kleen had aggregate revenues of approximately $859.0 million, including revenues of approximately $240.0 million from its automotive/ retail parts cleaning service and $119 million from its industrial parts cleaning service, and served its customers in North America and Europe through a network of 235 branch facilities. At December 31, 1995, Safety-Kleen was providing services for approximately 493,000 parts washers for customers in the United States, of which approximately 375,000 were owned by Safety-Kleen and 118,000 were owned by its customers.

   The Company believes that its SystemOne(Trademark) Washer will compete favorably with its competitors on the basis of, among other things, (1) the effectiveness of the technology; (2) cost; (3) the time and cost associated with documenting compliance with applicable environmental and other laws; (4) the safety and environmental risks associated with the machines and service; (5) customer service; and (6) the difficulty in handling the regulated substances used and/or generated by competitive machines.

GOVERNMENT REGULATION

   The Company believes that federal and state laws and regulations have been instrumental in shaping the industrial parts washing industry. Federal and state regulations dictate and restrict to varying degrees what types of cleaning solvents may be utilized, how a solvent may be stored and utilized, and the manner in which contaminated solvents may be generated, handled, transported, recycled and disposed of.

   Although the federal and state laws and regulations discussed below regulate the behavior of the Company's customers, and not the Company, the Company believes that customer demand for its SystemOne(Trademark) Washer is partially a function of the legal environment in which the Company's customers conduct business. The Company's SystemOne(Trademark) Washer was designed to help minimize the cost of complying with existing federal and state environmental laws and regulations. Any changes, relaxation or repeal of the federal or state laws and regulations which have shaped the industrial parts washing industry may significantly affect demand for the Company's products and the Company's competitive position.

   REGULATION OF SOLVENT TYPES. Federal and state regulations have restricted the types of solvents that may be utilized in industrial parts cleaning machines. Prior to December 1995, methyl chloroform was a widely used cleaning solvent. The Clean Air Act of 1990 mandated the elimination of methyl chloroform by December 1995.

   REGULATION OF HANDLING AND USE OF SOLVENTS. Stoddard solvents, more commonly known as mineral spirits and solvent naphtha, are the cleaning solvents typically used in the industrial parts washers of the Company's closest competitors. The Company intends to use mineral spirits with a minimum of 140 degrees fahrenheit ignitable limits in its SystemOne(Trademark) Washer. Such mineral spirits do not exhibit the ignitability characteristic for liquid hazardous wastes as defined in the Resource Conservation and Recovery Act of 1976, as amended, and the implementing regulations of that statute adopted by the United States Environmental Protection Agency (the "EPA") (collectively, "RCRA"). Certain machines of the Company's competitors use mineral spirits with lower ignitable limits, which may, after use, render such mineral spirits subject to regulation as a hazardous waste. The Company believes that the ability to recycle the mineral spirits used in its SystemOne(Trademark) Washer provides an economic benefit to the Company's customers by allowing them to avoid the expenses and potential liability associated with the disposal of such solvent as a hazardous waste. See "Government Regulation--Regulation of Generation, Handling, Transportation and Disposal of Contaminated Solvents."

   Federal, state and many local governments have adopted regulations governing the handling, transportation and disposal of such solvents. On the federal level, under the Hazardous Materials Transportation Act (HMTA), the United States Department of Transportation has promulgated requirements for the packaging, labeling and transportation of mineral spirits in excess of specified quantities. The Company does not intend to transport mineral spirits in quantities that would trigger the HMTA requirements.

   Relative to the handling and disposal of mineral spirits, many states and local governments have established programs requiring the assessment and remediation of hazardous materials that have been improperly discharged into the environment. Liability under such programs is possible for unauthorized release of mineral spirits in violation of applicable standards. Civil penalties and administrative costs may also be imposed for such violations.

   REGULATION OF GENERATION,TRANSPORTATION, TREATMENT, STORAGE AND DISPOSAL OF CONTAMINATED SOLVENTS. The generation, transportation, treatment, storage and disposal of contaminated solvents is regulated by the federal and state governments.

   At the federal level, the Resource Conservation and Recovery Act authorized the EPA to develop specific rules and regulations governing the generation, transportation, treatment, storage and disposal of hazardous wastes as defined by the EPA. The EPA's definition of hazardous waste appears under Chapter 40 CFR Part 261. The Company believes that none of the residue by-products, the used solvent before distillation or the solvent recycled in a SystemOne(Trademark) Washer used in accordance with its intended purpose and instructions is subject to regulation as a "hazardous waste." In contrast, the Company believes that the mixture of solvent and contaminants which is periodically recovered from the machines of many of its competitors is subject to regulation as "hazardous waste."

   The Company believes that the ability to recycle and dispose of its residue by-product as used oil rather than as a hazardous waste is economically attractive to the Company's customers for a number of reasons. The Company believes that substantially all of its target customers currently have established systems for the handling, transportation, recycling and/or disposal of used oil. Accordingly, the classification of the residue as used oil would enable the Company's customers to: (1) dispose of or recycle the residue at no significant additional cost; and (2) avoid certain costs associated with establishing and disposing of wastes in compliance with a hazardous waste disposal system.

   Even if the residue by-product was required to be handled, transported, recycled and/or disposed of as a hazardous waste, the fact that the SystemOne(Trademark) Washer effects a substantial reduction in the volume of waste product requiring disposal would still serve to minimize disposal costs.

   The Company believes that solvent which has been used and is being held in a SystemOne(Trademark) Washer prior to distillation is not a "waste" and is not subject to regulation as a hazardous waste.

   RCRA establishes the basic framework for federal regulation of hazardous waste. RCRA governs the generation, transportation, treatment, storage, and disposal of hazardous waste. In contrast to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), which is discussed below, RCRA is designed to anticipate and prevent harm to human health and the environment, rather than to respond to the release of hazardous wastes.

   RCRA requires that facilities that generate, treat, store or dispose of hazardous wastes comply with certain operating and permitting standards. RCRA provides standards for permitting, maintenance and operation of facilities handling hazardous wastes, including requirements for testing and maintenance of equipment, contingency plans and emergency procedures, secondary containment, recordkeeping and reporting to government agencies. The recordkeeping and reporting requirements of RCRA are significant. Before transportation and disposal of hazardous wastes off-site, generators of such waste must package and label their shipments consistent with detailed regulations and prepare a manifest to be filed with the appropriate governmental agency identifying the material and stating its destination. The transporter must deliver the hazardous waste in accordance with the manifest and to a facility with an appropriate RCRA permit (a "TSD Facility"). Failure to comply with the manifesting requirements may result in the imposition of civil and/or criminal penalties. Many states and local governments have adopted regulatory programs which parallel the RCRA regulatory system, many of which programs are in certain ways more restrictive and burdensome than the RCRA system.

   With regard to regulation of "used oil", the EPA ruled in 1992 that used oil is not a hazardous waste under RCRA. Like the RCRA regulations pertaining to hazardous wastes, the EPA's used oil regulations provide standards for permitting, the maintenance and operation of used oil facilities, including requirements for testing and maintenance of equipment, contingency plans and emergency procedures, secondary containment, recordkeeping and reporting. However, there are some material differences between RCRA's regulation of hazardous waste and used oil. In contrast to hazardous wastes, used oil need not be processed solely at sites with treatment, storage and disposal permits. In addition, the generators of used oil are not required to file a shipping manifest with government agencies with respect to each shipment of used oil. Many state and local governments have adopted regulatory programs which parallel the EPA's program for regulating used oil, many of which programs are in certain ways more restrictive or burdensome than the EPA's program. For instance, certain state and local governments continue to regulate used oil as a hazardous waste.

   CERCLA, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), sets forth national policy and procedures for containing and removing releases of hazardous substances, and identifying and remediating sites contaminated with hazardous substances. CERCLA created an $8.5 billion fund (the "Superfund"), financed from taxes on petroleum and various chemicals, to be administered by the EPA to fund cleanup of hazardous waste sites. SARA significantly expanded the scope of hazardous waste cleanup and imposed more stringent cleanup requirements. The Superfund's most notable objective, however, is to provide criteria and financial assistance for site cleanups and to impose liability on parties responsible for such contamination--namely, owners and operators of vessels or facilities from which such releases occur, and persons who generated, transported, or arranged for the transportation of hazardous substances to a facility from which a release or threatened release occurs.

   Most states, including Florida, have created programs similar to Superfund. These state programs are principally designed to help finance the state's share of remediation costs of sites under the federal Superfund and to finance cleanups at state sites that are not considered a priority for remediation under the federal program.

   The CERCLA definition of hazardous substances provides a major exception for petroleum, including used oil if recycled. However, liability under CERCLA is possible if petroleum products are released that contain hazardous substances as additives or that are tainted with hazardous substances during their use and disposal.

   The Company believes that the demand for its SystemOne(Trademark) Washer is enhanced as a result of certain federal and state environmental laws and regulations. Although the demand for industrial parts cleaning machines and services may be substantial in certain international markets, the level of demand for the Company's SystemOne(Trademark) Washer may not be substantial in certain countries as a result of permissive regulatory systems which allow the use of less environmentally stringent cleaning and waste disposal methods.

MANUFACTURING AND SUPPLY

   The Company manufactures certain of its SystemOne(Trademark) Washers at its 10,000 square foot manufacturing facility located in Miami, Florida, at which all manufacturing operations, including design, metal cutting, bending and welding, painting and assembly can be performed. The Company has acquired all of the machinery necessary to manufacture SystemOne(Trademark) Washers. The Company believes that it can produce up to 200 SystemOne(Trademark) Washers a month at its manufacturing facility. The Company has secured third parties capable of manufacturing the balance of the SystemOne(Trademark) Washers needed to meet anticipated customer demand for the next 12 months. The Company intends to secure additional manufacturing capacity as the need arises.

   On May 7, 1996, the Company entered into an agreement (the "Supply Agreement") with a supplier (the "Supplier") pursuant to which the Supplier agreed to supply to the Company, at the Company's election, between 3,000 and 5,000 SystemOne(Trademark) Washers at established prices and in accordance with a delivery schedule. The Supply Agreement delivery schedule provides for the monthly delivery of a minimum of 100, 200, 300 and 400 SystemOne(Trademark) Washers in the quarters commencing August 1996, November 1996, February 1997 and May 1997, respectively, and for the monthly delivery of a maximum of 500 SystemOne(Trademark) Washers after December 1996. The Supply Agreement provides for adjustments in the established pricing schedule based upon certain reductions in the cost of production and/or increases in the cost of sheet metal.

   The Company has ordered a prototype SystemOne(Trademark) Washer manufactured by the Supplier and has paid the first of three $50,000 payments toward a $150,000 advance (the "Advance"), which amount will be credited against future purchases under the Supply Agreement at a rate of $50 per SystemOne(Trademark) Washer. The Supply Agreement provides that the Supplier will, based upon the Company's specifications and drawings, manufacture the SystemOne(Trademark) Washers in its factory and manufacture such items exclusively for the Company. According to the Supply Agreement, the Supplier is expressly responsible for all sheet metal fabrication, painting, assembling and quality assurance testing associated with the manufacture of SystemOne(Trademark) Washers.

   The Supply Agreement requires the Company to provide the Supplier with all of the components and raw materials, except for sheet metal, necessary to manufacture SystemOne(Trademark) Washers. In addition, the Supply Agreement requires the Company to acquire and provide to the Supplier for use all of the hard tooling required to manufacture the SystemOne(Trademark) Washers.

   The Supply Agreement provides that the Company may unilaterally terminate the contract in whole or in part for cause or for convenience. In the event the Supply Agreement is terminated by the Company for convenience, the Supplier will be entitled to reimbursement of the costs it has incurred through the date of termination and, if such termination occurs prior to the delivery of 3,000 SystemOne(Trademark) Washers, the Supplier will be entitled to payment for SystemOne(Trademark) Washers produced through the date of termination and retain any unapplied amount of the Advance.

   The Company has retained the right to secure other contract manufacturers of SystemOne(Trademark) Washers. Although, at present, the Company seeks to avoid the transaction and opportunity costs associated with identifying, securing and training another SystemOne(Trademark) Washer manufacturer, the Company does not believe that it is dependent upon the Supplier to manufacture SystemOne(Trademark) Washers and that other manufacturers are readily available. The Company has entered into negotiations with a major contract manufacturer with a 2 million square foot facility and 75 years of experience to provide the manufacturing capacity needed to meet anticipated future customer demand. No assurances can be given that the Company and the major contract manufacturers will ever enter into a binding contract.


   The SystemOne(Trademark) Washer is an assembly of raw materials and components all of which the Company believes are readily obtainable in the United States of America. The Company does not believe that it nor the Supplier is dependent upon any of their respective current suppliers to obtain the raw materials and components necessary to assemble and manufacture SystemOne(Trademark) Washers. As of the date of this Prospectus, the Company was procuring raw materials and components for its SystemOne/trademark/ Washers from 42 sources.

   The Company is capable of manufacturing its other products in the amounts required for testing and test marketing in its own manufacturing facility.

MARKETING AND SERVICING STRATEGY


   In order to create awareness of its products and test the demand for them, commencing in December 1995, the Company placed an aggregate of 47 SystemOne(Trademark) Washers in 38 automotive dealerships, municipal and private fleet maintenance facilities, repair facilities and other users of parts cleaning equipment in South Florida. The demonstrator units were provided at no charge. The test program was conducted primarily to enable the Company to gauge the demand for its products. Notwithstanding the absence of a formal marketing program during the test period, the Company has, to date, received firm purchase orders from a number of facilities in which the machines were placed, including Florida Detroit Diesel MTU (46 Units); Kelly Tractor Company (23 units) and Pantropic Power Products (25 units), the South Florida Caterpillar dealers; United States Postal Service (2 units); Southern Sanitation, a subsidiary of Waste Management, Inc. (5 units); Broward County Mass Transit (25 units); Greenwich Air Services Inc. (10 Units); and a number of South Florida automobile dealerships (an aggregate of 60 units). The Company commenced commercial sales and delivery of units in July 1996 at an approximate price per unit of $2,700, and anticipates delivering substantially all of the ordered units to date prior to December 31, 1996. As of the date of this Prospectus, the Company had delivered and recognized the sale of 44 units.

   In a parallel marketing strategy, to test the viability of the strategic marketing alliance concept for its products, in August 1996 the Company will commence a pilot program with First Recovery and Valvoline Oil Company, two affiliates of Ashland Oil, pursuant to which First Recovery will serve as the exclusive distributor for the SystemOne(Trademark) Washer in the Dallas/Ft. Worth and Houston markets. The program, whose initial term is one year, but is cancelable by either party on 60 days notice, sets forth a schedule for the purchase of 1,000 units by First Recovery during the first year. First Recovery is obligated to provide routine service to customers. Upon termination of the program, First Recovery will have the option to require the Company to assume the leases it has entered into with its customers and to pay First Recovery, on a discounted basis, the profit it would have realized under such leases. If First Recovery does not exercise that option, it will have the additional option, for one year after termination of the program, to lease up to four times the number of units it leased under the program, but only to its existing customers. Subject to its assessment of First Recovery's performance, the Company will consider entering into a more extensive distribution agreement.

   The Company also intends to expand the geographic scope of its operations through its internal marketing operations, initially focusing on Florida and then expanding to other regions. In addition to its sales and service operations in Miami, the Company intends to establish sales, service and technical support service centers in Orlando, Tampa, Jacksonville and West Palm Beach, Florida during 1996 to support its proposed operations in Florida. The Company will market and service the SystemOne(Trademark) Washers it places with customers with its own marketing, service and technical support personnel. The Company believes it will retain at least 15 marketing, service and technical support personnel to support its proposed operations in Florida over the next 12 months.

   The Company intends to continue to generate consumer awareness of its SystemOne(Trademark) Washer through the efforts of its sales force, general advertisements in trade publications, and participation in trade conventions.

SALES FINANCING AND SERVICING PROGRAMS

   Initially, the Company intends to make its SystemOne(Trademark) Washers available to the public through a third party leasing program. The Company entered into an agreement (the "Product Financing Agreement") with Oakmont Financial Services ("Oakmont") on May 28, 1996 pursuant to which Oakmont agreed to provide third party leasing services. Pursuant to the Product Financing Agreement, the Company is to provide Oakmont certain information with respect to each proposed customer for which a third party lease is sought, including credit information with respect to each proposed lessee. Oakmont may reject a lease application if, in its sole discretion, the proposed transaction does not comply with Oakmont's then applicable criteria. If Oakmont elects to provide lease financing, Oakmont will purchase the SystemOne(Trademark) Washer in the manner and for an amount agreed to by the Company and Oakmont from time to time, upon Oakmont's receipt of required documentation.

   The Product Financing Agreement provides that, upon the customer's satisfaction of all of its lease payment obligations to Oakmont, the Company may, at its option, repurchase the subject equipment from Oakmont at a cash purchase price equal to the fair market value of the subject equipment plus applicable sales tax. The Product Financing Agreement states that the fair market value of a SystemOne(Trademark) Washer shall be determined by the mutual agreement of the Company and Oakmont or, if such an agreement is not reached, by an appraiser selected by mutual agreement of the Company and Oakmont.


   Under the Product Financing Agreement, the Company has agreed, for a fee, to utilize a reasonable and non-discriminatory approach to assist Oakmont in reselling any SystemOne(Trademark) Washers with respect to which a customer has failed to discharge its payment obligations to Oakmont. The Product Financing Agreement states that Oakmont does not have recourse against the Company for customer failures to discharge their obligations to Oakmont unless the Company has breached and failed to cure certain warranties. Specifically, the Company has agreed to make the following warranties upon each sale to Oakmont, which warranties provide Oakmont with a basis for recourse against the Company for certain customer failures: (i) to the best of the Company's knowledge, the customer will use the SystemOne/trademark/ Washer principally for commercial purposes; (ii) to the best of the Company's knowledge, the lease and related documents have been duly executed and delivered; (iii) the lease incorporates all of the representations and warranties made by the Company to the lessee;
(iv) all dealings by the Company with the lessee have been in accordance with all applicable laws and regulations; (v) the conduct of the Company in developing a lease will not subject Oakmont to suit or administrative proceeding; (vi) the lessee has no defense, offset or counterclaims as to the enforcement of the lease arising out of the conduct or failure to perform of the Company; (vii) the Company does not know of any fact which indicates the uncollectibility of the lease; (viii) to the best of the Company's knowledge, the information provided by the lessee to the Company and Oakmont is accurate and complete; (ix) except for funds which Oakmont has agreed the Company is entitled to retain, the Company has not retained any funds given to it by a lessee; and (x) title to the SystemOne/trademark/ Washer has vested in Oakmont free and clear of any liens of persons claiming by, through or under the Company. In the event the Company breaches one of the foregoing warranties and fails to cure the breach, the Product Financing Agreement requires the Company to purchase from Oakmont the leased SystemOne(Trademark) Washer and Oakmont's rights under the lease agreements with the customer for an amount equal to the sum of all lease payments then due and owing under the lease, all lease payments payable from the date of default to the end of the lease term and twenty percent of the equipment cost, less any applicable deposit which may be retained by Oakmont. Where required by applicable law, the foregoing amounts are required to be calculated using the discounted present value of the subject lease payments.

   The Product Financing Agreement provides for a term of one year, which automatically renews for successive one-year terms. Under the Product Financing Agreement, either the Company or Oakmont may terminate the agreement with or without cause upon 60 days notice, without affecting the rights and obligations of either party with respect to previous sales. In addition, if Oakmont declines any five lease applications within a 30-day period, which lease applications are accepted and funded by a third party on terms declined by Oakmont, the Company may, upon 10 days notice, terminate the Product Financing Agreement.

PATENTS, TRADEMARKS AND PROPRIETARY TECHNOLOGY

   The Company holds United States patents relating to its SystemOne(Trademark) Washer, Power Spray Washer, Spray Gun Washer and Immersion Washer and anticipates that it will apply for additional patents it deems appropriate. The Company has applied for international patents in Canada, Japan, Europe and Mexico.

   The Company's patent with respect to its SystemOne(Trademark) Washer was issued on September 27, 1994 and will expire on September 26, 2011. The Company has three patents pending with respect to its SystemOne(Trademark) Washer, one of which was allowed by the U.S. Patent Office on April 2, 1996 and is awaiting issuance. The Company's patent with respect to its Power Spray Washer was issued on January 11, 1994, and expires on January 10, 2011. The Company's patent with respect to its Spray Gun Washer was issued on February 14, 1995, and expires on February 13, 2012. The Company's patent with respect to its Immersion Washer was issued on May 21, 1996 and expires on May 20, 2013. The Company's patent with respect to its MiniDisposer was allowed by the U.S. Patent Office on June 26, 1996 and is awaiting issuance.

   The Company believes that patent protection is important to its business. There can be no assurance as to the breadth or degree of protection which existing or future patents, if any, may afford the Company, that any patent applications will result in issued patents, that patents will not be circumvented or invalidated or that the Company's competitors will not commence marketing self-contained washers with similar technology. It is possible that the Company's existing patent rights may not be valid although the Company believes that its patents and products do not and will not infringe patents or violate proprietary rights of others. It is possible that infringement of existing or future patents or proprietary rights of others may occur. In the event the Company's products or processes infringe patents or proprietary rights of others, the Company may be required to modify the design of its products or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions or at all. The failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation actions. Moreover, if the Company's product or processes infringes patents or proprietary rights of others, the Company could, under certain circumstances, become the subject of an immediate injunction and be liable for damages, which could have a material adverse effect on the Company.

   The Company has applied for a federal trademark with respect to the mark "SystemOne" and design.

   The Company also relies on trade secrets and proprietary know-how and employs various methods to protect the concepts, ideas and documentation of its proprietary information. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such know-how or obtain access to the Company's know-how, concepts, ideas and documentation. Although the Company has and expects to have confidentiality agreements with its employees, suppliers and appropriate vendors, there can be no assurance that such arrangements will adequately protect the Company's trade secrets. Since the Company believes that its proprietary information is important to its business, failure to protect such information could have a material adverse effect on the Company.

RESEARCH AND DEVELOPMENT

   During the years ended December 31, 1994 and 1995 and the six months ended June 30, 1996, the Company expended $178,146, $393,874 and $365,435, respectively, on research and development of its various products.

   The Company plans to continue to focus significant resources on research and development of existing and future product lines. Although the Company intends to continue to seek means of refining and improving its SystemOne(Trademark) Washer, the Company believes, based on market response, that the SystemOne(Trademark) Washer is at a stage where commercial exploitation is appropriate. The Company recognizes that the industrial parts cleaning industry may be entering a phase of rapid technological change and progress and the Company will seek to retain what the Company perceives as its technological superiority over its competitors' products. In order to keep pace with the rate of technological change, the Company intends to devote considerable resources in time, personnel and funds on continued research and development for its products. The Company recognizes that many of its competitors have far greater financial and personnel resources than the Company which may be devoted to research and development and can provide no assurance that it will maintain a technological advantage.

   Subject to the availability of financial and personnel resources, the Company intends to spend approximately $400,000 and $500,000 in the years ended December 31, 1996 and 1997, respectively, to finalize development and testing of its various products and to develop new products and concepts. Although there can be no assurance that the Company will ever develop any new products capable of commercialization, the Company intends to continue its programs to develop new products, some of which may utilize the Company's patented products and processes.

PRODUCT LIABILITY AND INSURANCE

   The Company is subject to potential product liability risks which are inherent in the design and use of industrial parts cleaning machines. The Company has implemented strict quality control measures and currently maintains product liability insurance of $5,000,000 in the aggregate and $5,000,000 per occurrence.

PROPERTIES



   The Company maintains its corporate headquarters, research and development laboratory and manufacturing facilities in a 10,000 square foot and an adjacent 5,500 square foot building located in Miami, Florida. The lease for the 10,000 square foot building (the "Primary Lease") commenced on January 1, 1995 and expires December 31, 1996. The Primary Lease provides for two renewal terms of two years. The Company's annual lease payments under the Primary Lease are approximately $61,000, which amount does not include the Company's obligation to pay all utility and service charges. The lease for the 5,500 square foot building (the "Secondary Lease") commenced on September 1, 1996 and expires August 30, 1998. The Company's annual lease payments under the Secondary Lease are approximately $32,208, which amount does not include the Company's obligation to pay all utility and service charges. The Company has the right to cancel the Secondary Lease upon four months written notice. In addition, the Company maintains a sales, distribution and light manufacturing center in a 1,692 square foot facility located in Pinellas Park, Florida (the "Sales Lease"). The Sales Lease commenced on September 15, 1996 and expires on
October 1, 1998. Annual rental obligations under the Sales Lease are approximately $6,491.25, which amount does not include the Company's obligation to pay all utility and service charges. The Company intends to seek additional space, either at its current location or elsewhere, to house expanded corporate headquarters and research and development facilities. The Company anticipates no significant difficulty in locating such space on reasonable terms. The Company does not anticipate that it will experience difficulty in locating and equipping its regional sales and service centers, which are expected to contain a small office space/showroom area and enough space for two or three delivery and maintenance vehicles.


LEGAL PROCEEDINGS

   The Company is not involved in any litigation.

EMPLOYEES


   As of the date of this Prospectus, the Company employed 16 employees, of whom five were in corporate management, three were in research and development, two were in sales and marketing, four were in manufacturing, and two were in administration. The Company intends to hire additional employees after this offering, commensurate with the Company's requirements and available funds, primarily to expand manufacturing and marketing operations.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS


   The following table sets forth certain information concerning the executive officers and directors of the Company.


 NAME                       AGE  POSITION WITH COMPANY
- ------------------------------------------------------------------------------------
Pierre G. Mansur ........ 44     Chairman of the Board and President
Paul I. Mansur .......... 45     Director and Chief Executive Officer
Richard P. Smith, C.P.A.  39     Vice President of Finance and Chief Financial
                                 Officer
Charles W. Profilet  .... 59     Vice President-Business Development
Elias F. Mansur ......... 53     Director
Dr. Jan Hedberg ......... 49     Director
Joseph E. Jack .......... 68     Director


   PIERRE G. MANSUR founded the Company and has served as its Chairman and President since its inception in November 1990. From June 1973 to August 1990, Mr. Pierre Mansur served as President of Mansur Industries Inc., a privately held New York corporation that operated a professional race engine machine shop. Mr. Pierre Mansur has over twenty years of advanced automotive and machinery operations experience including developing innovative automotive machine shop applications; designing, manufacturing, customizing, modifying and retooling high performance engines and component parts; developing state of the art automotive and powerboat race engines which have consistently achieved world championship status; and providing consulting services and publishing articles with respect to automotive technical research data. Mr. Pierre Mansur has conducted extensive research and development projects for several companies, including testing and evaluating engine parts and equipment for Direct Connection, a high performance racing division of the Chrysler Corporation; researching and developing specialized engine piston rings and codings for Seal Power Corporation; researching high-tech plastic polymers for internal combustion engines for ICI Americas; and designing and developing specialized high performance engine oil pan applications. Mr. Pierre Mansur is the brother of Paul I. Mansur and a cousin of Elias F. Mansur. Mr. Pierre Mansur is a graduate of the City University of New York.


   PAUL I. MANSUR has been Chief Executive Officer, Chief Financial Officer and a Director since September 1993. From September 1986 to July 1993, Mr. Paul Mansur served as Chief Executive Officer of Atlantic Entertainment Inc., a privately held regional retail chain of video superstores. From March 1981 to September 1986, Mr. Paul Mansur served as the Chief Executive Officer and President of Ameritrade Corporation, a privately held international distributor of factory direct duty free products. From June 1972 to March 1981, Mr. Paul Mansur held various finance and operation positions, including Assistant Vice President Finance and Operations for Mott's USA, Inc., a division of American Brands. Mr. Paul Mansur is the brother of Pierre G. Mansur and a cousin of Elias F. Mansur. Mr. Paul Mansur is a graduate of the City University of New York.


   CHARLES W. PROFILET has been the Vice President--Business Development of the Company since November 1995. From July 1992 to September 1995, Mr. Profilet served as Vice President--Florida Operations for Rust Environment and Infrastructure, Inc., a privately held environmental remediation company that is controlled by WMX Technologies, a publicly traded waste collection and recycling company traded on the New York Stock Exchange. From March 1991 to July 1992, Mr. Profilet served as Vice President-Marketing at Metcalf and Eddy, a full-service engineering and environmental consulting firm specializing in the treatment of waste water, air quality assurance, emissions control and remedial design. From July 1987 to February 1990, Mr. Profilet served as Executive Vice President and Chief Operating Officer at Craig A. Smith and Associates, a privately-held civil engineering firm. From August 1979 to September 1985, Mr. Profilet served as Vice President-Business Development at Reynolds Smith and Hills, a privately-held architectural and engineering planning firm. Mr. Profilet is a graduate of the U.S. Military Academy at West Point and holds a Master of Engineering degree from the University of Oklahoma.

   RICHARD P. SMITH has been the Chief Financial Officer of the Company since September 1, 1996. From April 1987 to August 1996, Mr. Smith held various positions, including Vice President, Chief Financial Officer, Treasurer, Secretary, Director of Business Planning, and Controller of European Operations of Telematics International, Inc., a manufacturer and supplier of intelligent networking technologies and products. From August 1983 to April 1987, Mr. Smith served as Manager of Internal Controls and Cost Analysis for Motorola, Inc., a worldwide manufacturer of a diverse line of electronic equipment and components, including communications systems, semiconductors, electronic controls and computer systems. Motorola, Inc.'s securities are listed on the New York Stock Exchange. From January 1980 to March 1981, Mr. Smith worked as an accountant for Arthur Young and Co. C.P.A. Mr. Smith is a graduate of Illinois Wesleyan University and holds a Masters of Business Administration degree from the University of Illinois and a Masters of Finance degree from Cambridge University.

   ELIAS F. MANSUR has been a Director of the Company since August 1995. From September 1968 to present, Mr. Elias Mansur served as Managing Director of the Mansur Trading Company and its subsidiaries, an international, diversified group of companies involved in banking, international trade, manufacturing, real estate and hotel operations. From June 1975 to March 1981, Mr. Elias Mansur served as Chairman of the Board of the Central Bank of the Netherlands Antilles. From September 1984 to December 1985, Mr. Elias Mansur served as Minister of Economic Affairs of the Netherlands Antilles. From October 1977 to September 1984, Mr. Elias Mansur served as the Chief Economic Advisor, Minister of Economic Affairs and Chairman of the Council of Economic Advisors to the government of Aruba. Mr. Elias Mansur is a cousin of Mr. Pierre Mansur and Mr. Paul I. Mansur.

   DR. JAN HEDBERG has been a Director of the Company since August 1995. From October 1987 to March 1993, Dr. Hedberg was the Chairman and Chief Executive Officer of Enprotec International Group, N.V., a company he co-founded and in the business of researching and developing of advanced waste oil recycling technologies. Since March 1993, Dr. Hedberg has been the Chairman of the Board and Chief Executive Officer of Enprotec (USA) Inc., a wholly owned subsidiary of Enprotec International Group, N.V., which manufactures, designs and assembles oil re-refining plants. Dr. Hedberg was the co-recipient of the 1991 International Technology Award for Enterprising Innovation and Creativity for the development of the Vaxon Re-refining Process, which is a proprietary process that transforms used oil into useable oil products. Dr. Hedberg has over 15 years of experience in oil related and environmental companies and 12 years of research and teaching experience, including executive management and advisory positions, with several multinational organizations. Dr. Hedberg received his Doctor of Philosophy (PhD) in Geotechnical Engineering from the Massachusetts Institute of Technology, Cambridge, Massachusetts in 1977.

   JOSEPH E. JACK has been a Director of the Company since August 1995. From May 1989 to June 1991, Mr. Jack served as Vice President of Waste Management Europe, a waste collection and recycling company that is a publicly traded company on the London Stock Exchange and a controlled subsidiary of WMX Technologies, a publicly traded New York Stock Exchange company. From April 1984 to December 1987, Mr. Jack was President of Waste Management Inc. of Florida, a waste collection and recycling company that is an affiliate of Waste Management, Inc.. From July 1983 to March 1984, Mr. Jack served as Vice President of Waste Management Partners, a division of Waste Management, Inc. From February 1982 to July 1983, Mr. Jack served as Vice President of Waste Management International, a subsidiary of Waste Management, Inc. From April 1980 to February 1982, Mr. Jack was Vice President of Waste Management International (Middle East), a subsidiary of Waste Management, Inc., and from May 1978 to April 1980, Mr. Jack was the Resident Manager of Waste Management Saudi Arabia, a joint venture involving an affiliate of Waste Management, Inc. Under Mr. Jack's leadership, Waste Management experienced unprecedented growth in several markets worldwide including Waste Management Europe's growth of revenues from $10 million to $700 million in a three year period. Mr. Jack's significant accomplishments in the waste management field were acknowledged when he was inducted by the National Waste Management Association into the United States Waste Industry's "Hall of Fame". Mr. Jack has been an active investor in companies since he retired in June 1991.

   The Company has agreed that, for five years after the effective date of this Prospectus, the Representative will have the right to designate one individual to be elected to the Company's Board of Directors.


                            EXECUTIVE COMPENSATION

   The following table sets forth compensation paid or payable in respect of the three years ended December 31, 1995 to the Company's Chief Executive Officer and its other executive officer whose combined salaries and bonuses equalled or exceeded $100,000 (the "Named Executive Officers").


SUMMARY COMPENSATION TABLE


                                                                                      LONG TERM
                                             ANNUAL COMPENSATION                     COMPENSATION
                                --------------------------------------------------  --------------
                                                                  OTHER ANNUAL        ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR      SALARY       BONUS       COMPENSATION(2)     COMPENSATION
- --------------------------- ------- ----------  -------------- ----------------     --------------
Mr. Pierre G. Mansur           1995     $66,000       $267,460(1)       $6,605(2)           $0
                             ------- ----------  -------------- ---------------- ---------------
Chairman and President         1994     $66,000             $0            $550(2)           $0
                             ------- ----------  -------------- ---------------- ---------------
                               1993     $22,000             $0              $0              $0
                             ------- ----------  -------------- ---------------- ---------------
Mr. Paul I. Mansur             1995     $48,000             $0          $2,550(2)           $0
                             ------- ----------  -------------- ---------------- ---------------
Chief Executive Officer        1994     $48,000             $0              $0              $0
                             ------- ----------  -------------- ---------------- ---------------
                               1993      $5,000             $0              $0              $0
                             ------- ----------  -------------- ---------------- ---------------


- ----------


(1) Represents incentive compensation earned by Pierre G. Mansur, $88,110 of which has been paid and the remainder of which has been accrued.

(2) Automobile allowance paid by the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

   In September 1993, the Company entered into a two year employment agreement with Mr. Pierre Mansur, which provides for an annual base salary of $66,000 and discretionary bonuses, based on Mr. Pierre Mansur's performance, as determined by the Compensation Committee of the Board of Directors. Pursuant to the terms of his employment contract, Mr. Mansur's employment was renewed in September 1995 by the Company for an additional two years. Pursuant to the employment agreement, during the term of Mr. Pierre Mansur's employment and for a period of three years following his termination of employment, Mr. Pierre Mansur is prohibited from disclosing any confidential information, including without limitation, information regarding the Company's patents, research and development, manufacturing process or knowledge or information with respect to confidential trade secrets of the Company. In addition, the employment agreement provides that Mr. Pierre Mansur is prohibited from, directly or indirectly, engaging in any business in substantial competition with the Company or its affiliates. The employment agreement also provides that Mr. Pierre Mansur is prohibited from becoming an officer, director or employee of any corporation, partnership or any other business in substantial competition with the Company or its affiliates during the term of his employment and for three years thereafter.

   In September 1995, the Company entered into a two year employment agreement with Mr. Paul Mansur, which provides for an annual base salary of $48,000 and discretionary bonuses, based on Mr. Paul Mansur's performance, as determined by the Compensation Committee of the Board of Directors. Pursuant to the employment agreement, during the term of Mr. Paul Mansur's employment and for a period of three years following his termination of employment, Mr. Paul Mansur is prohibited from disclosing any confidential information, including without limitation, information regarding the Company's patents, research and development, manufacturing process or knowledge or information with respect to confidential trade secrets of the Company. In addition, the employment agreement provides that Mr. Paul Mansur is prohibited from, directly or indirectly, engaging in any business in substantial competition with the Company or its affiliates. The employment agreement also provides that Mr. Paul Mansur is prohibited from becoming an officer, director or employee of any corporation, partnership or any other business in substantial competition with the Company or its affiliates during the term of his employment and for three years thereafter.


   In July 1996, the Company entered into a one year employment agreement with Mr. Richard Smith, which provides for an annual base salary of $110,000, a car allowance of $400 a month, and a mobile telephone allowance of $150 a month. The employment agreement provides that Mr. Smith is entitled to receive a minimum of 10,000 common stock purchase options comprised of: 5,000 options to be issued upon the consummation of the Concurrent Offering exercisable at the initial public offering price, and 5,000 options to be issued on December 31, 1996 exercisable at the then current market price of the common stock. Pursuant to the employment agreement, if Mr. Smith is terminated for cause, defined as an act of dishonesty, malfeasance, or other impropriety, he is not entitled to receive any severance payment. If Mr. Smith is terminated without cause, he is entitled to receive his current salary for four months or until he secures new employment, whichever occurs first. In addition to the employment agreement, the Company and Mr. Smith entered into a Non-Circumvention and Non-Disclosure Agreement.


   In November 1995, the Company entered into a one year employment agreement with Charles W. Profilet. Under the employment agreement, Mr. Profilet is entitled to an annual base salary of $80,000, a car allowance of $400 a month and monthly commissions, ranging from $5 per unit for parts washers to $25 per unit for jet washers, with respect to each new washer sold by the Company in the United States. The commissions earned by Mr. Profilet may be converted, at his option, into Common Stock at a discount on the then current trading price of the Common Stock. The conversion discount was 10% as of the date of this Prospectus, but, may be adjusted at the election of the Board of Directors of the Company. As of the date of this Prospectus, Mr. Profilet had earned an aggregate of $12,250 of commissions. The employment agreement provides that Mr. Profilet is eligible to participate in the Company's discretionary executive profit sharing awards and executive stock award or stock option awards. Pursuant to the employment agreement, if Mr. Profilet is terminated for cause, defined as an act of dishonesty, malfeasance, or other impropriety, he is not entitled to receive any severance payment. If Mr. Profilet is terminated without cause within his first year of employment, he is entitled to receive his current salary for six months or until he secures new employment, whichever occurs first. In addition to the employment agreement, the Company and Mr. Profilet entered into a Non-Circumvention and Non-Disclosure Agreement.

INCENTIVE COMPENSATION PLAN

   The Company's 1996 Executive Incentive Compensation Plan (the "Incentive Plan") provides for grants of stock options, stock appreciation rights ("SARS"), restricted stock, deferred stock, other stock related awards and performance or annual incentive awards that may be settled in cash, stock or other property (collectively, "Awards"). The total number of shares of Common Stock that may be subject to the granting of Awards under the Incentive Plan at any time during the term of the Plan shall be 375,000. The Employee Plan is designed to serve as an incentive for retaining qualified and competent employees, directors, consultants and independent contractors of the Company.

   The persons eligible to receive Awards under the Incentive Plan are the officers, directors, employees and independent contractors of the Company, if any, and its subsidiaries. No director of the Company who is not an employee of the Company or any subsidiary (a "non-employee director") will be eligible to receive any Awards under the Incentive Plan other than automatic formula grants of stock options and restricted stock as described below, and no independent contractor will be eligible to receive any Awards other than stock options.

   The Incentive Plan is required to be administered by a committee designated by the Board of Directors consisting of not less than two directors (the "Committee"), each member of which must be a "disinterested person" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee of the Board has been appointed as the Committee for the Incentive Plan. Subject to the terms of the Incentive Plan, the Committee is authorized to select eligible persons to receive Awards, determine the type and number of Awards to be granted and the number of shares of Common Stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the Incentive Plan, and make any other determinations that may be necessary or advisable for the administration of the Incentive Plan.

   In addition, the Incentive Plan imposes individual limitations on the amount of certain Awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARS, restricted shares of Common Stock, deferred shares of Common Stock, shares as a bonus or in lieu of other Company obligations, and other stock-based Awards granted to any one participant may not exceed 250,000 for each type of such Award, subject to adjustment in certain circumstances. The maximum amount that may be paid out as a final annual incentive Award or other cash Award in any fiscal year to any one participant is $1,000,000, and the maximum amount that may be earned as a final performance Award or other cash Award in respect of a performance period by any one participant is $5,000,000.

   The Incentive Plan provides that each non-employee director shall automatically receive (i) on the date of his or her appointment as a director of the Company, an option to purchase 2,500 shares of Common Stock, and (ii) each year, on the day the Company issues its earnings release for the prior fiscal year, an option to purchase 2,500 shares of Common Stock. Such options will have a term of 10 years and become exercisable at the rate of 33-1/3% per year commencing on the first anniversary of the date of grant; provided, however, that the options will become fully exercisable in the event that, while serving as a director of the Company, the non-employee director dies, or suffers a "disability," or "retires" (within the meaning of such terms as defined in the Incentive Plan). The per share exercise price of all options granted to non-employee directors will be equal to the fair market value of a share of Common Stock on the date such option is granted.

   The Company will agree with the Representative that for a 13-month period immediately following the effective date of the Registration Statement of which this Prospectus forms a part, the Company will not, without the consent of the Representative, adopt or propose to adopt any plan or arrangement permitting the grant, issue or sale of any shares of its Common Stock or issue, sell or offer for sale any of its Common Stock, or grant any option for its Common Stock which shall: (x) have an exercise price per share of Common Stock less than (a) the initial public offering price of the Common Stock offered in this Prospectus or
(b) the fair market value of the Common Stock on the date of grant; or (y) be granted to any direct or indirect beneficial holder of more than 10% of the issued and outstanding Common Stock of the Company. No option or other right to acquire Common Stock granted, issued or sold during the 13-month period immediately following the effective date of the Registration Statement of which this Prospectus forms a part shall permit (a) the payment with any form of consideration other than cash, (b) the payment of less than the full purchase or exercise price for such shares of Common Stock or other securities of the Company on or before the date of issuance, or (c) the existence of stock appreciation rights, phantom options or similar arrangements.

   The Company has not granted any Award under the Incentive Plan.

COMPENSATION OF DIRECTORS

   After this offering, the Company will pay each director who is not an employee an annual retainer of $10,000. The Company will reimburse all directors for all travel-related expenses incurred in connection with their attendance at meetings of the Board of Directors. Directors will also be entitled to receive options under the Incentive Plan. See "Incentive Compensation Plan."

   Mr. Elias Mansur, Dr. Jan Hedberg and Mr. Joseph Jack were each granted 10,000 shares of the Company's Common Stock in April 1996 in exchange for previously rendered consulting services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; AUDIT COMMITTEE


   The Board of Directors currently administers and determines compensation, including salary and bonus for the executive officers, directors and other employees. The Company intends to establish an Audit Committee and a Compensation Committee shortly after the closing of this offering. The Compensation Committee will be responsible for setting and administering policies that govern annual compensation of the Company's executive officers and administering the 1996 Executive Incentive Compensation Plan. The duties and responsibilities of the Audit Committee will include (i) recommending to the full Board the appointment of the Company's auditors and any termination of their appointment, (ii) reviewing the plan and scope of audits, (iii) reviewing the Company's significant accounting policies and internal controls, (iv) administering the Company's compliance programs, and (v) general responsibility for all related auditing matters.

                             CERTAIN TRANSACTIONS

COMMON STOCK OWNERSHIP

   In connection with the organization of the Company in November 1990, the Company issued 2,000,000 shares of Common Stock, par value $0.001 per share, to Mr. Pierre Mansur in exchange for the assignment to the Company of certain ongoing research and development and rights to any related patents and patents pending and real estate and equipment valued at $52,000.

CONSULTING AGREEMENT AND SERVICES

   In November 1994, the Company entered into a two-year consulting agreement (the "Consulting Agreement") with Environmental Technologies BVI Limited (the "Consultant"). Pursuant to the Consulting Agreement, the Consultant agreed to advise, consult with, introduce to third parties and generally assist the Company in its efforts to explore new manufacturing and marketing arrangements. In exchange for such services, the Consulting Agreement provided that the Consultant was entitled to receive certain fees in connection with the sale of certain equipment, services, license rights, royalty rights, manufacturing rights, marketing rights or the Company's entrance into a partnership or joint venture arrangement or consummation of a merger. The Consultant did not receive any commissions pursuant to the Consulting Agreement. In December 1995, the Company issued the Consultant 10,000 shares of Common Stock in exchange for the services rendered by the Consultant and to secure the Consultant's agreement to terminate the Consulting Agreement and any and all associated rights of the Consultant. Dr. Jan Hedberg, a director of the Company, owns 50 percent and serves as the managing director of the Consultant.


   Mr. Elias Mansur, Dr. Jan Hedberg and Mr. Joseph Jack have, from time to time, rendered consulting services to the Company in connection with financing, marketing and technical matters. In April 1996 they were each granted 10,000 shares of the Company's Common Stock, valued at $3.50 per share, in exchange for such previously rendered consulting services.



NOTE PAYABLE TO CHIEF EXECUTIVE OFFICER


   Pursuant to a revolving line of credit dated June 1, 1990, Mr. Paul Mansur made a series of advances ranging from $5,000 to $30,000, totaling an aggregate of $150,000 (the "Debt"), to the Company between June 1, 1990 and May 31, 1996. Under the terms of the line of credit, interest accrued at a rate of 6% in 1994, 1995 and the five month period ended May 31, 1996. On December 31, 1994 and December 31, 1995, the Company paid Mr. Paul Mansur $34,814 and $12,000, respectively, in satisfaction of interest owed with respect to the Debt. The note evidencing the Debt had a maturity date of December 31, 1995, which maturity date was extended to December 31, 1996. On May 31, 1996, the Company paid Mr. Paul Mansur $150,000 and $5,000 in satisfaction of the outstanding principal balance of and the interest owed with respect to the Debt.

CONVERTIBLE NOTES


   In connection with its issuance of an aggregate of $1,012,500 in principal amount of Convertible Notes in June 1996, the Company issued promissory notes in the principal amount of $101,250 to each of Environmental Technologies BVI Limited, a consulting firm of which Dr. Jan Hedberg, a director of the Company, is Managing Director, Mr. Joseph E. Jack, a director of the Company, and Mr. Elias F. Mansur, a director of the Company. Upon consummation of this offering, each of the Convertible Notes will be automatically converted into 15,000 shares of the Company's Common Stock. Mr. Mansur, Mr. Jack and Environmental Technologies BVI Limited acquired the Convertible Notes on the same terms as other unaffiliated investors.

FUTURE TRANSACTIONS

   Each of the transactions between the Company and each officer and shareholder of the Company was made on terms no less favorable to the Company than those that were available from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated third parties.

                      PRINCIPAL AND SELLING SHAREHOLDERS

   The following table sets forth certain information concerning the beneficial ownership of the Common Stock immediately prior to this offering and the concurrent offering, and as adjusted to reflect the sale of shares offered hereby and in the Concurrent Offering, by: (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each Director or nominee for Director of the Company, (iii) each of the Named Executive Officers, (iv) each Selling Shareholder and (v) all Directors and Executive Officers of the Company as a group.

                                        SHARES BENEFICIALLY                            SHARES BENEFICIALLY
                                            OWNED PRIOR                                    OWNED AFTER
                                         TO THIS OFFERING           NUMBER OF             THIS OFFERING
                                     -----------------------          SHARES        ---------------------------
NAME                                   NUMBER        PERCENTAGE       OFFERED        NUMBER           PERCENTAGE
- ----                                  --------     -------------   ----------       ---------         ----------
Mr. Pierre G. Mansur/dagger/  ..     2,000,000         59.7%               0        2,000,000         46.0%
Mr. Paul I. Mansur/dagger/  ....             0           *                 0                0           *
Dr. Jan Hedberg/dagger/ ........        35,000(1)       1.0%          15,000           20,000(1)        *
Mr. Elias F. Mansur/dagger/  ...        41,025(2)       1.2%          15,000           26,025           *
Mr. Joseph E. Jack/dagger/  ....        37,820(2)       1.1%          15,000           22,820           *
First Malro, Inc. ..............       157,690(3)         3%         100,000           57,690         1.3%
Environmental Technologies BVI
  Limited ......................        25,000(2)        *            15,000           10,000           *
Said Mouawad ...................        17,820(4)        *             5,000           12,820           *
Mr. Charles W. Profilet/dagger/              0           *                 0                0           *
Mr. Richard P. Smith/dagger/  ..        10,000(5)        *                 0           10,000(5)        *
All Directors and
  Executive Officers
  as a Group (6 persons) .......     2,123,845(6)      63.4%          45,000        2,078,845(6)      47.8%

- ---------------
 *  Less than 1%


 /dagger/ The address of the beneficial owner is 8425 S.W. 129th Terr., Miami, Florida 33156.

(1) Includes 25,000 shares of Common Stock beneficially held by Environmental Technologies BVI Limited, of which Dr. Hedberg owns 50 percent and serves as the Managing Director. See Note 2.

(2) Includes 15,000 shares of Common Stock issuable upon the conversion of a Convertible Note in the principal amount of $101,250, which conversion shall occur upon the consummation of the Concurrent Offering.

(3) Includes 100,000 shares of Common Stock issuable upon the conversion of a Convertible Note in the principal amount of $675,000, which conversion shall occur upon the consummation of the Concurrent Offering.

(4) Includes 5,000 shares of Common Stock issuable upon the conversion of a Convertible Note in the principal amount of 33,750, which conversion shall occur upon the consummation of the Concurrent Offering.

(5) Includes 10,000 shares of Common Stock issuable upon the exercise of stock options.

(6) See Notes (1), (2) and (5).

                         DESCRIPTION OF CAPITAL STOCK


   The Company's authorized capital stock consists of 25,000,000 shares of Common Stock, $.001 par value per share, and 1,500,000 shares of Preferred Stock, $1.00 par value per share. As of the date of this Prospectus, 3,351,309 shares of Common Stock and 0 shares of Preferred Stock are outstanding.

COMMON STOCK

   Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. Subject to the restrictions summarized below, dividends may be paid to the holders of Common Stock when and if declared by the Board of Directors out of funds legally available for dividends. See "Dividend Policy."

   Holders of Common Stock have no conversion, redemption, or preemptive rights. All outstanding shares of Common Stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock will be entitled to share ratably in its assets remaining after provision for payment of creditors and holders of Preferred Stock. See "Dividend Policy."

PREFERRED STOCK

   The Company is authorized to issue Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the value or market price of the Common Stock and voting power or other rights of the holders of Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

ANTI-TAKEOVER PROVISIONS OF FLORIDA LAW

   Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The "Control Share Acquisitions" section of the Florida Business Corporation Act ("FBCA") generally provides that shares acquired in excess of certain specified thresholds, beginning at 20% of the Company's outstanding voting shares, will not possess any voting rights unless such voting rights are approved by a majority vote of a corporation's disinterested shareholders. The "Affiliated Transactions" section of the FBCA generally requires majority approval by disinterested directors or supermajority approval of disinterested shareholders of certain specified transactions (such as a merger, consolidation, sale of assets, issuance of transfer of shares or reclassifications of securities) between a corporation and a holder of more than 10% of the outstanding voting shares of the corporation, or any affiliate of such shareholder.

   The directors of the Company are subject to the "general standards for directors" provisions set forth in the FBCA. These provisions provide that in discharging his or her duties and determining what is in the best interests of the Company, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Company and its shareholders and the social, economic, legal or other effects of any proposed action on the employees, suppliers or customers of the Company, the community in which the Company operates and the economy in general. Consequently, in connection with any proposed action, the Board of Directors is empowered to consider interests of other constituencies in addition to the Company's shareholders, and directors who take into account these other factors may make decisions which are less beneficial to some, or a majority, of the shareholders than if the law did not permit consideration of such other factors.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

   The authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

   The existence of authorized but unissued and unreserved Common Stock and Preferred Stock may enable the Board of Directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise, and thereby protect the continuity of the Company's management.

LIMITED LIABILITY AND INDEMNIFICATION

   Under the FBCA, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to fact unless (i) the director breached or failed to perform his duties as a director and (ii) a director's beach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (3) a circumstance under which an unlawful distribution is made, (4) in a proceeding by or in the right of the corporation or procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct, or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in his capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the FBCA.

   The Articles and Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

   The Transfer Agent and Registrar for the Common Stock is Continental Stock Transfer & Trust Company.


                       SHARES ELIGIBLE FOR FUTURE SALE

   Upon the consummation of this offering, the Company anticipates that it will have 4,351,309 shares of Common Stock outstanding. The 1,000,000 shares of Common Stock offered hereby or pursuant to the Concurrent Offering will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which will be subject to the limitations of Rule 144 adopted under the Securities Act. All of the remaining 3,351,309 shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued and sold by the Company in private transactions not involving a public offering. Of such remaining shares; (i) 2,656,729 shares will become eligible for sale under Rule 144 90 days from the date of this Prospectus; and (ii) the remainder will become eligible for such sale at various times prior to June 1998.


   In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or other persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

   All of the Company's officers, directors and shareholders have agreed not to sell or otherwise dispose of any of their shares of Common Stock for a period of 13 months from the date of this Prospectus without the prior written consent of the Representative.


   Prior to this offering, there has been no market for the Common Stock and no prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Description of Securities" for information concerning outstanding warrants and convertible securities.

                             PLAN OF DISTRIBUTION

   The Selling Shareholders have advised the Company that they may from time to time sell all or a portion of the Shares offered hereby in one or more transactions in the over-the-counter market, on the NASDAQ SmallCap Market, on any exchange on which the Common Stock may then be listed, in negotiated transactions or otherwise, or a combination of such methods of sale, at market, prices prevailing at the time of sale or prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of the Shares for whom they may act as agent (which compensation may be in excess of customary commissions). In connection with such sales, the Selling Shareholders and any broker-dealers or agents participating in such sales may be deemed to be underwriters as that term is defined under the Securities Act. Neither the Company nor the Selling Shareholders can presently estimate the amount of commissions or discounts, if any, that will be paid by the Selling Shareholders on account of their sales of the Shares from time to time. The Shares are subject to an agreement between the holders thereof and the Representative restricting the sale thereof within the 13 months from the date of this Prospectus without the prior written consent of the Representative.

   Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements. In addition, in certain states the Shares may not be sold therein unless the Shares have been registered or qualified for sale in such state or an exemption from such requirement is available and satisfied.

   The Company will pay certain expenses in connection with this offering, estimated to be approximately $ but will not pay for any underwriting commissions and discounts, if any, or counsel fees or expenses of the Selling Shareholders. The Company will pay the Representative a commission of $127,250 and a non-accountable expense allowance of $30,375 in connection with the services provided with respect to the Convertible Notes. The Company has agreed to indemnify the Selling Shareholders, their directors, officers, agents and representatives, and any underwriters, against certain liabilities, including certain liabilities under the Securities Act. The Selling Shareholders have also agreed to indemnify the Company, its directors, officers, agents and representatives against certain liabilities, including certain liabilities under the Securities Act.

   The Selling Shareholders and other persons participating in the distribution of the Shares offered hereby are subject to the applicable requirements of Rule 10b-6 promulgated under the Exchange Act in connection with sales of the Shares.

                   UNDERWRITING OF THE CONCURRENT OFFERING


   In connection with the Concurrent Offering, the Underwriters named below (the "Underwriters"), for whom First Allied Securities Inc. is acting as Representative, have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), to purchase from the Company and the Company has agreed to sell to the Underwriters on a firm commitment basis the respective number of shares of Common Stock set forth opposite their names:


                                        NUMBER
UNDERWRITER                            OF SHARES
- ---------------------------------- --------------
First Allied Securities Inc.  ....

                                    --------------
  Total ..........................      850,000
                                    ==============

   The Underwriters are committed to purchase all shares of Common Stock offered in the Concurrent Offering if any of such shares are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to conditions precedent specified therein.

   The Company has been advised by the Representative that the Underwriters propose to initially offer the Common Stock to the public for $ and to certain dealers at such prices less concessions of not in excess of $ per share of Common Stock. Such dealers may reallow a concession not in excess of $ per share of Common Stock to other dealers. After the commencement of the Concurrent Offering, the public offering prices, concessions and reallowances may be changed by the Representative.

   The Representative has advised the Company that it does not anticipate sales to discretionary accounts by the Underwriters to exceed five percent of the total number of shares of Common Stock offered in the Concurrent Offering.

   The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The Company has also agreed to pay to the Representative an expense allowance on a nonaccountable basis equal to three percent (3%) of the gross proceeds derived from the sale of the Common Stock underwritten, of which $50,000 has been paid to date.

   The Underwriters have been granted an option by the Company, exercisable within forty-five (45) days after the date of this Prospectus, to purchase up to an additional 127,500 shares of Common Stock at the initial public offering price per share of Common Stock offered in the Concurrent Offering, less underwriting discounts and the expense allowance. Such option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the shares offered in the Concurrent Offering. To the extent such option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional shares of Common Stock proportionate to its initial commitment.

   All of the Company's officers and directors and all of the holders of the Common Stock have agreed not to, directly or indirectly, sell, transfer, hypothecate or otherwise encumber any of their shares for thirteen (13) months following the date of this Prospectus without the prior written consent of the Representative.

   The Company has agreed that, for five (5) years after the effective date of this Prospectus, the Representative will have the right to designate one individual to be elected to the Company's Board of

Directors. Such individual may be a director, officer, employee or affiliate of the Representative. In the event the Representative elects not to designate a person to serve on the Company's Board of Directors, the Representative may designate an observer to attend meetings of the Board of Directors.

   In connection with the Concurrent Offering, the Company has agreed to sell to the Representative, for nominal consideration, the Representative's Warrants to purchase from the Company 85,000 shares of Common Stock. The Representative's Warrants are initially exercisable for shares of Common Stock at a price of $ [120% of the initial public offering price per share of Common Stock] per share of Common Stock for a period of four (4) years commencing one (1) year from the date of this Prospectus and are restricted from sale, transfer, assignment or hypothecation for a period of twelve (12) months from the date hereof, except to officers and principals of the Representative. The Representative's Warrants also provide for adjustment in the number of shares of Common Stock issuable upon the exercise thereof as a result of certain subdivisions and combinations of the Common Stock. The Representative's Warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise of the Representative's Warrants.


   The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriter may be required to make.


   In connection with the Private Financing, the Representative is entitled to receive a commission of $101,250 and a non-accountable expense allowance of $30,375.


   The Representative was registered as a broker dealer on March 29, 1994. The Representative was relatively inactive for a period of time and was reactivated under its present ownership structure on December 15, 1994. The Representative does not have extensive experience as an underwriter of public offerings of securities. The Representative has acted as the managing underwriter for three public offerings. The Representative is a relatively small firm and no assurance can be given that the Representative will participate as a market maker in the Common Stock.

   Prior to the Concurrent Offering, there has been no public market for the Common Stock. Consequently, the initial public offering prices of the Common Stock has been determined by negotiations between the Company and the Representative and is not necessarily related to the Company's asset value, net worth or other established criteria of value. The factors considered in such negotiations included the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and certain other factors as were deemed relevant.

   The foregoing is a summary of the principal terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of the Underwriting Agreement filed as an Exhibit to the Registration Statement of which this Prospectus forms a part.

                                LEGAL MATTERS

   The validity of the Common Stock offered hereby will be passed upon for the Company by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., Miami, Florida. Orrick, Herrington & Sutcliffe, New York, New York, has acted as counsel for the Underwriters in connection with the offering.

                                   EXPERTS

   The financial statements of the Company as of December 31, 1995 and 1994 and for the period from November 13, 1990 (inception) to December 31, 1991, and each of the years in the four year period ended December 31, 1995 have been included in this Prospectus and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere in this Prospectus, and upon the authority of said firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

   The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement and in the exhibits and schedules thereto. For further information about the Company and the Common Stock, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference. Copies of each such document may be obtained from the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C., upon payment of the charges prescribed by the Commission. Copies of each document may also be obtained through the Commission's internet address at http://www.sec.gov.

                        INDEX TO FINANCIAL STATEMENTS

 Report of Independent Accountants ...........................................................   F-2

Financial Statements

 Balance Sheets at December 31, 1994 and 1995 and June 30, 1996 (unaudited)  ................    F-3

 Statements of Operations for the period from November 13, 1990 (inception) to December 31,
   1991, and each of the years in the four year period ended December 31, 1995 and for the
   six months ended June 30, 1995 (unaudited) and 1996 (unaudited) ..........................    F-4

 Statements of Stockholders' Deficit for the period from November 13, 1990 (inception) to
   December 31, 1991, and each of the years in the four year period ended December 31, 1995
   and for the six months ended June 30, 1996 (unaudited) ...................................    F-5

 Statements of Cash Flows for the period from November 13, 1990 (inception) to December 31,
   1991, and each of the years in the four year period ended December 31, 1995 and for the
   six months ended June 30, 1995 (unaudited) and 1996 (unaudited) ..........................    F-6

 Notes to Financial Statements ..............................................................    F-7

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Mansur Industries Inc.:


   We have audited the accompanying balance sheets of Mansur Industries Inc. (a development stage company) as of December 31, 1994 and 1995, and the related statements of operations, stockholders' (deficit) and cash flows for the period from November 13, 1990 (inception) to December 31, 1991 and each of the years in the four-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mansur Industries Inc. as of December 31, 1994 and 1995 and the results of its operations and its cash flows for the period from November 13, 1990 (inception) to December 31, 1991 and each of the years in the four-year period ended December 31, 1995 in conformity with generally accepted accounting principles.


                                    KPMG PEAT MARWICK LLP
Miami, Florida
January 19, 1996

                            MANSUR INDUSTRIES INC.
                        (A DEVELOPMENT STAGE COMPANY)
                                BALANCE SHEETS

                                                            DECEMBER 31,     DECEMBER 31,       JUNE 30,
                                                                1994             1995             1996
                                                          --------------- ---------------  --------------
                                                                                              (UNAUDITED)
                         ASSETS
Current assets:
 Cash ..................................................     $   20,766      $   916,383      $   640,592
 Inventory .............................................              0          193,838          412,431
 Other assets ..........................................         85,810           18,290          176,425
                                                          --------------- ---------------  --------------
  Total current assets .................................        106,576        1,128,511        1,229,448
                                                          --------------- ---------------  --------------
Mortgage note receivable ...............................        200,000                0                0
                                                          --------------- ---------------  --------------
Property and equipment, net ............................        351,773          324,431          308,810
Other assets ...........................................         98,593                0                0
Intangible assets, net .................................              0                0           24,454
                                                          --------------- ---------------  --------------
                                                                650,366          324,431          333,264
                                                          --------------- ---------------  --------------
  Total Assets .........................................     $  756,942        1,452,942        1,562,712
                                                          ===============  ===============   ==============
         LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities:
 Accounts payable and accrued expenses .................     $    6,007          219,477          382,878
 Due to officers/shareholders ..........................        250,000          250,000                0
 Convertible notes payable .............................              0                0        1,012,500
 Interest payable ......................................         45,684                0            2,250
 Current installments of long-term debt ................         43,637           45,846           48,786
                                                          --------------- ---------------  --------------
  Total current liabilities ............................        345,328          515,323        1,446,414
                                                          --------------- ---------------  --------------
Long-term debt, excluding current installments  ........        700,011          154,165          129,014
                                                          --------------- ---------------  --------------
  Total liabilities ....................................      1,045,339          669,488        1,575,428
                                                          --------------- ---------------  --------------
Convertible redeemable preferred stock, $1 par value.
  Authorized 1,500,000 shares, issued and outstanding
  580,000 and 490,000 in 1994 and 1995 respectively. ...        633,929        2,573,863                0
                                                          --------------- ---------------  --------------
Stockholders' (deficit):
 Common stock, $0.001 par value. Authorized 25,000,000
   shares, issued and outstanding 2,000,000; 2,673,129
   and 3,351,309 shares for 1994, 1995 and 1996
   respectively ........................................          2,000            2,673            3,351
 Additional paid-in capital ............................        (12,257)         438,132        3,560,948
 Deficit accumulated during the development stage  .....       (912,069)      (2,231,214)      (3,577,015)
                                                          --------------- ---------------  --------------
  Total stockholders' (deficit) ........................       (922,326)      (1,790,409)         (12,716)
                                                          --------------- ---------------  --------------
  Total liabilities and stockholders' (deficit)  .......     $  756,942      $ 1,452,942      $ 1,562,712
                                                          ===============  ===============   ==============

               See accompanying notes to financial statements.

                            MANSUR INDUSTRIES INC.
                        (A DEVELOPMENT STAGE COMPANY)
                           STATEMENTS OF OPERATIONS

                                 NOVEMBER 13,
                                     1990
                                 (INCEPTION)
                                   THROUGH                YEAR ENDED DECEMBER 31,
                                 DECEMBER 31,       ---------------------------------
                                     1991              1992     1993    1994
                                -------------       --------- ------- --------
Operating expenses:

 General and administrative       $    8,502     $    8,971     $   81,886     $  268,414

 Research and development  ..        128,439         31,924         69,256        178,146

                               --------------- ------------  ------------- -------------

  Total operating expenses  .        136,941         40,895        151,142        446,560

                               --------------- ------------  ------------- -------------

  Loss from operations  .....       (136,941)       (40,895)      (151,142)      (446,560)

                               --------------- ------------  ------------- -------------

Interest expense ............             --       (16,299)       (16,360)       (46,312)

Exchange expense
  on redeemable
  preferred stock ...........             --            --             --             --

Interest Income .............             --            --             --             --

Loss on disposal of property
  and equipment .............             --       (39,560)       (18,000)            --

                               --------------- ------------  ------------- -------------

  Net loss ..................       (136,941)       (96,754)      (185,502)     (492,872)

                               --------------- ------------  ------------- -------------

  Dividends on redeemable
    preferred stock .........             --             --         (8,328)      (53,929)

                               --------------- ------------  ------------- -------------

  Net loss to common
    shares ..................     $ (136,941)    $  (96,754)    $ (193,830)   $ (546,801)

                               ===============  ============   =============  =============

  Net loss per common
    share ...................     $    (0.07)    $    (0.05)    $    (0.10)   $    (0.27)

                               ===============  ============   =============  =============

  Weighted average shares
    outstanding .............      2,000,000      2,000,000      2,000,000     2,000,000

                               ===============  ============   =============  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                NOVEMBER 13,
                                                                                   1990
                                                      SIX MONTHS ENDED           (INCEPTION)
                                                          JUNE 30,                 THROUGH
                                                      ----------------             JUNE 30,
                                     1995           1995           1996             1996
                                     ----           ----           ----          ------------
                                                  (UNAUDITED)    (UNAUDITED)     (UNAUDITED)
     Operating expenses:

  General and administrative        $907,393       $418,079        $622,641        $1,897,807
    research and development         393,874        162,732         365,435         1,167,074
                               --------------- -------------  --------------- ---------------
  Total operating expenses  .      1,301,267        580,811         988,076         3,064,881
                               --------------- -------------  --------------- ---------------
  Loss from operations  .....     (1,301,267)      (580,811)       (988,076)       (3,064,881)
                               --------------- -------------  --------------- ---------------
Interest expense ............        (63,528)       (38,259)        (24,179)         (166,678)
   Exchange expense
    on redeemable
    preferred stock  ........             --             --        (344,631)         (344,631)
Interest income .............         45,650         11,797          11,085            56,735
Loss on disposal of property
  and equipment .............             --             --             --            (57,560)
                               --------------- -------------  --------------- ---------------
  Net loss ..................     (1,319,145)      (607,273)     (1,345,801)       (3,577,015)
                               --------------- -------------  --------------- ---------------
  Dividends on redeemable
    preferred stock .........       (222,067)       (75,066)       (147,000)         (431,324)
                               --------------- -------------  --------------- ---------------
  Net loss to common
    shares ..................    $(1,541,212)    $ (682,339)    $(1,492,801)       $(4,008,339)
                               ===============  =============   ===============  ===============
  Net loss per common
    share ...................    $     (0.66)    $    (0.34)    $     (0.53)
                               ===============  =============   ===============
  Weighted average shares
    outstanding .............      2,335,140      2,000,000       2,799,071
                               ===============  =============   ===============

               See accompanying notes to financial statements.

                            MANSUR INDUSTRIES INC.
                        (A DEVELOPMENT STAGE COMPANY)
                    STATEMENTS OF STOCKHOLDERS' (DEFICIT)
       FROM NOVEMBER 13, 1990 (INCEPTION) TO JUNE 30, 1996 (UNAUDITED)


                                                  PREFFERED STOCK               COMMON STOCK
                                           ----------------------------  ------------------------
                                              SHARES         AMOUNT          SHARES        PAR
                                           ------------ --------------  ------------ ----------
Balance at November 13, 1990 (inception)           --     $        --           --     $   --
 Issuance of common stock to an officer
   in exchange for machinery and real
   estate valued at market and rights to
   ongoing research and development
   patents and patents pending ..........          --              --    2,000,000       2,000
 Net loss ...............................          --              --           --          --
                                           ------------ --------------  ------------ ----------
Balance at December 31, 1991 ............          --              --    2,000,000       2,000
 Net loss ...............................          --              --           --          --
                                           ------------ --------------  ------------ ----------
Balance at December 31, 1992 ............          --              --    2,000,000       2,000
 Issuance of preferred stock in exchange
   for cash .............................     380,000         380,000           --          --
 Issuance of preferred stock in
   satisfaction of notes payable ........     200,000         200,000           --          --
 Accrued dividends on preferred stock  ..
 Net loss ...............................          --              --           --          --
                                           ------------ --------------  ------------ ----------
Balance at December 31, 1993 ............     580,000          580,000   2,000,000       2,000
 Accrued dividends on preferred stock  ..                       53,929
 Net loss ...............................          --               --          --          --
                                           ------------ --------------  ------------ ----------
Balance at December 31, 1994 ............     580,000          633,929   2,000,000       2,000
 Issuance of preferred stock in exchange
   for cash and note payable, net of
   costs ................................     490,000        2,374,596          --          --
 Accrued dividends on preferred stock  ..                       22,800
 Conversion of preferred stock and
   accrued dividends to common stock ....    (580,000)        (656,729)    656,729         657
 Accrued dividends on preferred stock  ..                      199,267
 Issuance of common stock in exchange
   for services rendered ................          --              --       16,400          16
 Net loss ...............................          --              --           --          --
                                           ------------ --------------  ------------ ----------
Balance at December 31, 1995 ............     490,000        2,573,863   2,673,129       2,673
 Issuance of common stock in exchange
   for services rendered (unaudited) ....          --              --       30,000          30
 Conversion of note payable into common
   stock (unaudited) ....................          --              --       20,000          20
 Accrued dividends on preferred stock
   (unaudited) ..........................                     147,000
 Exchange of preferred stock and accrued
   dividends to common stock (unaudited)     (490,000)     (2,720,863)     628,180         628
 Net loss (unaudited) ...................          --              --           --          --
                                           ------------ --------------  ------------ ----------
Balance at June 30, 1996 (unaudited)  ...           0      $         0   3,351,309     $ 3,351
                                           ============  ==============   ============  ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                           DEFICIT
                                                          ACCUMULATED
                                            ADDITIONAL     DURING THE         TOTAL
                                             PAID-IN       DEVELOPMENT      STOCKHOLDERS'
                                             CAPITAL          STAGE           (DEFICIT)
                                            ------------- ---------------  ----------------
Balance at November 13, 1990 (inception)      $     --      $      --        $      --
 Issuance of common stock to an officer in
   exchange for machinery and real estate
   valued at market and rights to ongoing
   research and development patents and
   patents pending ..........                   50,000             --           52,000
 Net loss ...............................           --       (136,941)        (136,941)
                                           ------------- ---------------  ----------------
Balance at December 31, 1991 ............       50,000       (136,941)         (84,941)
 Net loss ...............................           --        (96,754)         (96,754)
                                           ------------- ---------------  ----------------
Balance at December 31, 1992 ............       50,000       (233,695)        (181,695)
 Issuance of preferred stock in exchange
   for cash .............................           --             --               --
 Issuance of preferred stock in
   satisfaction of notes payable ........           --             --               --
 Accrued dividends on preferred stock  ..       (8,328)                         (8,328)
 Net loss ...............................           --       (185,502)        (185,502)
                                           ------------- ---------------  ----------------
Balance at December 31, 1993 ............       41,672       (419,197)        (375,525)
 Accrued dividends on preferred stock  ..      (53,929)                        (53,929)
 Net loss ...............................           --       (492,872)        (492,872)
Balance at December 31, 1994 ............      (12,257)      (912,069)        (922,326)
 Issuance of preferred stock in exchange
   for cash and note payable, net of
   costs ................................           --             --               --
 Accrued dividends on preferred stock  ..      (22,800)                        (22,800)
 Conversion of preferred stock and
   accrued dividends to common stock ....      656,072             --          656,729
 Accrued dividends on preferred stock  ..     (199,267)                       (199,267)
 Issuance of common stock in exchange
   for services rendered ................       16,384             --           16,400
 Net loss ...............................           --     (1,319,145)      (1,319,145)
                                           ------------- ---------------  ----------------
Balance at December 31, 1995 ............       438,132    (2,231,214)      (1,790,409)
 Issuance of common stock in exchange
   for services rendered (unaudited) ....       104,970            --          105,000
 Conversion of note payable into common
   stock (unaudited) ....................        99,980            --          100,000
 Accrued dividends on preferred stock
   (unaudited) ..........................      (147,000)                      (147,000)
 Exchange of preferred stock and accrued
   dividends to common stock (unaudited)      3,064,866            --        3,065,494
 Net loss (unaudited) ...................            --    (1,345,801)      (1,345,801)
                                           ------------- ---------------  ----------------
Balance at June 30, 1996 (unaudited)  ...    $3,560,948   $(3,577,015)     $   (12,716)
                                           =============  ===============   ================

               See accompanying notes to financial statements.

                            MANSUR INDUSTRIES INC.
                        (A DEVELOPMENT STAGE COMPANY)
                           STATEMENTS OF CASH FLOWS

                                               NOVEMBER 13,
                                                   1990
                                               (INCEPTION)
                                                 THROUGH             YEAR ENDED DECEMBER 31,
                                               DECEMBER 31,   ----------------------------------
                                                  1991        1992         1993         1994
                                             --------------   -----        -----        -----
Cash used in operating activities:
 Net loss .................................  $(136,941)       $(96,754)    $(185,502)   $(492,872)
 Adjustments to reconcile net loss to cash
   used in operating activities:
     Loss on sale of property .............         --          31,680            --           --
  Write-off of equipment and patent  ......     69,965           7,880            --           --
  Depreciation ............................         --              --            --       18,056
  Common Stock issued for services  .......         --              --            --           --
  Changes in operating assets
    and liabilities: ......................
   Inventory ..............................     (5,095)        (23,205)      (29,838)     (68,755)
   Other assets ...........................     (1,318)         (1,174)       (7,067)     (76,251)
   Intangible assets ......................         --              --            --           --
   Accounts payable and accrued expenses  .      1,790          (1,666)        8,461       12,415
   Advances from customer .................     11,500          16,800            --           --
                                             --------------- ----------  ----------- -----------
    Net cash used in
      operating activities ................    (60,099)        (66,439)     (213,946)    (607,407)
                                             --------------- ----------  ----------- -----------
Investing activities:
 Purchase of property and equipment  ......     (6,207)         (4,208)      (43,157)     (48,227)
 Proceeds from mortgage note receivable  ..         --              --            --           --
 Net proceeds from sale of property  ......         --          68,320            --           --
                                             --------------- ----------  ----------- -----------
    Net cash provided (used) by investing
      activities ..........................     (6,207)         64,112       (43,157)     (48,227)
Financing activities:
 Proceeds from notes payable and
   line of credit .........................     68,911          52,627        24,860      500,000
 Repayment of notes payable ...............         --         (15,000)           --       (9,262)
 Exchange expense on preferred stock
   exchanged for common stock .............         --              --            --           --
 Proceeds from issuance of
   preferred stock ........................         --              --       380,000           --
                                             --------------- ----------  ----------- -----------
    Net cash provided by
      financing activities ................     68,911          37,627       404,860      490,738
                                             --------------- ----------  ----------- -----------
    Net increase (decrease) in cash  ......      2,605          35,300       147,757     (164,896)
Cash, beginning of period .................         --           2,605        37,905      185,662
                                             --------------- ----------  ----------- -----------
Cash, end of period .......................  $   2,605        $ 37,905     $ 185,662    $  20,766
                                             ===============  ==========   ===========  ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                          NOVEMBER 13,
                                                                                              1990
                                                             SIX MONTHS ENDED             (INCEPTION)
                                                                 JUNE 30,                   THROUGH
                                                           ----------------------           JUNE 30,
                                               1995          1995         1996                1996
                                              ------         ----         ----            ------------
    Cash used in operating activities:
                  Net loss                    $(1,319,145)   $(607,273)   $(1,345,801)    $(3,577,015)
 Adjustments to reconcile net loss to cash
   used in operating activities:
     Loss on sale of property .............            --           --             --          31,680
  Write-off of equipment and patent  ......            --           --             --          77,845
  Depreciation ............................        42,404       20,934         22,396          82,856
  Common Stock issued for services  .......        16,400        6,400        105,000         121,400
  Changes in operating assets
    and liabilities: ......................
       Inventory ..........................       (95,245)     (85,366)      (218,593)       (440,731)
   Other assets ...........................        (7,884)      (1,231)      (158,135)       (251,829)
   Intangible assets ......................            --           --        (24,454)        (24,454)
   Accounts payable and accrued expenses  .       167,786      (38,739)       165,650         354,436
   Advances from customer .................            --           --             --          28,300
                                             ------------- -----------  ------------- ---------------
    Net cash used in
      operating activities ................    (1,195,684)    (705,275)    (1,453,937)     (3,597,512)
                                             ------------- -----------  ------------- ---------------
Investing activities:
 Purchase of property and equipment  ......       (15,062)      (7,828)        (6,775)       (123,636)
 Proceeds from mortgage note receivable  ..       200,000      200,000             --         200,000
 Net proceeds from sale of property  ......            --           --             --          68,320
                                             ------------- -----------  ------------- ---------------
    Net cash provided (used) by investing
      activities ..........................       184,938      192,172         (6,775)        144,684
Financing activities:
 Proceeds from notes payable and
   line of credit .........................            --           --      1,012,500       1,658,898
 Repayment of notes payable ...............       (43,637)     (22,765)      (172,210)       (240,109)
 Exchange expense on preferred stock
   exchanged for common stock .............            --                     344,631         344,631
 Proceeds from issuance of
   preferred stock ........................     1,950,000    1,950,000              0       2,330,000
                                             ------------- -----------  ------------- ---------------
    Net cash provided by
      financing activities ................     1,906,363    1,927,235      1,184,921       4,093,420
                                             ------------- -----------  ------------- ---------------
    Net increase (decrease) in cash  ......       895,617    1,414,132       (275,791)        640,592
Cash, beginning of period .................        20,766       20,766        916,383              --
                                             ------------- -----------  ------------- ---------------
Cash, end of period .......................    $  916,383   $1,434,898     $  640,592      $  640,592
                                             =============  ===========   =============  ===============

Supplemental disclosures of noncash investing and financing activities:

 As discussed in note 7(d), in November, 1990, the Company issued 2,000,000 shares of common stock for real estate and equipment having an aggregate market value of $52,000. In addition, the officer assigned to the Company ongoing research and development and rights to patents and patents pending.


At inception, the Company assumed certain assets and liabilities, including a $200,000 note payable.


During April 1992, the Company sold real property for $120,000 in cash and a $200,000 mortgage note receivable, as discussed in note 2.

In December 1993, the Company issued preferred stock in exchange for $200,000 of notes payable.

In July 1994, the Company purchased equipment, issuing a note payable to the seller in the amount of $252,910 (see note 5).

 During 1995, convertible preferred stock in the amount of $580,000 and related accrued dividends in the amount of $76,729 were converted to common stock (see note 7).


 During 1996, the Company exchanged 628,180 shares of common stock for 490,000 shares of preferred stock in the amount of $2,374,596 plus related accrued dividends of $346,260. In connection with this transaction, the Company recorded an exchange expense of 12% in the amount of $344,631 (note 7).


               See accompanying notes to financial statements.

                                F6

                            MANSUR INDUSTRIES INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS

      DECEMBER 31, 1994 AND DECEMBER 31, 1995 AND JUNE 30, 1996 (UNAUDITED)


(1) THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Mansur Industries Inc. (the "Company") is primarily engaged in research and development, marketing, and initial production of industrial parts cleaning equipment for use in automotive, marine, airline and general manufacturing industries. The Company's focus is on the design, development and manufacture of industrial cleaning equipment which incorporate continuous recycling and recovery technologies for solvents and solutions, thereby reducing the need to replace and dispose of contaminated solvents and solutions. The Company is in the development stage.

  (A) OPERATIONS AND LIQUIDITY

   The Company has been primarily engaged in research, development, marketing, and initial production of its products. The Company's ultimate success is dependent upon future events, including the successful commercialization of the Company's products, establishing sources for manufacturing, marketing, and distribution channels, the outcomes of which are currently indeterminable, and is also dependent upon obtaining sufficient financing. As of June 30, 1996, the Company has realized no sales of its products.

   As indicated in the accompanying financial statements as of June 30, 1996, the Company's accumulated deficit totaled $3,577,015 (unaudited). The Company has financed this deficiency primarily through private placements of debt and equity securities. Management expects that product sales will commence during the second half of 1996 and that proceeds from the notes payable are sufficient to fund working capital requirements until sales of the Company's products reach levels sufficient to fund working capital requirements.

   In July 1996, the Company expects to file a registration statement with the Securities and Exchange Commission (the "SEC") in connection with a proposed initial public offering ("IPO") of shares of its common stock. In the event that the IPO is not completed, the Company has plans to restructure operations to minimize cash expenditures, and/or obtain additional financing in order to continue support of its activities. If adequate funds are not available from additional sources of financing, the Company's business may be materially adversely affected.

  (B) INVENTORY

   Inventories are stated at the lower of cost or market using the first-in, first-out method. Inventory consists of the following.

                                         DECEMBER 31,     DECEMBER 31,      JUNE 30,
                                             1994             1995            1996
                                       --------------- ---------------  ------------
                                                                          (UNAUDITED)
Raw materials .......................         $0             55,738         233,456
Work in progress and finished goods            0            138,100         178,975
                                       --------------- ---------------  ------------
                                              $0            193,838         412,431
                                       ===============  ===============   ============

  (C) PROPERTY AND EQUIPMENT, NET

   Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the shorter of the lease term or the estimated useful lives of the respective assets.

  (D) INTANGIBLES

   Patents, patent applications and rights are stated at acquisition cost. Amortization of patents is recorded using the straight-line method over the legal lives of the patents, generally for periods ranging up to 17 years. The carrying value of intangible assets is periodically reviewed by the Company and impairments are recognized when the expected future cash flows from operations derived from such intangible assets is less than their carrying value.

  (E) OTHER ASSETS

   Included in other assets at December 31, 1994, were $75,404 in stock offering costs incurred in connection with the Series A preferred stock private placement (note 7). On June 30, 1996, other assets consist primarily of costs relating to the initial public offering of $94,251 and deposits with material suppliers (note 8). (unaudited)


   Included in non-current other assets at December 31, 1994 was $98,593 of inventory relating to products not to be marketed until other products in the product line were fully developed.

  (F) FINANCIAL INSTRUMENTS (unaudited)

   In assessing the fair value of financial instruments at June 30, 1996 the Company has used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. The carrying amount of long-term debt approximates fair value at June 30, 1996. For certain instruments, including accounts payable and accrued expenses, and short-term debt, the carrying amount approximates fair value due to their short maturity.

  (G) RESEARCH AND DEVELOPMENT

   Research and development expenses consist primarily of costs incurred in connection with engineering activities related to the development of industrial parts cleaning machinery and are expensed as incurred.

  (H) INCOME TAXES

   The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (I) EARNINGS PER SHARE DATA

   The computation of loss per share in each year is based on the weighted average number of common shares outstanding. When dilutive, convertible preferred stock and convertible notes are included as common share equivalents using the if converted method. As these instruments have an anti-dilutive effect for the years presented, they are not included in the weighted average calculation. Primary and fully diluted earnings per share are the same for each of the years presented.

  (J) USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


  (K) NEW ACCOUNTING STANDARDS

   In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), which becomes effective for financial statements for fiscal years beginning after December 15, 1995. The statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangible assets and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangible assets to be disposed of. The Company has adopted SFAS No. 121 and as of January 1, 1996 there was no material impact to the financial position or results of operations of the Company.

   In October 1995, the FASB issued Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), which becomes effective for financial statements for fiscal years beginning after December 31, 1995. SFAS No. 123 defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). The Company is currently accounting for stock-based compensation under APB 25 and has opted to continue accounting for stock-based compensation under this method.

(2) MORTGAGE NOTE RECEIVABLE

   During April 1992, the Company sold real property for $120,000 in cash and a $200,000 mortgage note receivable. The note bore interest at a rate of 12 percent per annum payable monthly with the principal due at maturity, being April 27, 1997. The interest received on the mortgage note receivable was assigned by the Company to repay interest due on an unsecured note payable and dividends on certain of the preferred stock. In April 1995, the balance of the note was received in full.

(3) PROPERTY AND EQUIPMENT, NET

   Property and equipment was as follows:

                                   DECEMBER 31,     DECEMBER 31,      JUNE 30,
                                       1994             1995            1996       USEFUL LIFE
                                 --------------- ---------------  ------------ --------------
                                                                    (UNAUDITED)
Furniture and equipment  ......      $   7,289         20,433          23,709        5 Years
Machinery and equipment  ......       351,688         353,606         357,105        10 Years
Leasehold improvements ........        10,852          10,852          10,852
                                 --------------- ---------------  ------------
                                      369,829         384,891         391,666
Less accumulated depreciation          18,056          60,460          82,856
                                 --------------- ---------------  ------------
                                     $351,773         324,431         308,810
                                 ===============  ===============   ============

(4) DUE TO OFFICERS/SHAREHOLDERS

  (A) NOTES PAYABLE

   Notes payable at December 31, 1994 and 1995 consists of the following:

 12% UNSECURED NOTE PAYABLE .............   $100,000
Note payable to chief executive officer      150,000
                                          -----------
                                            $250,000
                                          ===========

   The 12% unsecured notes payable required interest payments monthly, with principal due at maturity. The note matured on December 31, 1995 and was renewed for one year. Pursuant to an amendment to the note signed in January 1996, the note was converted into common stock at a price of $5 per share (note 7).

   Advances made by the chief executive officer are pursuant to a $200,000 line of credit agreement signed in 1990. Under the terms of the agreement, interest is accrued at a variable rate not to exceed 10 percent per annum nor fall below 6 percent per annum negotiated annually. The rate for 1994 and 1995 was 6 percent. The note had a maturity date of December 31, 1995 and was renewed for one year to mature on December 31, 1996. The note payable to the chief executive officer was paid in full during May of 1996 (unaudited).

  (B) CONVERTIBLE NOTES PAYABLE (UNAUDITED)

   In June 1996, the Company issued cumulative convertible redeemable notes payable in the amount of $1,012,500, of which $303,750 was due to certain directors of the Company. The notes bear interest of 4% per annum until September 1996 and 12% thereafter. The notes will be automatically converted into common stock simultaneously with the initial public offering of the Company at a price of $6.75 per share. The Company may redeem these notes in full at any time at a price equal to the outstanding principal amount plus interest accrued thereon. Upon the conversion of the notes into common stock resulting from an IPO, a commission equalling 10% of the converted principal balance and a nonaccountable expense allowance equalling 3% of the converted principal balance is payable.

(5)  LONG-TERM DEBT

                                                              DECEMBER 31,
                                                           -----------------        JUNE 30,
                                                           1994       1995           1996
                                                        ----------- ----------   -----------
                                                                                  (UNAUDITED)
Long-term debt consists of the following:
12% unsecured convertible promissory note, due May
  10, 1996, converted into Series A preferred stock in
  1995 (note 7). .....................................    $500,000          --          --
12.5% note payable in monthly installments of $5,690,
  including interest due August 4, 1999, secured by
  equipment with a depreciated cost of $230,277 on
  June 30, 1996 (unaudited) ..........................     243,648     200,011      177,800
Less current installments ............................      43,637      45,846       48,786
                                                        ----------- ----------  ------------
Long-term debt, excluding current installments  ......    $700,011     154,165      129,014
                                                        ===========  ==========   ============

   The 12 percent unsecured convertible promissory note was converted into 100,000 shares of Series A preferred stock during 1995 and subsequently converted to common stock in June 1996 (unaudited) (note 7).

   The aggregate maturities of long-term debt for each of the four years subsequent to June 30, 1996, are as follows:

 YEAR ENDING
DECEMBER 31,       AMOUNT
- --------------- ----------
1996 ..........   $ 23,635
1997 ..........     51,916
1998 ..........     58,791
1999 ..........     43,458
                 ----------
                  $177,800
                 ==========

(6) INCOME TAXES

   For the period from November 13, 1990 (inception) to June 30, 1996, the operations of the Company generated net operating losses of approximately $3,577,015 (unaudited) for financial reporting purposes. Because the Company is in the development stage, all costs through 1995 have been capitalized for tax purposes. The only loss reported for tax has been a $14,280 capital loss on the sale of real property in 1992. This capital loss may be carried forward by the Company for up to five years and will expire at the end of 1997. Capital losses carried forward may only be used to offset future capital gains. The gross amount of the deferred tax asset as of June 30, 1996 was approximately $1,288,000 (unaudited), which consists primarily of capital loss carryforwards, start-up costs, and research and experimental costs capitalized for tax purposes. Since realization of these tax benefits are not assured, a valuation allowance has been recorded against the entire deferred tax asset balance. In addition, pursuant to the Tax Reform Act of 1986, if certain substantial changes in ownership should occur there would be an annual limitation on the amount of tax attribute carryforwards which can be utilized in the future.

(7) REDEEMABLE PREFERRED STOCK

  (A) SERIES A PREFERRED STOCK

   In April 1995, the Company issued 490,000 shares of 12 percent cumulative convertible redeemable preferred stock (the "Series A") as part of a second private placement at an offering price of $5 per share. The issuance raised $1,950,000 in cash and converted the $500,000 unsecured convertible promissory note (see note 5) into Series A shares.

   The Series A were convertible into common stock, one for one, at any time during the first 18 months following the issuance of the stock at the option of the stockholder. All then outstanding shares of Series A were to be redeemed no later than June 30, 1996. Dividends were payable at the time of conversion or redemption. The balance of the Series A plus accrued dividends was $2,573,863 at December 31, 1995.

   On April 27, 1996, the board of directors of the Company approved an offer to exchange all of the Series A plus the aggregate amount of dividends accrued through June 30, 1996 in the amount of $346,269 (unaudited) for 628,180 shares of common stock. In June 1996, 100% of the Series A shareholders accepted the Company's offer to exchange all of their preferred shares together with their dividends. In connection with this exchange the Company recognized an expense in the amount of $344,631 (unaudited).

  (B) FIRST SERIES PREFERRED STOCK

   In the fourth quarter of 1993, the Company issued 580,000 shares of 12 percent cumulative convertible redeemable preferred stock (the "First Series" ) in a private placement. The stock was convertible into common stock, one for one, at any time during the first 18 months following the issuance of the stock at the option of the stockholder. Dividends were payable at the time of conversion or redemption. The balance of the First Series preferred stock plus accrued dividends was $588,328 and $633,929 at December 31, 1993 and 1994 respectively.

   On May 30, 1995, the board of directors of the Company approved the redemption of all of the First Series preferred stock outstanding at the redemption price of $1 per share plus dividends accrued through June 30, 1995, subject to the preferred shareholders' prior right to convert such preferred stock into common stock of the Company. In June 1995, 100% of the First Series with cumulative dividends thereon was converted into common stock, on a one for one basis.

(8) STOCKHOLDERS' DEFICIT

  (A) CONVERTIBLE NOTE PAYABLE (UNAUDITED)


   In May 1996, the Company converted a $100,000 note payable into common stock at a price of $5 per share pursuant to an amendment to the note signed in January of 1996.

  (B) COMMON STOCK


   In November 1990, the Company issued 2,000,000 shares of common stock with a par value of $0.001 per share to the President of the Company for the President's assignment to the Company of all ongoing research and development and the rights to any related patents and patents pending, in addition to real estate and equipment with an aggregate fair value of $52,000 as part of the formation of the Company.


(9) COMMITMENTS


  (A) LEASES

   The Company leases operating facilities under fixed rent operating leases. The facilities had a 24 month lease expiring December 31, 1994 with a rent of $4,631 per month. The lease was renewed under cancelable terms in October 1994 for an additional two-year period at a monthly rent of $5,094. During 1994, the Company leased equipment under an operating lease which expired in September 1995.

   Total rent expense was as follows:

 FOR THE SIX MONTHS ENDED JUNE 30, 1996
(UNAUDITED) ......................................    $30,564
For the year ended December 31:
1995 .............................................    $61,128
1994 .............................................     55,572
1993 .............................................     39,740
1992 .............................................     24,835
From November 13 1990 (inception) to December 31,
  1991 ...........................................     14,540

  (B) DUE TO OFFICER

   In 1995, the Board of Directors of the Company declared an incentive bonus payable to the President, Pierre G. Mansur in the amount of $267,460. Payment of bonuses are subject to the determination by the Board of Directors that the Company is able to effectuate such payment without impeding the Company's operations or development. As a result, $88,110 has been paid and an amount of $179,350 has been accrued at December 31, 1995 and June 30, 1996 (unaudited).

  (C) SUPPLY AGREEMENT (unaudited)


   On May 7, 1996, the Company entered into an agreement (the "Supply Agreement" ) with a supplier (the "Supplier") pursuant to which the Supplier agreed to supply to the Company, at the Company's election, between 3,000 and 5,000 machine units per year at established prices and in accordance with a delivery schedule. The Company has agreed to pay $150,000 (the "Advance"), $50,000 of which has been advanced through June 30, 1996. The total Advance may be credited against future purchases under the Supply Agreement at the rate of $50 per unit.


   The Supply Agreement provides that the Company may unilaterally terminate the contract in whole or in part for cause or for convenience. In the event the Supply Agreement is terminated by the

Company for convenience, the Supplier will be entitled to reimbursement of the costs it has incurred through the date of termination and, if such termination occurs prior to the delivery of 3,000 units, the Supplier will be entitled to payment for units produced through the date of termination and retain any unapplied amount of the Advance.


(10) PRODUCT FINANCING AGREEMENT (unaudited)


   In May 1996, the Company entered into an agreement (the "Product Financing Agreement") with a leasing company which agrees to purchase machines produced by the Company and subsequently lease these machines to customers on 60 month terms. The Company will market the machines and provide the leasing company with credit information on potential customers which they may either accept or reject. The Product Financing Agreement states that the leasing company does not have recourse against the Company for customer failures to discharge their obligations to the leasing company unless the Company has breached and failed to cure certain warranties.

   Under the Product Financing Agreement, the Company has agreed to provide periodic service for the machines and replace solvent used in the machines. In addition, upon the leasing company's request, the Company agrees to assist the leasing company in remarketing any repossessed or surrendered equipment for a fee. At the end of each customer lease, the Company has the option to purchase the machine from the leasing company at its fair market value.

 NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, TO ANY
PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
- -----------------------------------------------------------------------------

                              TABLE OF CONTENTS

                                                 PAGE
                                              ---------
Prospectus Summary .........................       3
Risk Factors ...............................       7
Concurrent Offering ........................      13
Use of Proceeds of Concurrent Offering  ....      14
Dilution ...................................      15
Dividend Policy ............................
Capitalization .............................      16
Selected Financial Data ....................      17
Management's Discussion and
Analysis of Financial Condition
and Results of Operations ..................      18
Business ...................................      23
Management .................................      35
Executive Compensation .....................      37
Certain Transactions .......................      41
Principal and Selling Shareholders  ........      42
Description of Capital Stock ...............      42
Shares Eligible for Future Sale ............      44
Plan of Distribution .......................      45
Underwriting of the Concurrent Offering  ...      46
Legal Matters ..............................      47
Experts ....................................      47
Additional Information .....................      48
Index to Financial Statements ..............     F-1

- -----------------------------------------------------------------------------

 UNTIL , 1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                                 150,000 SHARES

                                  [MANSUR LOGO]

                                  COMMON STOCK
- -----------------------------------------------------------------------------


                                  PROSPECTUS
- -----------------------------------------------------------------------------


                                      , 1996

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The Registrant estimates that expenses in connection with the offering described in this registration statement, excluding the Underwriter's non-accountable expense allowance, will be as follows:


SECURITIES AND EXCHANGE COMMISSION REGISTRATION FEE ....................................  $   6,000
NASD filing fee ........................................................................      1,465
Printing and engraving expenses ........................................................     50,000
Accounting fees and expenses ...........................................................     35,000
Legal fees and expenses ................................................................    125,000
NASDAQ National market listing fees ....................................................      6,500
Fees and expenses (including legal fees) for qualifications under state securities laws      30,000
Registrar and Transfer Agent's fees and expenses .......................................      5,000
Miscellaneous ..........................................................................     15,535
                                                                                          ----------
Total ..................................................................................   $274,500
                                                                                          ==========


   All amounts except the Securities and Exchange Commission registration fee and the NASD filing fee are estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Articles of Incorporation provide that the Registrant shall indemnify and may insure its officers and directors to the fullest extent not prohibited by law. The Registrant has also entered into an agreement (the form of which is filed as Exhibit 10.3 hereto) with each of its directors and executive officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law. In general, Florida law permits a Florida corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation's request in such capacities for another enterprise, against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

   Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, the Underwriter has agreed to indemnify the directors, officers and controlling persons of the Registrant against certain civil liabilities that may be incurred in connection with the offering, including certain liabilities under the Securities Act of 1933, as amended.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

   Set forth below are the dates, number of shares and purchase prices per share of all shares of capital stock sold by the Company during the past three years:

ISSUANCE OF FIRST SERIES PREFERRED STOCK


 DATE             NUMBER OF SHARES    PRICE
- --------------- ----------------- --------
October 1993  .      245,000(1)        $1
November 1993        115,000(2)        $1
December 1993         20,000(3)        $1


- ---------------
(1) Such figure represents shares issued to a group of accredited investors comprised of Weymouth Investments, Mark J. Bryn, Timothy P. Gilbert, Nicholas Milazzo, John R. Tormondsen, Ronald J. Marks and Jack Milazzo.

(2) Such figure represents shares issued to a group of accredited investors comprised of Crestwell Corporation and George V. Hindy.

(3) Such figure represents shares issued to a group of accredited investors comprised of Robert M. & Angela M. Downey and Richard T. & John T. Downey.

EXCHANGE OF PROMISSORY NOTES FOR COMMON STOCK


 DATE              NUMBER OF SHARES    PRICE
- ---------------- ----------------- --------
December 1993  .      200,000(1)        $1
May 1996 .......       20,000(2)        $5


- -----------------------------------------------------------------------------

(1) Such figure represents 100,000 shares of the Company's Common Stock issued in exchange for a $100,000 Promissory Note issued in favor of Frank Sanci; and 100,000 shares of the Company's Common Stock issued in exchange for $100,000 of a $200,000 Promissory Note issued in favor of Philip Salvatore.

(2) Such figure represents 20,000 shares of the Company's Common Stock issued in exchange for the remaining $100,000 principal amount of a $200,000 Promissory Note issued in favor of Philip Salvatore.

ISSUANCE OF SERIES A PREFERRED STOCK


 DATE            NUMBER OF SHARES    PRICE
- -------------- ----------------- --------
APRIL 1995  ..      390,000(1)        $5


- -----------------------------------------------------------------------------

(1) Such figure represents shares issued to a group of accredited investors comprised of Landmark Services, Mark J. Bryn, First Malro, Timothy P. Gilbert, Nicholas Milazzo, John R. Tormondsen, Ronald J. Marks, Jack Milazzo, George V. Hindy, Joseph E. Jack, C. Steven Duncker, Antonin & Adele Tutter, Said H. Mouawad, Artur Sella, Patrick Buhse, Maria G. Jackson, Stanley Krueger, Paul H. Davis, Julian & Sydonia Nacron, Gerald Michelak, James J. & Paul E. Downey, Vincent Pacella, Peter H. Burger, Derek Lee, Peter L. Polito, Jonathan Savitz, Caballo Grande Investments, Howard J. Gilbert and William S. Gilbert.

EXCHANGE OF PROMISSORY NOTES FOR SERIES A PREFERRED STOCK


 DATE            NUMBER OF SHARES    PRICE
- -------------- ----------------- --------
APRIL 1995  ..      100,000(1)        $5

- -----------------------------------------------------------------------------

(1) Such figure represents 100,000 shares of Series A Preferred Stock issued in exchange for a $500,000 12% Secured Convertible Promissory Note, dated as of November 1994, issued in favor of Imperial Trust.

CONVERSION OF FIRST SERIES PREFERRED STOCK INTO COMMON STOCK

 DATE            NUMBER OF SHARES    PRICE
- -------------- ----------------- --------
APRIL 1995  ..       456,729          $1

- -----------------------------------------------------------------------------

(1) Such figure includes (i) 380,000 shares of Common Stock issued upon conversion of 380,000 shares of First Series Preferred Stock and (ii) 76,729 shares of Common Stock issued in satisfaction of dividends with respect to the First Series Preferred Stock, which accrued at a rate of 12 percent from the date of issuance until the date of conversion.

ISSUANCE OF COMMON STOCK


 DATE             NUMBER OF SHARES    PRICE
- --------------- ----------------- --------
June 1995 .....        6,400(1)       $   5
December 1995         10,000(2)       $   1
April 1996 ....       30,000(3)       $3.50


- -----------------------------------------------------------------------------

(1) Such figure represents shares of the Company's Common Stock issued to William R. Burdette and Edward A. Calt, as Placement Agents in connection with the Series A Preferred Stock offering.

(2) Such figure represents shares of the Company's Common Stock issued to Environmental Technologies BVI Limited for cancellation of any and all rights of that certain Consulting Agreement, dated as of November 10, 1994.

(3) Such figure represents share of the Company's Common Stock issued to Elias F. Mansur, Jan Hedberg and Joseph E. Jack, non-employee directors of the Company, for previously rendered consulting services.

EXCHANGE OF SERIES A PREFERRED STOCK FOR COMMON STOCK


 DATE           NUMBER OF SHARES    PRICE
- ------------- ----------------- --------
JUNE 1996  ..       628,180          $5
- -----------------------------------------------------------------------------


(1) Such figure includes (i) 490,000 shares of Common Stock issued upon exchange of 490,000 shares of Series A Preferred Stock; (ii) 69,254 shares of Common Stock issued in satisfaction of dividends with respect to the Series A Preferred Stock, which accrued at a rate of 12 percent from the date of issuance, through the maturity date of June 30, 1996; and (iii) 68,926 shares of Common Stock issued as an exchange expense to induce all of the holders of the Series A Preferred Stock to exchange the Series A Preferred Stock into shares of Common Stock as of June 30, 1996.


ISSUANCE OF SHORT-TERM NOTES

 DATE           NUMBER OF SHARES    PRICE
- ------------- ----------------- --------
SEPTEMBER 1996      *(1)             *(1)
- -----------------------------------------------------------------------------
(1) As of September 9, 1996, the Company issued $500,000 in principal amount of Short Term Notes, bearing interest at the rate of 4% through September 1996 and 12% thereafter. The Short Term Notes are due and payable on September 4, 1997, or, if earlier, upon the consummation and out of the proceeds of this offering.


The aforementioned issuances and sales were made in reliance upon the exemption from the registration provisions of the 1933 Act afforded by Sections 4(2) and/or 4(6) thereof and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The Purchasers of the securities described above acquired them for their own account and not with a view to any distribution thereof to the public. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or transferred other than pursuant to an effective registration statement under the 1933 Act, or an exemption from such registration requirements. The Company will place stop transfer instructions with its transfer agent with respect to all such securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits:

   EXHIBIT                                              DESCRIPTION
- ------------------------------------------------------------------------------------------------------------
     1.1     Proposed form of Underwriting Agreement between the Registrant and First Allied Securities Inc. (the
             "Underwriter")(1)
     3.1     Restated Articles of Incorporation of Registrant(1)
     3.2     Bylaws of Registrant(1)
     4.1     Certificate for Shares of Common Stock, par value $.001*
     4.3     Proposed form of Representatives' Warrant Agreement between the Registrant and the Underwriter with form of warrant attached(1)
     5.1     Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. as to the validity of the Common
             Stock being registered*
    10.1     Registrant's Executive Incentive Plan(1)
    10.2     Master Lease and Distribution Agreement, effective August 1, 1996, among the Registrant, The Valvoline
             Company and First Recovery(1)
    10.3     Form of Indemnification Agreement between the Registrant and each of its directors and executive officers(1)
    10.4     Employment Agreement between Pierre G. Mansur and the Registrant dated September 1, 1995(1)
    10.5     Employment Agreement between Paul I. Mansur and the Registrant dated September 1, 1995(1)
    10.6     Employment Agreement between the Company and Charles W. Profilet, dated as of November 27, 1995(1)
    10.7     Vendor Lease Plan Agreement between the Registrant and Oakmont Financial Services, dated as of May
             28, 1996(1)
    10.8     A Manufacture Agreement between the Registrant and EMJAC Industries, Inc., dated as of May 7, 1996(1)
    10.9     Lease Agreement, dated October 29, 1994, between Registrant and Marvin L. Duncan(1)
    10.10    Security Agreement between the Registrant and The CIT Group/ Equipment Financing, Inc. for one (1)
             TRUMPF TC 200 CNC Punching Machine, Serial No. 070080 with tooling package, dated as of October 25,
             1995(1)
    10.11    Term Life Insurance Policy for Pierce G. Mansur with the Equitable Life Assurance Society of the
             United States, dated as of November 9, 1994(1)

                                II-3

   EXHIBIT                                              DESCRIPTION
- ------------------------------------------------------------------------------------------------------------
    10.12    Term Life Insurance Policy for Paul I. Mansur with the Equitable Life Assurance Society of the United
             States, dated as of May 24, 1996(1)
    10.13    United States Patent No. 5,277,208 for Multi-Process Power Spray Washer Apparatus dated January 11,
             1994(1)
    10.14    United States Patent No. 5,349,974 for SystemOne(Trademark) Washer dated September 27, 1994(1)
    10.15    United States Patent Application No. 08/394,290 for Improved SystemOne(Trademark) Washer allowed
             April 2, 1996(1)
    10.16    United States Patent No. 5,388,601 for Spray Gun Washer dated February 14, 1995(1)
    10.17    United States Patent No. 5,518,013 for Immersion Washer dated May 21, 1996(1)
    10.18    United States Patent Applications No. 08/364,785 for apparatus for disposal of refuse by thermal oxidation allowed June 26, 1996(1)
    10.19    Short Term Note, dated as of September 9, 1996, between Maria G. Jackson and the Registrant in the principal amount of $100,000
    10.20    Short Term Note, dated as of September 9, 1996, between First Malro and the Registrant in the principal amount of $250,000
    10.21    Short Term Note, dated as of September 9, 1996, between Paul L. Samy, Johanna M. Samy, Lysiane M. Samy,
             Claudia J. Samy, Marlon E. Samy and the Registrant in the principal amount of $50,000
    10.22    Short Term Note, dated as of September 9, 1996, between Crestwell
             Corporation and the Registrant in the principal amount of $100,000
    10.23    Employment Agreement, dated as of July 31, 1996, between Richard P. Smith and the Registrant
    10.24    Lease, dated as of September 1, 1996 between Y.F.G., Inc. and the Registrant*
    10.25    Lease, dated as of September 15, 1996 between Business Enterprise of Pinellas Limited and the Registrant
    23.1     Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. (to be included in its opinion to be filed as Exhibit 5.1)*
    23.2     Consent of KPMG Peat Marwick LLP
    24.1     Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained herein.
    27.1     Financial Data Schedule(1)


- -----------------------------------------------------------------------------


 *  To be filed by amendment

(1) Previously filed.

ITEM 17. UNDERTAKINGS


   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 18, 1996.


                                               MANSUR INDUSTRIES INC.
                                               By: /s/ Paul I. Mansur
                                                   ------------------
                                                       Paul I. Mansur
                                                       Chief Executive Officer


   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Pierre G. Mansur and Paul I. Mansur, respectively, his true and lawful attorney-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.



   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to this registration statement has been signed by the following persons in the capacities and on the date indicated.



        SIGNATURES                          TITLE                           DATE
- --------------------------------------------------------------------------------------

/s/ Pierre G. Mansur      Chairman of the Board and President       September 18, 1996
- -------------------------
Pierre G. Mansur

/s/ Paul I. Mansur        Director and Chief Executive Officer      September 18, 1996
- -------------------------  (Principal Executive Officer)
Paul I. Mansur

/s/ Richard P. Smith      Vice President of Finance                 September 18, 1996
- -------------------------  and Chief Financial Officer
Richard P. Smith           (Principal Financial and
                           Accounting Officer)

/s/ Elias F. Mansur*      Director                                  September 18, 1996
- -------------------------
Elias F. Mansur

/s/ Dr. Jan Hedberg*      Director                                  September 18, 1996
- -------------------------
Dr. Jan Jedberg

/s/ Joseph E. Jack*       Director                                  September 18, 1996
- -------------------------
Joseph E. Jack


- -----------------------------------------------------------------------------


 *BY: /S/ PAUL I. MANSUR
      -------------------
          Paul I. Mansur
          Attorney-in-fact

                                II-6